SCHEDULE 14C
                                 (Rule 14c-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION

        Information Statement Pursuant to Section 14(c) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Check the appropriate box:
[X]  Preliminary information statement    [ ]  Confidential, for use of the
                                               Commission only (as permitted by
                                               Rule 14c-5(d) (2))
[ ]  Definitive information statement

                                 RAZORFISH, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

     Payment of filing Fee (Check the appropriate box):

     [ ]  No fee required.

     [X]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
                  Class A and Class B Common Stock, par value $0.01 per share
--------------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:
                  [--------]*
--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                  $1.70
--------------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:
                  [---------]
--------------------------------------------------------------------------------

     (5)  Total fee paid:

                  [---------]**
--------------------------------------------------------------------------------

     [ ]  Fee paid previously with preliminary materials.

     [X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
                  $1,893
--------------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:
                  Schedule TO-T, as amended
--------------------------------------------------------------------------------

     (3)  Filing Party:
                  SBI Holdings Inc., SBI and Company, SBI Purchase Corp.
--------------------------------------------------------------------------------

     (4)  Date Filed:

                  December 6, 2002 (as amended on December 20, 2002, January 7, 2003 and January 15, 2003)
--------------------------------------------------------------------------------

* As of January 22, 2003, there were approximately [-------------] shares of Class A common stock and 50 shares of Class B common stock outstanding and owned by Razorfish stockholders other than SBI Holdings Inc., SBI and Company or SBI Purchase Corp. In the merger described in the accompanying Information Statement, each share of common stock not held by SBI Holdings Inc., SBI and Company or SBI Purchase Corp. will (subject to appraisal rights) be converted into the right to receive $1.70 in cash.

** Such fee is offset in its entirety by the amount previously paid in connection with the tender offer.

EXPLANATORY NOTE: THE DISTRIBUTION OF THIS INFORMATION STATEMENT AND COMPLETION OF THE MERGER ARE CONTINGENT UPON THE SUCCESSFUL COMPLETION OF THE TENDER OFFER OR WAIVER OF THIS CONDITION. THIS PRELIMINARY INFORMATION STATEMENT WILL BE AMENDED TO REFLECT EITHER CONTINGENCY.

                                     [Logo]

RAZORFISH, INC.
11 Beach Street
New York, New York 10013

                    NOTICE OF ACTION TAKEN BY WRITTEN CONSENT
                    OF THE STOCKHOLDERS IN LIEU OF A MEETING
                               on January 28, 2003

     To the Stockholders of RAZORFISH, INC.:

     NOTICE IS HEREBY GIVEN of action taken by written consent of the stockholders in lieu of a meeting of Razorfish, Inc., a Delaware corporation (the "Company" or "Razorfish"), for the following purpose:

     1. TO ADOPT THE ACQUISITION AGREEMENT AND AGREEMENT AND PLAN OF MERGER. To consent to a proposal to approve and adopt the Acquisition Agreement and Agreement and Plan of Merger, dated as of November 21, 2002, and amended on January 6, 2003 and January 14, 2003 (the "Merger Agreement"), by and among Razorfish, SBI and Company ("SBI") and SBI Purchase Corp. (the "Purchaser"), a wholly owned subsidiary of SBI, providing for, among other things, the merger of the Purchaser with and into Razorfish. Following the merger, Razorfish will continue as the surviving corporation and will be a wholly owned subsidiary of SBI.

     After careful consideration, our Board of Directors has unanimously approved the Merger Agreement.

     The merger will constitute the second and final step of the acquisition of Razorfish by SBI. The first step was a tender offer commenced by the Purchaser on December 6, 2002 for all of the outstanding shares of Class A common stock, par value $0.01 per share, and Class B common stock, par value $0.01 per share, (collectively, the "Shares") of Razorfish at a purchase price of $1.70 cash per Share. Pursuant to the offer, which expired on January 22, 2003, the Purchaser purchased [------] shares of Class A common stock (representing approximately [---]% of the Shares outstanding on such date).

     Upon completion of the merger, all Shares (other than Shares owned by Razorfish, SBI, and the Purchaser or any of their respective subsidiaries and Shares for which appraisal rights have been properly exercised) will be converted into the right to received $1.70 per Share in cash without interest and less any amounts required to be withheld and paid to governmental entities.

     The Board of Directors has fixed the close of business on January 27, 2003 as the record date for determining those stockholders who are entitled to notice of and consent to the Merger Agreement. As of the record date, SBI and its affiliates own an aggregate of [---------] shares of Class A common stock, representing approximately [--]% of all Shares outstanding on that date. The approval of the holders of a majority of all outstanding Shares is sufficient to consent to the approval and adoption of the Merger Agreement and the merger. Therefore, SBI can cause the merger to occur without the consent of any other stockholder. Pursuant to the Merger Agreement, SBI is obligated to approve and adopt the Merger Agreement. Pursuant to the General Corporation Law of the State of Delaware and Razorfish's certificate of incorporation, SBI, as owner of more than 50% of the outstanding Shares of Razorfish stock, approved the Merger Agreement by written consent on January 28, 2003. Therefore, no action on the part of any other stockholder is necessary to approve the adoption of the Merger Agreement or to consummate the merger. It is expected that the merger will be consummated on or about February 18, 2003.

     Under Delaware law, holders of Shares who have not consented to adopt the Merger Agreement and who otherwise strictly comply with the applicable requirements of Section 262 of the General Corporation Law of the

State of Delaware may dissent from the merger and demand payment in cash from Razorfish of the fair value of their Shares. This Information Statement constitutes notice of appraisal rights to holders of Shares pursuant to the General Corporation Law of the State of Delaware. Holders of Shares who wish to assert appraisal rights, if available, should comply with the procedures set forth in Section 262 of the General Corporation Law of the State of Delaware (a copy of which is attached as Annex B to this Information Statement). This Information Statement also constitutes notice under Section 228(d)(2)(e) of the General Corporation Law of the State of Delaware. Please read the attached Information Statement carefully. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     Please do not send in your Share certificates at this time. If the merger is consummated, you will be sent a letter of transmittal for that purpose as soon as reasonably practicable thereafter.


                                        By Order of the Board of Directors

                                        /s/ JEAN-PHILIPPE MAHEU
                                        Jean-Philippe Maheu
                                        Chief Executive Officer

     New York, New York
     January 28, 2003


     To be Mailed to stockholders on or about January 29, 2003

                                 RAZORFISH, INC.
                                 11 Beach Street
                            New York, New York 10013


                              INFORMATION STATEMENT

                    NOTICE OF ACTION TAKEN BY WRITTEN CONSENT
                  OF THE STOCKHOLDERS IN LIEU OF A MEETING AND
                           NOTICE OF APPRAISAL RIGHTS

             WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
                             NOT TO SEND US A PROXY


This Information Statement is being furnished to the holders of Class A common stock, par value $0.01 per share, and Class B common stock, par value $0.01 per share, (collectively, the "Shares") of Razorfish, Inc., a Delaware corporation ("Razorfish"), in connection with the action taken by written consent of the stockholders in lieu of a meeting, for the following purpose:

     1. To consent to a proposal to approve and adopt the Acquisition Agreement and Agreement and Plan of Merger, dated as of November 21, 2002, and amended on January 6, 2003 and January 14, 2003 (the "Merger Agreement"), by and among Razorfish, SBI and Company ("SBI") and SBI Purchase Corp. (the "Purchaser"), a wholly owned subsidiary of SBI, providing for, among other things, the merger of the Purchaser with and into Razorfish. Following the merger, Razorfish will continue as the surviving corporation and will be a wholly owned subsidiary of SBI.

     The merger is the second step of SBI's two-part acquisition of Razorfish. The first step was a tender offer commenced by the Purchaser on December 6, 2002 for all of the outstanding Shares of Razorfish at a purchase price of $1.70 cash per Share. Pursuant to the offer, which expired on January 22, 2003, the Purchaser purchased [----------] shares of Class A common stock (representing approximately [--]% of the Shares outstanding on such date).

     The Board of Directors has fixed the close of business on January 27, 2003 as the record date for determining those stockholders who are entitled to notice of and consent to the Merger Agreement. As of the record date, SBI and its affiliates own an aggregate of [---------] shares of Class A common stock, representing approximately [--]% of all Shares outstanding on that date. The approval of the holders of a majority of all outstanding Shares is sufficient to consent to the approval and adoption of the Merger Agreement and the merger. Therefore, SBI can cause the merger to occur without the consent of any other stockholder. Pursuant to the Merger Agreement, SBI is obligated to approve and adopt the Merger Agreement. Pursuant to the General Corporation Law of the State of Delaware and Razorfish's certificate of incorporation, SBI, as owner of more than 50% of the outstanding Shares of Razorfish stock, approved the Merger Agreement by written consent on January 28, 2003. Therefore, no action on the part of any other stockholder is necessary to approve the adoption of the Merger Agreement or to consummate the merger.

     Razorfish currently anticipates that the merger will be consummated on February 18, 2003 or as promptly as practicable thereafter. The effective time of the merger will be the date and time of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, which is expected to occur on or about February 18, 2003, and in no event earlier than 20 calendar days after the mailing of this Information Statement to Razorfish's stockholders.

     Under Delaware law, holders of Shares who have not consented to adopt the Merger Agreement and who otherwise strictly comply with the applicable requirements of Section 262 of the General Corporation Law of the State of Delaware may dissent from the merger and demand payment in cash from Razorfish of the fair value of their Shares. This Information Statement constitutes notice of appraisal rights to holders of Shares pursuant to the General Corporation Law of the State of Delaware. Holders of Shares who wish to assert appraisal rights, if available, should comply with the procedures set forth in Section 262 of the General Corporation Law of the State of Delaware (a copy of which is attached as Annex B to this Information Statement). This Information Statement also constitutes notice under Section 228(d)(2)(e) of the General Corporation Law of the State of Delaware. Please read the attached Information Statement carefully. WE ARE NOT ASKING FOR YOUR PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. Please do not send any certificates for your stock at this time. Please read this Information Statement carefully.

     This Information Statement is dated January 28, 2003, and was first mailed to stockholders on or about January 29, 2003.

                                TABLE OF CONTENTS


                                                                            PAGE

Summary Term Sheet......................................................     4
Action Taken By Written Consent in Lieu of a Meeting....................     7
     Time, place, date..................................................     7
     Purpose of the Action..............................................     7
     Record date; Outstanding shares entitled to vote...................     7
     Consent required...................................................     7
     Surrender of certificates and payment procedures...................     7
The Merger..............................................................     9
     Background of the offer and the merger.............................     9
     Recommendation and reasons of Razorfish's board....................     12
     Opinion of financial advisor to Razorfish's board..................     14
     Purpose and structure of the merger; Reasons of SBI for the merger.     19
     Merger Agreement...................................................     19
     Delisting of Razorfish shares following the merger.................     24
     Regulatory approvals...............................................     24
     Financing of the merger............................................     24
Interests of Certain Persons in the Merger..............................     25
Certain United States Federal Income Tax Consequences...................     27
Appraisal Rights........................................................     28
Certain Information Concerning Razorfish and the Shares.................     30
Certain Information Concerning SBI and Purchaser........................     31
Security Ownership of Certain Beneficial Owners and Management..........     32
Delivery of Documents to Multiple Stockholders Sharing and Address......     33
Forward-Looking Statements and Information..............................     33
Where You Can Find More Information.....................................     33
Other Matters...........................................................     34
Annex A--Opinion of Gerard Klauer Mattison & Co., Inc., dated November 21,   A-1
2002....................................................................
Annex B--Section 262 of the General Corporation Law of the  State of         B-1
Delaware Relating to Appraisal Rights...................................
Annex C  -- The Merger Agreement........................................     C-1

THIS INFORMATION STATEMENT IS PRELIMINARY AND SUBJECT TO THE SUCCESSFUL COMPLETION OF THE TENDER OFFER AND UPON THERE BEING VALIDLY TENDERED AND NOT WITHDRAWN A MINIMUM NUMBER OF SHARES WHICH, TOGETHER WITH SHARES ALREADY OWNED BY SBI, THE PURCHASER OR ANY OF THEIR RESPECTIVE SUBSIDIARIES, CONSTITUTES AT LEAST A MAJORITY OF THE OUTSTANDING SHARES OF RAZORFISH. THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT WILL BE REVISED TO REFLECT EITHER THE SUCCESSFUL COMPLETION OF THE TENDER OFFER OR WAIVER OF THIS CONDITION.

                               SUMMARY TERM SHEET

     The merger of the Purchaser, a wholly owned subsidiary of SBI with and into Razorfish will constitute the second and final step of the acquisition of Razorfish by SBI. The first step was a tender offer commenced by SBI through the Purchaser on December 6, 2002, for all of the outstanding Shares of Razorfish for $1.70 per Share in cash without interest and less any amounts required to be withheld and paid to government entities. Pursuant to the offer, which expired on January 22, 2003, the Purchaser purchased [----------] shares of Class A common stock representing approximately [--]% of the Shares outstanding on the record date. The following are some questions you, as a stockholder of Razorfish, may have and the answers to those questions. We urge you to carefully read the remainder of this Information Statement because the information provided in this summary is not complete and additional important information is contained in the remainder of this Information Statement. Stockholders are urged to read this Information Statement and the annexes in their entirety.

WILL THERE BE A  SPECIAL MEETING OF STOCKHOLDERS?

     No. Pursuant to the General Corporation Law of the State of Delaware and Razorfish's certificate of incorporation, the affirmative vote of a majority of the votes entitled to be cast by the holders of all outstanding Shares as of the record date is required to approve and adopt the Merger Agreement. As of the record date, SBI and its affiliates own an aggregate of [---------] shares of Class A common stock, representing approximately [--]% of all Shares outstanding on that date. SBI, as owner of more than 50% of the outstanding Shares of Razorfish stock, approved the Merger Agreement by written consent on January 28, 2003. Consequently, no meeting of Razorfish stockholders is necessary or required to approve the Merger Agreement and none will be held. ACCORDINGLY NO ACTION ON THE PART OF ANY RAZORFISH STOCKHOLDER IS NECESSARY TO AUTHORIZE OR CONSUMMATE THE MERGER AGREEMENT. WE ARE NOT ASKING FOR YOUR PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

WHO ARE THE PARTIES TO THE TRANSACTION?

     SBI is a Utah corporation and a wholly-owned subsidiary of SBI Holdings Inc. SBI is privately-held and does not have any publicly-traded securities. SBI's principal offices are located at 2825 East Cottonwood Parkway, Suite 480, Salt Lake City, Utah 84121. The business telephone number is (801) 733-3200. SBI is an industry-focused, business-driven professional services firm. SBI serves clients across their entire value chain to deliver measurable business value by leveraging technology and user-centric design. See "Certain Information Concerning SBI and Purchaser."

     Purchaser, a wholly-owned subsidiary of SBI, is a Delaware corporation that was recently formed for the specific purpose of making the tender offer and completing the merger. It has not carried on any activities other than those incident to its formation, the execution and delivery of the Merger Agreement and the commencement of, and purchase of Shares pursuant to the offer. Its principal offices are located at 2825 East Cottonwood Parkway, Suite 480, Salt Lake City, Utah 84121, and its business telephone number is (801) 733-3200. See "Certain Information Concerning SBI and Purchaser."

     Razorfish is a Delaware corporation with its principal offices located at 11 Beach Street, New York, New York 10013, and its business telephone number is
(212) 966-5960. Founded in 1995, Razorfish is an IT consulting firm that designs and builds web applications for e-commerce, customer and partner relationship management, employee self-service, and enterprise measurement. Razorfish is headquartered in New York and has offices in Boston, Los Angeles, San Francisco, and Silicon Valley. See "Certain Information Concerning Razorfish and the Shares."

WHAT WILL I RECEIVE IN EXCHANGE FOR MY SHARES OF Razorfish?

     Upon consummation of the merger, all Shares (other than Shares owned by SBI or any of its affiliates, Shares held by Razorfish as treasury stock, or Shares held by any stockholders of Razorfish who have properly exercised appraisal rights) will be converted into the right to receive $1.70 cash per Share , without interest thereon, and subject to any amounts required to be withheld and paid to governmental agencies. See "The Merger--Merger Agreement."

IS THERE AN AGREEMENT GOVERNING THE MERGER?

     Yes. SBI, the Purchaser and Razorfish entered into the Merger Agreement. The Merger Agreement provides, among other things, for the terms and conditions of the offer and the merger of the Purchaser into Razorfish following the offer. A copy of the Merger Agreement is included as Annex C hereto. See "The Merger--Purpose and structure of the merger; Reasons of SBI for the merger."

WHAT DOES RAZORFISH'S BOARD OF DIRECTORS THINK OF THE MERGER?

     Razorfish's board recommends that its stockholders approve and adopt the Merger Agreement and the merger. See "The Merger--Recommendation and reasons of Razorfish's board."

     In reaching its decision to approve and adopt the Merger Agreement and to recommend that Razorfish's stockholders approve and adopt the Merger Agreement, Razorfish's board considered a number of factors. See "The
Merger--Recommendation and reasons of Razorfish's board."

DID RAZORFISH'S BOARD RECEIVE AN OPINION FROM ITS FINANCIAL ADVISOR?

     Yes. Gerard Klauer Mattison & Co., Inc., Razorfish's financial advisor, delivered to Razorfish's board its written opinion dated as of November 21, 2002, that, as of the date of such opinion, the cash consideration to be received by the holders of Razorfish's Shares in the offer and the merger is fair from a financial point of view to Razorfish stockholders (other than SBI and its affiliates). A copy of the full text of the written opinion of Gerard Klauer Mattison, which sets forth, among other things, the opinion expressed, assumptions made, procedures followed, matters considered, and limitations of review undertaken in connection with the opinion, is attached to this Information Statement as Annex A and should be read in its entirety. See "The Merger--Opinion of financial advisor to Razorfish's board" and Annex A.

WHEN DO THE COMPANIES EXPECT TO COMPLETE THE MERGER?

     SBI expects to complete the merger on February 18, 2003, or as promptly as practicable thereafter. The merger will become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware. See "The Merger."

CAN THE MERGER AGREEMENT BE TERMINATED?

     The Merger Agreement may be terminated by either SBI or Razorfish under certain circumstances. See "The Merger--Merger Agreement."

IS SBI'S FINANCIAL CONDITION RELEVANT?

     We do not believe SBI's financial condition is relevant because the form of payment consists solely of cash and SBI has advised us that it has obtained the funding necessary to complete the acquisition of all Shares.

WHAT WILL HAPPEN TO RAZORFISH AFTER THE MERGER IS CONSUMMATED?

     After consummation of the merger, Razorfish will be a wholly-owned subsidiary of SBI and the former holders of Razorfish Shares will no longer possess any interest in Razorfish. Promptly upon consummation of the merger, Razorfish will delist its securities from the Nasdaq SmallCap System and terminate the registration of the shares of Class A common stock under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). See "The Merger--Delisting of Razorfish shares following the merger."

DO ANY EXISTING OR FORMER MEMBERS OF RAZORFISH'S MANAGEMENT OR BOARD OF DIRECTORS HAVE INTERESTS IN THE MERGER OTHER THAN AS STOCKHOLDERS OF RAZORFISH?

     Yes. Certain existing and former members of Razorfish's management and board (as well as other employees of Razorfish) have interests in the merger other than as stockholders relating to, among other things, (i) acceleration of the vesting of previously granted options under the terms of Razorfish's stock option plans, (ii) the exchange of these previously granted options for a cash payment equal to the difference between the option exercise price and $1.70 per Share and (ii) the terms of pre-existing employment agreements between Razorfish and certain members of management providing for cash payments and other benefits upon termination of employment. See "Interests of Certain Persons in the Merger."

SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

     No. A letter of transmittal for use in surrendering Share certificates and obtaining payment for surrendered Razorfish Shares will be mailed to stockholders promptly following the effective time of the merger. See "The Merger." CERTIFICATES REPRESENTING Razorfish SHARES SHOULD NOT BE SENT IN UNTIL YOU RECEIVE THE LETTER OF TRANSMITTAL AND ACCOMPANYING INSTRUCTIONS, AND THEN SHOULD BE SURRENDERED ONLY IN ACCORDANCE WITH SUCH INSTRUCTIONS.

WILL I HAVE TO PAY TAXES ON THE CONSIDERATION I RECEIVE FOR MY SHARES IN THE MERGER?

     The receipt of cash by a Razorfish stockholder pursuant to the merger will be a taxable transaction for United States federal income tax purposes and may also be taxable under applicable state, local and foreign tax laws. If the consideration you receive in the Merger exceeds your tax basis in your stock, the excess will be taxable to you. See "Certain United States Federal Income Tax Consequences." ALL STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS.

ARE ANY REGULATORY APPROVALS REQUIRED?

     Razorfish and SBI believe that there are no material regulatory or governmental approvals required in order for the merger to be consummated (other than the filing of the Certificate of Merger with the Secretary of State of the State of Delaware). See "The Merger--Regulatory approvals."

CAN I EXERCISE APPRAISAL RIGHTS?

     Stockholders of Razorfish are entitled to appraisal rights under Section 262 of the General Corporation Law of the State of Delaware as to Shares owned by them. A summary description of Section 262 is set forth in "Appraisal Rights" and Section 262 is reprinted in its entirety as Annex B to this Information Statement. All references in "Appraisal Rights" and Section 262 to a "stockholder" are to the record holder of the Shares as to which appraisal rights are asserted. A person having a beneficial interest in Shares that are held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps set forth in Section 262 properly and in a timely manner to perfect whatever appraisal rights the beneficial owner may have.

     For more information regarding appraisal rights, see Annex B. Annex B should be reviewed carefully by any stockholder who wishes to exercise statutory appraisal rights or who wishes to preserve the right to do so, because failure to comply strictly with the procedures set forth in Annex B may result in the loss of appraisal rights.

TO WHOM MAY I SPEAK IF I HAVE ADDITIONAL QUESTIONS?

     If you have more questions about the merger after reading this Information Statement, you should contact [Georgeson Shareholder Communications, Inc.] at [(866) 295-4326]. See also, "Where You Can Find More Information."

              ACTION TAKEN BY WRITTEN CONSENT IN LIEU OF A MEETING

TIME, PLACE, DATE

     This Information Statement is being furnished to the holders of outstanding Shares of Razorfish in connection with the action taken by written consent of the stockholders of in lieu of a meeting on January 28, 2003.

PURPOSE OF THE ACTION TAKEN BY WRITTEN CONSENT

     In the action taken by written consent, certain stockholders of Razorfish consented to a proposal to approve and adopt the Merger Agreement among Razorfish, SBI and the Purchaser, pursuant to which the Purchaser will be merged with and into Razorfish with Razorfish as the surviving corporation at and after the effective time of the merger. The Merger Agreement is attached as Annex C to this Information Statement.

RECORD DATE; OUTSTANDING SHARES ENTITLED TO VOTE

     The record date for the action taken by written consent was fixed as the close of business on January 27, 2003. Only holders of record of Shares on the record date were entitled to consent to the action. Holders of Shares on the record date were entitled to one vote for each Share held.

     On the record date, there were [---------] Shares outstanding. The outstanding Shares were held of record by approximately [---] registered holders.

CONSENT REQUIRED

     Pursuant to Delaware law, the Merger Agreement must be approved and adopted by the affirmative vote of the holders of a majority of the total number of outstanding Shares entitled to vote. Pursuant to the Merger Agreement, SBI and its affiliates are required to approve and adopt the Merger Agreement as stockholders. As of the record date, SBI and its affiliates beneficially own [------] shares of Class A common stock (approximately [--]% of all outstanding Shares). Because the approval of the holders of a majority of all outstanding Shares is sufficient to approve and adopt the Merger Agreement, SBI, as owner of more than 50% of the outstanding Shares of Razorfish stock, approved the Merger Agreement by written consent on January 28, 2003.

     A stockholder who wishes to exercise appraisal rights under Delaware law must comply strictly with all of the procedures set forth in section 262 of the General Corporations Law of the State of Delaware. See "Appraisal Rights" and Annex B.

SURRENDER OF CERTIFICATES AND PAYMENT PROCEDURES

     General. Upon consummation of the merger, SBI will make available to Alpine Fiduciary Services, Inc. (the "Paying Agent") for the holders of record of outstanding Shares, as needed, the aggregate amount of cash to be paid in respect of the Shares converted into cash pursuant to the merger. Holders of record should use the letter of transmittal referred to below to effect the surrender of certificates evidencing Shares or the delivery of Shares via book-entry transfer, together with an Agent's Message (as defined below) or in exchange for the right to receive the merger consideration. All certificates so surrendered will be cancelled. Upon consummation of the merger and surrender of certificates evidencing Shares, together with a properly completed and duly executed letter of transmittal, the holder of record thereof will receive in exchange for each Share surrendered $1.70 per Share in cash, without interest thereon. Any cash held by the Paying Agent that remains unclaimed by stockholders for one hundred eighty (180) days after the effective time will be returned to Razorfish upon demand and thereafter stockholders may look, subject to applicable abandoned property, escheat and other similar laws, only to Razorfish for payment thereof. Notwithstanding the foregoing, Razorfish will not be liable to any stockholder for any amounts paid to a public official pursuant to applicable abandoned property, escheat or similar laws.

     Letter of Transmittal. A letter of transmittal will be sent to all stockholders of Razorfish under separate cover promptly following the consummation of the merger. The letter of transmittal will advise such holder of the terms of the merger, the procedures for surrendering to the Paying Agent certificates evidencing outstanding Shares and the procedures for delivering their Shares via book-entry transfer in exchange for the merger consideration.

     Valid Surrender of Shares. Stockholders will not receive any payment for their Shares unless and until they deliver the letter of transmittal (or a manually signed facsimile thereof), properly completed and duly executed, to the Paying Agent, together with the certificate(s) representing the Shares, unless in the case of a book-entry transfer of Shares, an Agent's Message is utilized, and any required accompanying evidences of authority in a form satisfactory to Razorfish. If any certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by Razorfish, the posting by such person of a bond, in such reasonable amount as Razorfish may direct, as indemnity against any claim that may be made against it with respect to such certificate, the Paying Agent will issue, in exchange for such lost, stolen or destroyed certificate, the merger consideration to be paid in respect of the Shares represented by such certificate, as contemplated by the Merger Agreement. No interest will be paid on amounts due for Shares.

     Book-Entry Transfer. The Paying Agent will establish an account with respect to the Shares at The Depository Trust Company ("DTC") for purposes of the merger. Any financial institution that is a DTC participant may make book-entry delivery of Shares by causing DTC to transfer such Shares into the Paying Agent's account at DTC in accordance with DTC's procedure for such transfer.

     Signature Guarantee. Except as otherwise provided below, signatures on the letter of transmittal must be guaranteed by a member firm of a registered national securities exchange (registered under Section 6 of the Exchange Act), or by a member firm of the National Association of Securities Dealers, Inc., by a commercial bank or trust company having an office or correspondent in the United States or by any other "Eligible Guarantor Institution" (bank, stockholder, savings and loan association or credit union with a membership approved signature guarantee medallion program) as defined in Rule 17Ad-15 under the Exchange Act (each of the foregoing constituting an "Eligible Institution"), unless the Shares surrendered thereto are submitted (i) by the registered holder (which term, for purposes of this section, shall include any DTC participant whose name appears on a security position listing as the owner of Shares) of such Shares who has not completed either the section entitled "Special Payment Instructions" or the section entitled "Special Delivery Instructions" therein or
(ii) for the account of an Eligible Institution. If the certificates are registered in the name of a person other than the signer of the letter of transmittal, or if the payment is to be made to a person other than the registered owner, then the surrendered certificates must be endorsed or accompanied by duly executed instruments of transfer, in either case signed exactly as the name or names of the registered owner or owners appear on the certificates, with the signatures on the certificates or instruments of transfer guaranteed by an Eligible Institution.

     THE METHOD OF DELIVERY OF CERTIFICATES FOR SHARES, THE LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE STOCKHOLDER. IF DELIVERY IS MADE BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED.

     Backup Federal Income Tax Withholding. To prevent backup federal income tax withholding of 30% of the aggregate merger consideration payable to a stockholder, such stockholder must provide the Paying Agent with his correct taxpayer identification number and certify that he is not subject to backup federal income tax withholding by completing the Form W-9 included in the letter of transmittal.

     You should not send your Share certificates to the Paying Agent now. Share certificates should be sent to the Paying Agent only pursuant to instructions set forth in the letter of transmittal, which will be mailed to you as soon as practicable after the effective time of the merger. In all cases, the merger consideration will be provided only in accordance with the procedures set forth in this Information Statement, the Merger Agreement and the letter of transmittal.

     The term "Agent's Message" means a message transmitted by DTC to, and received by, the Paying Agent and forming a part of a book-entry confirmation, which states that the DTC has received an express acknowledgment from the participant surrendering Shares, that such participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce such agreement against the participant.

                                   THE MERGER

BACKGROUND OF THE OFFER AND THE MERGER

     Early in 2001, Razorfish's executive management, including Mr. Jean-Philippe Maheu, Chief Executive Officer and Mr. John Roberts, Chief Financial Officer, commenced discussions with various parties about the possibility of making an investment in Razorfish, acquiring Razorfish or acquiring certain assets of Razorfish. Razorfish commenced these discussions due to, among other considerations, the write-off of substantial goodwill during the 4th quarter of fiscal year 2000, declining revenues and a desire to strengthen its capital position and maximize shareholder value. During 2001, Razorfish signed twenty-four confidentiality agreements relating to various potential investment and acquisition opportunities, and had varying levels of discussions relating thereto. Six companies commenced due diligence investigations of Razorfish. Of those six, three had meetings with members of Razorfish's management, including Mr. Maheu, Mr. Roberts, and Mr. Robert Lord, Razorfish's Chief Operating Officer. None of these three investigations resulted in an investment or acquisition offer for various reasons, including the inability of Razorfish and the other parties to agree on pricing and Razorfish's ongoing restructuring efforts, which included the divestiture of its European operations that occurred during the second, third and fourth quarters of 2001 and a reduction in its domestic workforce of approximately 900 people that occurred throughout fiscal 2001.

     During the first week of August of 2001, Mr. Ty Mattingly, SBI's Executive Vice President of Corporate Development, and Mr. Karl Wilhelm, SBI's Chief Technology Officer, met in New York with Mr. John Roberts to introduce SBI to Razorfish and to learn more about Razorfish. Razorfish and SBI signed a non-disclosure agreement on August 6, 2001 and, pursuant to that agreement, made certain information regarding the respective companies available to each other.

     In early August of 2001, SBI representatives, including Mr. Mattingly, Mr. Tim Pierce, SBI's Chief Financial Officer, and Mr. Mark Ostler, SBI's Vice President of Finance, met with Mr. Maheu and Mr. Roberts at Razorfish offices where members of Company management, including Mr. Maheu, Mr. Roberts and Mr. Lord made presentations about Razorfish, its areas of expertise and strength and its financial statements. As a result of these informational meetings, there were a number of email and telephone exchanges, primarily between Mr. Mattingly of SBI and Mr. Roberts of Razorfish, in order to determine what additional steps might be appropriate and to provide follow-up data. During this period, a number of potential transactions were explored on a preliminary basis, including the acquisition of certain assets by SBI, the acquisition of Razorfish by SBI, and the merger of SBI into Razorfish.

     On August 24, 2001, SBI delivered a non-binding indication of interest to Razorfish, in which SBI stated that it would be interested in purchasing certain assets from Razorfish and if a number of conditions could be resolved satisfactorily (including the resolution of tax, accounting, liability and valuation issues, Razorfish's resolution of lease obligations with respect to facilities not required in Razorfish's operations and the disposition of certain unprofitable operations) SBI would consider acquiring Razorfish. During September of 2001, management of SBI and Razorfish engaged in several conference calls to further develop an understanding of each other's business, management and personnel. On September 20, 2001, there were meetings held at Razorfish's offices in San Francisco and New York between the regional operating management of the two companies to discuss each other's businesses and to continue the due diligence process.

     On October 2nd and 3rd of 2001, senior management of SBI, including Mr. Ty Mattingly and Mr. Ned Stringham, the Chief Executive Officer of SBI, and members of Razorfish's management, including Mr. Maheu, Mr. Roberts and Mr. Lord, met in Razorfish's New York offices to discuss further Razorfish's clients, operations, personnel and financial position. Throughout October of 2001, SBI continued to perform due diligence and the parties discussed a draft merger agreement sent to Razorfish by SBI on September 5, 2001. During the second week of November of 2001, SBI determined that the timing was not appropriate for a business combination with Razorfish for a number of reasons, including the ongoing restructuring efforts at Razorfish and the price of Razorfish's stock, which reached a level above the valuation of Razorfish that SBI was willing to consider in connection with a potential transaction.

     Between December of 2001 and August of 2002, after discussions with SBI had broken off, Razorfish entered into nine additional confidentiality agreements with other potential participants to explore various strategic alternatives with respect to investing in or acquiring Razorfish or its assets and liabilities. Of those nine, six resulted in exchanges of detailed information about Razorfish and meetings with Mr. Roberts and Mr. Maheu. Of those six, four resulted in more extensive management meetings and one of them resulted in an exclusivity agreement with a party that proposed to invest capital into Razorfish subject to certain conditions. That arrangement terminated in mid April 2002 because Razorfish determined that it did not need financing in the amount and on the terms proposed in that exclusive arrangement. None of the other discussions led to a definitive agreement or proposal for a transaction primarily because the interested parties wanted to purchase only selected assets of Razorfish which was unacceptable to Razorfish since the sale of the identified assets would have substantially reduced the operations of Razorfish, could have increased the losses associated with Razorfish's operations, and may not have generated sufficient funds to prevent the dissolution or liquidation of Razorfish.

     During January of 2002, Mr. Mattingly of SBI and Mr. Roberts of Razorfish recommenced discussions regarding a potential acquisition transaction. A number of possible transactions, including a proposal whereby Razorfish would acquire certain assets of SBI were discussed. Discussions involving selling these assets to Razorfish were discontinued based on SBI's concerns that the post-transaction valuation placed on Razorfish by the public marketplace would not be sufficiently high to make the transaction acceptable to SBI.

     From February through late March of 2002, Razorfish and SBI continued periodic discussions and meetings regarding various potential transactions. In order to demonstrate its serious interest in pursuing a transaction with Razorfish, SBI submitted a draft merger agreement to Razorfish during the second week of March. In late March of 2002, the discussions between SBI and Razorfish were again terminated based on their inability to reach even a general agreement on the relative valuation of SBI and Razorfish.

     From May through August of 2002, Razorfish continued discussions directly with four of the nine companies mentioned above regarding several different strategic alternatives. Management held meetings with each of these four parties to exchange financial and operational due diligence information. By August of 2002, as mentioned above, all of these discussions had terminated without a definitive agreement or proposal for a transaction primarily because the interested parties wanted to purchase only selected assets of Razorfish which was unacceptable to Razorfish since the sale of the identified assets would have substantially reduced the operations of Razorfish, could have increased the losses associated with Razorfish's operations, and may not have generated sufficient funds to prevent the dissolution or liquidation of Razorfish.

     In September of 2002, Razorfish determined that a business combination transaction would be advisable in order for Razorfish to meet its business objectives and maintain and grow its customer base. It engaged Gerard Klauer Mattison & Co., Inc., an investment-banking firm ("GKM"), to formalize the process of finding a strategic partner for a business combination transaction with Razorfish.

     During the first week of September of 2002, SBI and Razorfish again resumed discussions regarding a potential acquisition of Razorfish by SBI. On September 5, 2002, SBI sent Razorfish a non-binding letter indicating that SBI continued to be interested in pursuing a transaction with Razorfish and was willing to enter into negotiations for the acquisition of Razorfish for cash, subject to the completion of due diligence. On September 5, 2002, Mr. Mattingly met with Mr. Maheu and Mr. Roberts in New York City to discuss a potential acquisition of Razorfish by SBI. Between September 5, 2002 and October 18, 2002, Razorfish and SBI had discussions with respect to ongoing due diligence underlying the transaction, including those matters affecting valuation of Razorfish, and the alternatives available to Razorfish for resolution with the Internal Revenue Service of issues regarding certain unpaid taxes.

     In September 2002, GKM contacted twenty-one (21) potential strategic partners, including SBI and certain of those previously contacted by Razorfish. Between September 11th and 17th of 2002, GKM sent out a total of thirteen non-disclosure agreements, of which ten were returned signed.

     Between September 12 and October 31 of 2002, GKM sent out confidential information packets to the ten companies that signed the non-disclosure agreements and set up six management meetings with the potential buyers.

     On October 18, 2002, consistent with the time frame and submission process established by GKM, SBI sent Razorfish a non-binding indication of interest to purchase all of the outstanding Shares of Razorfish at a cash purchase price between $1.70 and $1.80 per Share, subject to additional financial due diligence. On October 18, 2002, GKM also received two proposals from parties other than SBI. These proposals were for majority investments in Razorfish. SBI's proposal was the only cash proposal for 100% of the outstanding Shares of Razorfish and the only offer that would result in a payment to Razorfish's stockholders. Therefore Razorfish considered SBI's October 18, 2002 indication of interest to be more favorable than those received from the two other parties mentioned above. Based on Razorfish's evaluation of the competing proposals, SBI and Razorfish continued discussions concerning the most advantageous manner for SBI to acquire Razorfish. SBI and Razorfish determined that the most efficient manner in which to acquire Razorfish would be by entering into an merger agreement and commencing a tender offer for all the outstanding Shares of Razorfish. During the last week of October 2002, SBI and Razorfish began negotiating a proposed merger agreement.

     During the period from the last week of October through November 18, 2002, SBI conducted additional due diligence, including financial due diligence on Razorfish. As part of this due diligence, Mr. Mattingly, Mr. Pierce and Mr. Ostler of SBI met with Mr. Maheu, Mr. Roberts and Mr. Lord in New York on November 5 and 6, 2002 to discuss Razorfish's business and financial performance. Based on the results of its due diligence and its conclusions regarding valuation of Razorfish, SBI informed Razorfish that it was unwilling to pay a purchase price of more than $1.70 per Share.

     At a meeting held on the evening of November 21, 2002, Razorfish's board of directors approved the Merger Agreement and determined that the potential transaction was fair to, advisable to and in the best interests of the stockholders and Razorfish. Razorfish informed SBI that its Board of Directors had approved the transaction. SBI's board of directors also met on November 21 and approved the transaction and the related agreements. The Merger Agreement was executed on the evening of November 21, 2002, and the transaction was announced publicly through a press release issued jointly by Razorfish and SBI before the opening of trading in Razorfish's stock on the Nasdaq SmallCap Market on November 22, 2002.

     Under the terms of the Merger Agreement, SBI commenced the offer for Razorfish's outstanding Shares at $1.70 per Share on December 6, 2002. On January 7, 2003, Razorfish and SBI issued a joint press release announcing that the offer had been extended to 5:00 p.m., Eastern Time, on Wednesday, January 22, 2003, and that the Merger Agreement was amended to reduce the Minimum Condition (as defined in the Merger Agreement) from a majority of the Shares on a Fully Diluted Basis (2,783,599 Shares) to a majority of the Shares (2,417,513 Shares) of Razorfish and to reduce the Minimum Condition and permit SBI to further extend the offering period to the extent that the Minimum Condition is not met, so long as such extensions in the aggregate (including the January 7 extension) do not exceed 20 business days. On January [__], 2003, the Merger Agreement was again amended (a) to further reflect the prior agreement of the parties that the Minimum Condition be determined with respect to issued and outstanding Shares, (b) to confirm that the number of directors Parent is entitled to appoint on completion of the Offer is based on the number of Shares so acquired compared to the outstanding number of Shares and (c) to clarify that the Merger may be approved by written consent of the holders of a majority of the Shares in lieu of meeting of the stockholders.

     Pursuant to the offer, which expired on January 22, 2003, the Purchaser purchased [------] shares of Class A common stock (representing approximately [---]% of the Shares outstanding on such date). Under the terms of the Merger Agreement, SBI committed to complete the acquisition of the remaining Shares of Razorfish, through the merger, following conclusion of the offer, and to consent to the approval and adoption of the Merger Agreement and the consummation of the merger. SBI, as owner of more than 50% of the outstanding Shares of Razorfish stock, approved the Merger Agreement by written consent on January 28, 2003.

     On January [--], 2002, Messrs [------] and [--------] resigned from Razorfish's board and Messrs [------] and [----------] were elected as directors.

RECOMMENDATION AND REASONS OF RAZORFISH'S BOARD

     Recommendation of Razorfish's board

     At a meeting held on November 21, 2002, the board of directors of Razorfish, by unanimous vote of all the directors (i) determined that the offer and the merger are fair to, advisable to and in the best interests of Razorfish and its stockholders, (ii) approved the Merger Agreement and the transactions provided for therein, including the offer and the merger and (iii) recommended that stockholders of Razorfish tender their Shares in the offer, and, if necessary under Delaware law, approve and adopt the Merger Agreement and the merger.

     Reasons for the recommendation of Razorfish's board

     In reaching its decision to approve the Merger Agreement and recommend that the holders of Shares accept the offer and tender their Shares pursuant to the offer, the Board considered a number of factors, including the following:

     Factors in Support of Approving the Transaction

          o Razorfish's current and historical financial condition and results of operations, including, but not limited to, Razorfish's inability to materially improve its revenues on a quarter by quarter basis and the substantial decline in its quarterly revenue commencing with the quarter ended September 30, 2000;

          o The present and prospective value of Razorfish and the strategic alternatives available to Razorfish as a stand-alone enterprise, given the increasing competition and consolidation of companies operating in the internet technology industry;

          o The current and expected conditions in the internet technology consulting industry, and the current uncertainties with respect to the industry, the economic environment and general market conditions, as reflected in the lack of revenue growth experienced by Razorfish and certain of its competitors, as well as the widely reported reduction in internet technology expenditures by companies operating in the countries in which Razorfish operated;

          o The continuing challenges facing Razorfish, including competition in each part of Razorfish's business from other industry participants, the trend towards consolidation or bankruptcy among internet technology consulting companies, and the implications of those challenges and prospects for Razorfish as a stand-alone company;

          o The opinion of Gerard Klauer Mattison & Co., Inc. to the board as to the fairness, from a financial point of view and as of the date of the opinion, of the $1.70 per Share in cash to be received in the offer and the merger by the holders of Shares (other than SBI and its affiliates) as well as the presentation by Gerard Klauer Mattison to the Board of Directors at a meeting held on November 21, 2002, rendering its analysis of the financial terms of the offer and its valuation analysis of Razorfish. A summary of Gerard Klauer Mattison's opinion is set forth under the caption "Opinion of Financial Advisor to Razorfish" below. The full text of the written opinion of Gerard Klauer Mattison dated November 21, 2002, which sets forth the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken, is attached as Annex A to this Statement and is incorporated by reference. Stockholders are urged to read the Fairness Opinion carefully and in its entirety;

          o The fact that the Merger Agreement provides for a prompt cash tender offer for all outstanding Shares to be followed by the merger at the same cash price per Share, thereby enabling Razorfish's stockholders to receive the transaction consideration at the earliest possible time and enabling stockholders who do not tender their Shares in the offer to receive the same per Share consideration to be paid in the offer;

          o The fact that maintaining Razorfish as a public entity is expensive both in terms of actual costs, including providing audited financial statements and other information to stockholders and retaining disinterested directors, and that the ability of Razorfish to access the public capital markets was detrimentally affected by its declining stock price;

          o The process by which the board, with the assistance of senior management and Razorfish's financial and legal advisors, evaluated Razorfish's strategic alternatives, including liquidation, continuing to operate as an independent company or engaging in a business combination with another company, which resulted in the board's determining that it was in the best interest of Razorfish's stockholders to provide them with the opportunity presented by the offer to obtain a cash payment of $1.70 per Share on an expeditious basis, which none of the other strategic alternatives offered;

          o The various terms and conditions of the indications of interest received from third parties that expressed an interest in entering into a business transaction with Razorfish;

          o The fact that Razorfish had pursued strategic alternatives for almost two years and the offer and the merger were the only transactions that Razorfish was able to negotiate for the sale of the entire company with a cash payment to Razorfish's stockholders for their Shares;

          o    The specific terms of the Merger Agreement, including:

               o The fact that there is no financing condition to the offer and that SBI has access to the funds necessary to consummate the offer;

               o The board's ability to withdraw or modify its recommendation of the Merger Agreement or the merger to the extent that the board determines in good faith after consultation with its legal counsel that the failure to withdraw or modify such recommendation would be inconsistent with its fiduciary duties under applicable law;

               o The fact that the Merger Agreement permits Razorfish to provide information to and/or participate in discussions with a person or entity that makes an alternative proposal if certain conditions are satisfied, including that the alternative proposal was not solicited by Razorfish and the board determines after consultation with counsel, that to fail to provide such information and/or participate in discussions with such person would constitute a breach of its fiduciary duties ("Alternative Transaction");

               o Razorfish's right to terminate the Merger Agreement prior to consummation of the offer to enter into an Alternative Transaction with a third party if Razorfish pays a termination fee of $400,000 to SBI and reimburses SBI for documented out-of-pocket expenses of up to $500,000;

          o The ability of Razorfish stockholders who object to the merger to obtain "fair value" for their Shares if they properly exercise their appraisal rights under Delaware law; and

          o The right of Razorfish to terminate the Merger Agreement if the offer is not consummated by February 28, 2003.

          Factors Not in Support of Approving the Transaction

          o The covenants in the Merger Agreement restricting the conduct of Razorfish's business prior to the consummation of the merger only to conduct that is in the ordinary course consistent with past practice, as well as various other operational restrictions on Razorfish prior to the consummation of the merger;

          o The offer price of $1.70 was less than the closing bid price for the Shares on the Nasdaq SmallCap Market on the date the Merger Agreement was executed and on the trading days during the months prior to mid-September;

          o The completion of the offer and merger as contemplated by the Merger Agreement would eliminate the opportunity for Razorfish's stockholders to participate in the future growth and profits of Razorfish; and

          o The termination fee and expense reimbursement required by the terms of the Merger Agreement to be paid by Razorfish in certain circumstances would make it more costly for another potential purchaser to acquire Razorfish.

     In determining whether to approve the Merger Agreement and recommend that the holders of the Shares accept the offer and tender their Shares pursuant to the offer, the Board considered each of these factors, and also determined that certain factors were actually partially or entirely offset by others. For example, the board believed that the loss of the opportunity to participate in the growth and profits of Razorfish following the offer and the risks associated with the termination fee and expense reimbursement were reflected in the $1.70 per Share price offered by SBI in the offer, and that termination fee and expense reimbursement provisions were not unusual in transactions of this type. In addition, while the $1.70 per Share offer price was less than the closing bid price for the shares of Class A common stock on the date the Merger Agreement was signed, this price actually exceeded the closing bid price for the shares of Class A common stock in all but one of the previous thirty trading days, and also exceeded the thirty-day trailing average of such closing bid prices.

     The foregoing discussion of the material factors considered by the board is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of the offer, the merger and the Merger Agreement, the board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the factors summarized above in reaching its recommendation. In addition, individual members of the board may have assigned different weights to different factors. After weighing all of these considerations, the board of directors unanimously approved the terms of the offer and recommended that holders of Shares tender their Shares in the offer.

OPINION OF FINANCIAL ADVISOR TO RAZORFISH

     Razorfish retained Gerard Klauer Mattison & Co., Inc. as its financial advisor to assist its management and its board of directors in considering valuation, financial and other matters relating to the offer and the merger.

     Razorfish's board of directors retained Gerard Klauer Mattison based on Gerard Klauer Mattison's qualifications, experience and expertise in investment banking. As part of Gerard Klauer Mattison's investment banking business, it is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, divestitures, restructurings, recapitalizations, underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

     At the meeting of Razorfish's board of directors held on November 21, 2002, Gerard Klauer Mattison rendered its written opinion that, as of that date and based upon and subject to the various assumptions made, procedures followed, matters considered and limits of review as set forth in its opinion, the consideration to be received by holders of Shares in the offer and the merger was fair, from a financial point of view, to those stockholders.

     The full text of the written opinion of Gerard Klauer Mattison, dated as of November 21, 2002, is attached as Annex A to this Statement. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Gerard Klauer Mattison in rendering its opinion. We urge you to read the entire opinion carefully. Gerard Klauer Mattison's opinion is directed to Razorfish's board of directors and addresses only the fairness of the consideration, from a financial point of view, to holders of Shares as of the date of the opinion.

     Gerard Klauer Mattison's opinion does not address any other aspect of offer and the merger and does not constitute a recommendation to any holder of Shares as to whether that holder should continue to hold Shares, tender Shares into the offer or vote in favor of the merger. This summary is qualified in its entirety by reference to the full text of Gerard Klauer Mattison's opinion.

     In connection with rendering its opinion, Gerard Klauer Mattison:

     o reviewed selected publicly-available financial information of Razorfish;

     o    reviewed financial and operating information furnished by Razorfish;

     o reviewed financial projections through the end of the fiscal year ended December 31, 2002 prepared by Razorfish's management;

     o conducted discussions with Razorfish's senior management concerning its operations, financial condition and prospects;

     o reviewed historical market prices and trading activity for Razorfish Shares and compared them with those of similar publicly-traded companies;

     o compared the financial performance of Razorfish with that of similar companies;

     o compared the proposed financial terms of the offer and merger with financial terms of other relevant mergers and acquisitions;

     o reviewed a draft of the Merger Agreement, which did not differ materially from the final version of that agreement; and

     o reviewed other financial studies, performed other analyses and investigations and took into account other matters that Gerard Klauer Mattison deemed appropriate.

     In preparing its opinion, Gerard Klauer Mattison relied on the accuracy and completeness of the financial and other information publicly available or provided to it. With respect to the financial projections and other information provided to it, Gerard Klauer Mattison assumed that the financial projections and other information were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of Razorfish's senior management of the future competitive, operating and regulatory environments and the related financial performance of Razorfish. Gerard Klauer Mattison expressed no opinion as to those financial projections and other information or the assumptions on which they were based.

     Gerard Klauer Mattison was not provided with an independent evaluation or appraisal of the assets of Razorfish. Gerard Klauer Mattison has not reviewed Razorfish's books and records nor made a physical inspection of its properties or facilities. Gerard Klauer Mattison assumed that the offer and the merger would be consummated on the terms set forth in the Merger Agreement, without modification or waiver of any material terms.

     In arriving at its opinion, Gerard Klauer Mattison did not ascribe a specific range of values to Razorfish, but rather made its determination as to fairness, from a financial point of view, of the proposed consideration to be received by the holders of Shares on the basis of the financial and comparative analyses summarized below. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant method of financial and comparative analysis and the application of these methods to the particular circumstances. Consequently, a fairness opinion is not readily susceptible to summary description. Gerard Klauer Mattison believes that its analyses must be considered as a whole and that considering any portions of those analyses and factors without considering all of them could create a misleading or incomplete view of the process underlying its opinion.

     The following is a summary of the financial analyses performed by Gerard Klauer Mattison in connection with the preparation of its opinion letter, dated as of November 21, 2002. Some of these summaries of financial analyses include information presented in tabular format. In order to understand fully the financial analyses used by Gerard Klauer Mattison, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

Implied Transaction Value

     Gerard Klauer Mattison calculated an enterprise value for Razorfish of $10.3 million, based on the amount of consideration payable to the holders of Razorfish common stock in this transaction. The enterprise value was obtained by multiplying the proposed consideration of $1.70 per Share by the total number of Shares of Razorfish common stock outstanding on a fully diluted basis, and then adding Razorfish's total debt as of September 30, 2002 of $10.1 million (which, for this purpose, included a $7.3 million tax obligation to the Internal Revenue Service and $2.7 million in restructuring accruals) and subtracting the amount of its cash and cash equivalents as of September 30, 2002 of $8.3 million. Gerard Klauer Mattison then calculated implied valuation multiples by dividing this enterprise value by Razorfish's revenue for the latest twelve months ended September 30, 2002, for the last quarter ended September 30, 2002 on an annualized basis, and for calendar year 2002 (estimated). The following table presents those multiples:

                                                            Enterprise Value/
                                                                 Revenue
                                                            -----------------
     Latest Twelve Months                                          .24x
     Last Quarter Annualized                                       .27x
     Calendar Year 2002 (Estimated) (1)                            .25x

----------
(1) Based on Razorfish management estimates.

     These implied valuation multiples were then utilized in the financial analyses described below. Because Razorfish had no earnings for the relevant periods, Gerard Klauer Mattison did not calculate any valuation multiples based on earnings or earnings before interest, taxes, depreciation or amortization ("EBITDA").

Precedent M&A Transactions Valuation Analysis

     The precedent merger and acquisition transactions valuation analysis provides a benchmark based on the consideration paid in selected comparable merger and acquisition transactions. For this analysis, Gerard Klauer Mattison compared financial statistics from publicly-available information for selected comparable transactions to the relevant financial statistics for the proposed acquisition of Razorfish by SBI. The selected comparable transactions were chosen because they involved mergers and acquisitions of a similar size to this transaction, namely transactions of less than $100 million in size, and they involved companies in the internet consulting and services industry. The following table presents the selected transactions utilized in Gerard Klauer Mattison's analysis:

Target                              Acquiror               Closing Date
------                              --------               ------------
Scient, Inc.                        SBI Holdings Inc.      September 30, 2002
Viant Corporation                   divine, Inc.           September 27, 2002
Lante Corporation                   SBI Holdings Inc.      September 6, 2002
Luminant Worldwide Corporation      Lante Corporation      January 8, 2002
iXL Enterprises, Inc.               Scient, Inc.           November 7, 2001
MarchFirst, Inc.                    divine, Inc.           April 12, 2001

     Gerard Klauer Mattison reviewed publicly-available information to determine the purchase prices and multiples in these selected comparable transactions. The following table summarizes the median and mean enterprise value multiples of latest twelve months revenue and last quarter annualized revenue for the selected comparable transactions as compared to the proposed acquisition of Razorfish by SBI:

                                                                         Selected Comparable Transactions
                                                                         Reference Range
                                                                                                Median      Mean
                                                           Razorfish        Low      High      Multiple   Multiple
                                                           --------        ----      -----     --------   --------
Enterprise Value/Latest Twelve Months Revenue                0.24x         0.1x      0.3x        0.2x       0.2x
Enterprise Value/Last Quarter Annualized Revenue             0.27x         0.1x      0.6x        0.2x       0.3x

     Gerard Klauer Mattison noted that the revenue multiples resulting from the proposed consideration of $1.70 per Share was within the range of enterprise value multiples of the selected comparable transactions.

     No transaction included in this analysis is identical to the acquisition of Razorfish by SBI. Gerard Klauer Mattison made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters. Many of these matters are beyond Razorfish's control, such as the impact of competition on Razorfish's business, industry growth and the absence of any material adverse changes in the financial condition and prospects of Razorfish, the internet consulting and services industry or the financial markets in general.

Selected Comparable Public Companies Analysis

     Gerard Klauer Mattison compared selected financial information of Razorfish with publicly-available information of selected comparable public companies in the internet consulting and services industry that had historical financial metrics and ratios that were comparable to those of Razorfish. Specifically, the comparable public companies considered by Gerard Klauer Mattison were:

          o    Braun Consulting, Inc.
          o    DiamondCluster International, Inc.
          o    Digitas Inc.
          o    divine, Inc.
          o    Edgewater Technology, Inc.
          o    eLoyalty Corporation
          o    Modem Media, Inc.
          o    Sapient Corporation
          o    Tanning Technology Corporation

     For each of the selected comparable companies, Gerard Klauer Mattison calculated and analyzed enterprise value as a multiple of revenue. The following table presents the enterprise value multiples of Razorfish implied by the transaction with SBI compared to the selected comparable companies:

                                                                           Selected Comparable Companies
                                                                           Reference Range
                                                                                                Median      Mean
                                                           Razorfish        Low      High      Multiple   Multiple
                                                           --------        ----      -----     --------   --------
Latest Twelve Months Revenue                                  .24x          0.1x      0.7x       0.2x       0.3x
Calendar Year 2002 Revenue (Estimated)                        .25x          0.2x      0.7x       0.4x       0.4x

     Gerard Klauer Mattison noted that the revenue multiples resulting from the proposed consideration of $1.70 per Share was within the range of enterprise value multiples of the selected comparable companies.

     No company included in the peer group is identical to Razorfish. In selecting and evaluating the comparable companies, Gerard Klauer Mattison made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions, and other matters. Because of the inherent differences between the business, operations, financial condition and prospects of Razorfish and those of the selected comparable companies, Gerard Klauer Mattison believed it was inappropriate to, and therefore did not, rely solely on the quantitative results of the comparable companies analysis.

     The preparation of a fairness opinion is a complex process and, consequently, a fairness opinion is not easily summarized. Gerard Klauer Mattison believes that selecting any portion of its analyses, without considering both of its analyses, would create an incomplete view of the process underlying its opinion. In addition, Gerard Klauer Mattison may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of considerations resulting from any particular analysis described above should not be taken to be Gerard Klauer Mattison's view of the actual value of Razorfish. In performing its analyses, Gerard Klauer Mattison made numerous assumptions with respect to industry performance, general business and economic conditions and other matters. Many of these matters are beyond Razorfish's control and any estimates contained in Gerard Klauer Mattison's analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

     Gerard Klauer Mattison conducted the analyses described above as part of its analysis of the fairness, from a financial point of view, of the proposed consideration to be received by holders of Razorfish common stock in the offer and the merger and its delivery of the fairness opinion to Razorfish's board of directors. These analyses do not purport to be appraisals or to reflect the prices at which Razorfish might actually be sold.

     The type and amount of consideration payable in the offer and the merger were determined through arm's-length negotiations between Razorfish and SBI and were approved by Razorfish's board of directors. Gerard Klauer Mattison provided advice to Razorfish during these negotiations. Gerard Klauer Mattison did not, however, recommend any specific consideration to Razorfish or that any specific amount of consideration constituted the only appropriate consideration.

     In connection with Gerard Klauer Mattison's engagement, Razorfish requested that Gerard Klauer Mattison evaluate the fairness, from a financial point of view, to the holders of Razorfish common stock of the consideration provided for in the offer and the merger. Pursuant to the terms of the engagement letter, Razorfish agreed to pay Gerard Klauer Mattison: (i) a non-refundable retainer fee of $50,000, (ii) a fee of $200,000 on the execution of the Merger Agreement and (iii) an additional fee of $300,000 if there is, and only upon the closing of, an acquisition of a majority of the Shares.

     Razorfish has also agreed to reimburse Gerard Klauer Mattison for all of its reasonable out-of-pocket expenses incurred in connection with its engagement and to indemnify Gerard Klauer Mattison and its affiliates and their respective directors, officers, agents, representatives and employees against liabilities and expenses, including liabilities under the federal securities laws, related to or arising out of Gerard Klauer Mattison's engagement.

PURPOSE AND STRUCTURE OF THE MERGER; REASONS OF SBI FOR THE MERGER

     The purpose of the merger is for SBI to increase SBI's ownership of Razorfish from approximately [--]% to 100%. Upon consummation of the merger, Razorfish will become a wholly-owned subsidiary of SBI. The acquisition of the Shares was structured as a cash tender offer followed by a cash merger so as to effect a prompt and orderly transfer of ownership of Razorfish from Razorfish's public stockholders to SBI and the Purchaser, and so as to provide such stockholders with cash for all of their Shares.

     Pursuant to the General Corporation Law of the State of Delaware, Razorfish's certificate of incorporation, and the Merger Agreement, the approval of Razorfish's board and the affirmative vote of a majority of the votes entitled to be cast by the holders of all outstanding Shares as of the record date is required to approve and adopt the Merger Agreement. Razorfish's board has approved and adopted the Merger Agreement and the transactions contemplated thereby. As of the record date, SBI and its affiliates own an aggregate of [---------] shares of Class A common stock, representing approximately [--]% of all Shares outstanding on that date. SBI, as owner of more than 50% of the outstanding Shares of Razorfish stock, approved the Merger Agreement by written consent on January 28, 2003. Consequently, no meeting of Razorfish stockholders is necessary or required to approve the Merger Agreement and none will be held.

MERGER AGREEMENT

     The following is a summary of the material provisions of the Merger Agreement which relate to the merger. This summary does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Annex C and is incorporated herein by reference. Stockholders are urged to read the Merger Agreement in its entirety and to consider it carefully.

     Recommendation

     At a meeting held on November 21, 2002, the board of directors of Razorfish, by unanimous vote of all the directors (i) determined that the offer and the merger are fair to, advisable to and in the best interests of Razorfish and its stockholders, (ii) approved the Merger Agreement and the transactions provided for therein, including the offer and the merger and (iii) recommended that stockholders of Razorfish tender their Shares in the offer, and, if necessary under Delaware law, approve and adopt the Merger Agreement and the merger.

     Appointment of Razorfish directors by SBI

     The Merger Agreement provides that promptly upon the purchase of and payment for at least a majority of the outstanding Shares by SBI or the Purchaser, the Purchaser will be entitled to designate for appointment or election to Razorfish's then existing board of directors, upon written notice to Razorfish, such number of directors, rounded up to the next whole number, that is equal to the percentage of the outstanding Shares then owned by SBI and its direct or indirect subsidiaries. Razorfish will, upon request of the Purchaser, use commercially reasonable efforts promptly to cause the Purchaser's designees (and any replacement designees) to be so elected to Razorfish's board of directors, and, to the extent necessary, use commercially reasonable efforts to obtain the resignation of such number of its current directors as is necessary to give effect to the foregoing provision. At such time, Razorfish will also, upon the request of the Purchaser and in accordance with applicable laws, use commercially reasonable efforts to cause the persons designated by the Purchaser to constitute at least the same percentage (rounded up to the next whole number) as is on Razorfish's board of directors of (i) each committee of Razorfish's board of directors, (ii) each board of directors (or similar body) of each subsidiary of Razorfish and (iii) each committee (or similar body) of each such board.

     Pursuant to these provisions, shortly after the Purchaser purchased [--------] shares of Class A common stock in the offer which comprised approximately [--]% of all outstanding Shares, Messrs. [--------] and [------] resigned, and Messrs. [-----------] and [--------------] were elected as directors of Razorfish.

     The merger

     The Merger Agreement provides that as promptly as practicable after all conditions to the merger set forth therein have been satisfied or, to the extent permitted thereunder, waived, the Purchaser will be merged with and into Razorfish in accordance with Delaware law. As a result of the merger, the separate existence of the Purchaser will cease and Razorfish will continue as the surviving corporation.

     Effective time

     The merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware.

     Merger consideration

     At the effective time, each outstanding Share of stock of Razorfish (other than Shares held in the treasury of Razorfish, Shares owned by SBI and its affiliates or Shares as to which appraisal rights have been properly exercised) will be converted, by virtue of the merger and without any action on the part of Razorfish stockholders, into the right to receive $1.70 per Share in cash, without interest thereon.

     Each holder of outstanding options under any employee stock option or compensation plan or arrangement and each holder of outstanding warrants to purchase shares of Class A common stock will receive, for each Share subject to such option or warrant an amount (net of applicable withholding tax) in cash equal to the difference between $1.70 and the per Share exercise price of such option or warrant, to the extent $1.70 is greater than the per Share exercise price of such option or warrant.

     Transfer of shares

     No transfer of Shares will be made on the Share transfer books of Razorfish after the effective time. If, at or after the effective time, certificates of Shares are presented, they will be canceled and exchanged for the right to receive $1.70 in cash per Share as provided in "--Surrender of certificates and payment procedures."

     Covenants

     The Merger Agreement contains various customary covenants of the parties thereto. A description of certain of these covenants follows:

     Until the earlier of the termination of the Merger Agreement or the effective time, Razorfish has agreed to cause its business to be conducted only in the ordinary course of business. Pursuant to the Merger Agreement, without SBI's prior written consent, during the period from the date of the Merger Agreement and continuing until the earlier of its termination or the effective time, Razorfish will not do any of the following:

     (a) sell or pledge or otherwise encumber any stock owned by it in its subsidiaries;

     (b) amend its certificate of incorporation or bylaws or permit the amendment of any of its subsidiaries' formation or organizational documents;

     (c)  split, combine or reclassify any Shares of its capital stock;

     (d) declare, set aside, make or pay any dividend or other distribution payable in cash, stock or property or any combination thereof with respect to its capital stock;

     (e)  enter into an agreement to do any of (a) through (d) above;

     (f) issue, authorize the issuance of or sell any additional Shares of, or issue, reissue or grant any option, warrant, call, commitment, subscription, stock appreciation right, right to purchase or agreement of any character to acquire any Shares of, its capital stock, except for the vesting of options and the exercise of vested options and vested warrants;

     (g) redeem, purchase or otherwise acquire or offer to acquire, directly or indirectly, any of its capital stock;

     (h) enter into any material amendment or termination of any material contract, agreement or license to which it is a party other than in the ordinary course of business, unless Razorfish, after using commercially reasonable efforts, is unable to avoid entering into such amendment or termination;

     (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division or substantial part thereof;

     (j) sell or otherwise dispose of any of its assets other than in the ordinary course of business, excluding the sale of immaterial assets of Razorfish that in the good faith belief of Razorfish are not necessary to the operation of its business;

     (k) enter into any joint venture or partnership or acquire majority ownership of any business entity which involves an investment by Razorfish in the aggregate in excess of $75,000;

     (l) incur any indebtedness for borrowed money or guarantee any obligation of a third party other than trade payables in the ordinary course of business;

     (m)  issue any debt securities;

     (n) enter into any contract, agreement, commitment or arrangement with respect to any of (e) through (l);

     (o) grant any increase in compensation or pay or agree to pay or accrue any bonus or like benefit to or for the credit of any director, officer or employee, except as disclosed to SBI in connection with the execution of the Merger Agreement or grant any severance or termination pay (other than pursuant to policies or agreements of Razorfish in effect on November 21, 2002, and disclosed to SBI) or pay any "parachute payment" within the meaning of Section 280G of the Internal Revenue Code to, or enter into any material employment, consulting, compensation, severance, termination or other form of agreement with, any executive officer, director, employee or independent consultant or advisor, whether past, present or future, for Razorfish;

     (p) materially increase benefits payable under, or broaden eligibility for, its current severance or termination pay policies, or except as required by applicable domestic (federal, state, or local) or foreign law, statute, ordinance, rule, regulation, judgment, decree, order, writ, permit or license of any Governmental Entity (as defined in the Merger Agreement), regulations or court order, adopt, enter into, or amend to increase the benefits payable under, or broaden eligibility for, any Benefit Plan (as defined in the Merger Agreement);

     (q) take any action which violates any statute, code, ordinance, rule, regulation, judgment, order, writ, arbitration award, injunction or decree of any court, governmental agency or body or arbitrator, domestic or foreign, having jurisdiction over its properties which would have a material adverse effect;

     (r) (i) incur, pay or be subject to any obligation to make any payment of, or in respect of, any Tax (as defined in the Merger Agreement) on or before the effective time of the merger, except in the ordinary course of business or (ii) agree to extend or waive any statute of limitations on the assessment or collection of any Tax;

     (s) factor or sell or agree to factor or sell its accounts receivable or any portion thereof;

     (t) change or agree to change any material terms with any of its vendors or suppliers except in the ordinary course of business;

     (u) make any material change in its payroll and payroll tax payment practices;

     (v) make any capital expenditures in excess of $50,000 in the aggregate per calendar quarter;

     (w) make any change in any method of accounting or accounting practice, or any change in the method used in allocating income, charging costs or accounting for income, except as may be required by law, regulation or United States generally accepted accounting principles; or

     (x) make expenditures or incur obligations with respect to the matters referenced below prior to the completion of the offer (i) in excess of the aggregate amounts set forth in the Merger Agreement for (A) the fees of Gerard Klauer Mattison, (B) the fees for the Fairness Opinion,
          (C) the legal, accounting and similar fees and expenses in connection with the offer (provided, however, that the restrictions identified in this paragraph do not apply to limit any reasonable legal fees resulting from any shareholder or similar litigation that arises subsequent to the commencement of the offer and is a result of the offer), and (D) insurance; and (ii) employee, officer and director severance or termination payments with respect to the employee categories identified in the Merger Agreement.

     Razorfish agreed to cease immediately and cause to be terminated any discussions or negotiations existing as of the date of the Merger Agreement with any person (other than SBI) with respect to any offer, inquiry or proposal for, any transaction that has as a purpose a business combination or merger, a sale of all or a substantial portion of the assets of Razorfish or any of its subsidiaries, an issuance or sale of all or a substantial portion of debt or equity of Razorfish or any of its subsidiaries or a transaction comparable to or similar to the merger or one that would prevent or materially impede the merger (any such transaction being an "Alternative Transaction"). The Merger Agreement provides that Razorfish, its subsidiaries and the respective directors, officers, agents, representatives, affiliates, stockholders and any other persons acting on any of their behalf shall not directly or indirectly:

     (a) solicit offers, inquiries or proposals for, or entertain any offer, inquiry or proposal to enter into, any Alternative Transaction;

     (b) provide information to any other person regarding Razorfish or any subsidiary (except in the ordinary course of business), except as required by domestic (federal, state, or local) or foreign law, statute, ordinance, rule, regulation, judgment, decree, order, writ, permit or license of any Governmental Entity, regulation or court order;

     (c) conduct any discussions or negotiations regarding, or enter into any agreement, arrangement or understanding regarding, or approve, recommend or propose publicly to approve or recommend, an Alternative Transaction; or

     (d)  agree to do any of the foregoing.

     The Merger Agreement further provides that Razorfish will not release any third party from the confidentiality and standstill provisions of any agreement to which Razorfish is a party, other than agreements with Razorfish's customers and suppliers entered into in the ordinary course of business.

     Notwithstanding the foregoing restrictions relating to Alternative Transactions, in response to an unsolicited offer, inquiry or proposal from any person with respect to an Alternative Transaction, Razorfish (and its directors, officers, agents, representatives, affiliates, stockholders and other persons acting on its behalf) may furnish information to or participate in discussions with such person if the Razorfish's board of directors determines after consultation with counsel, that to fail to provide such information and/or participate in discussions with such person would constitute a breach of its fiduciary duties; provided, however, that Razorfish shall, prior to providing such information or participating in such discussions, advise SBI that Razorfish will do so. If Razorfish proposes to enter into a definitive agreement in connection with an Alternative Transaction, it shall first provide SBI with the details of the transaction (including a copy of all written agreements, correspondence and other documents relating to the transaction) and a reasonable period of time (which cannot be less than two (2) business days) during which SBI may propose changes to the transaction provided for by the Merger Agreement. If SBI's proposed changes are superior or substantially similar to the Alternative Transaction, Razorfish's board of directors is obligated to recommend SBI's revised proposal to the extent not inconsistent with the board's fiduciary duties. If Razorfish does enter into a definitive agreement in connection with an Alternative Transaction, it will, concurrently with the execution and delivery of such agreement, pay or cause to be paid to SBI the termination fees.

     Razorfish has agreed to ensure that the officers and directors of Razorfish and its subsidiaries, and any investment banker, attorney or other advisor or representative retained by Razorfish or any of its subsidiaries, or providing services to Razorfish or any of its subsidiaries, in connection with the transactions contemplated by the Merger Agreement are aware of the restrictions relating to Alternative Transactions described in the Merger Agreement. It is understood that any violation of the restrictions relating to Alternative Transactions by any of the foregoing persons shall be deemed to be a breach of the restrictions relating to Alternative Transactions by Razorfish.

     Conditions to the merger

     The obligations of Razorfish, SBI and the Purchaser to effect the merger are subject to the satisfaction, on or prior to the Closing Date (as defined in the Merger Agreement), of each of the following conditions: (i) the merger, the Merger Agreement and all transactions contemplated thereby will have been consented to by the majority of the stockholders of Razorfish, to the extent required by the General Corporation Law of the State of Delaware; (ii) no preliminary or permanent injunction or other order by any foreign court having appropriate jurisdiction or of any federal or state court preventing consummation of the merger having been issued and continuing in effect, and the merger and the other transactions contemplated hereby not being prohibited by any domestic (federal, state, or local) or foreign law, statute, ordinance, rule, regulation, judgment, decree, order, writ, permit or license of any Governmental Entity; (iii) no domestic (federal, state, or local) or foreign law, statute, ordinance, rule, regulation, judgment, decree, order, writ, permit or license of any Governmental Entity or injunction shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restrains, enjoins or restricts the consummation of the merger; and (iv) there being validly tendered and not withdrawn a minimum number of Shares which, together with Shares already owned by SBI, the Purchaser or any of their respective subsidiaries, constitutes at least a majority of the outstanding Shares and the consummation of the offer shall have occurred.

     Termination

     The Merger Agreement may be terminated at any time prior to the effective time, whether before or after approval by the Razorfish Stockholders:

     (a) By mutual written agreement of SBI and Razorfish, provided that any such agreement that occurs after the consummation of the offer must have been duly and unanimously authorized by all of the Independent Directors (as defined in the Merger Agreement);

     (b) By either SBI or Razorfish, if (i) there is any Law that prohibits or makes the consummation of the offer or the merger illegal, or if an order, decree, ruling, judgment or injunction has been entered by a Governmental Entity of competent jurisdiction permanently restraining, enjoining or otherwise prohibiting the offer or the merger and such order, decree, ruling, judgment or injunction has become final and non-appealable or (ii) at the Razorfish Stockholders Meeting (including any adjournment or postponement thereof), Razorfish Stockholder Approval has not been obtained unless such failure to obtain Razorfish Stockholder Approval is the result of a material breach of the Merger Agreement by the party seeking to terminate the Merger Agreement;

     (c) by Razorfish if there has been a material breach by SBI of any of their representations, warranties, covenants, or agreements set forth in the Merger Agreement (and such breach cannot be or has not been cured in all material respects within 10 days after the receipt of notice thereof); or

     (d) by SBI if there has been a material breach by Razorfish of any representation, warranty, covenant, or agreement set forth in the Merger Agreement (and such breach cannot be or has not been cured in all material respects within 10 days after the receipt of notice thereof).

     Fees and expenses

     The Merger Agreement provides that all fees and expenses incurred in connection with the transactions contemplated hereby will be paid by the party incurring such expenses, whether or not the merger is consummated.

     Amendment and waivers

     After the purchase of Shares pursuant to the offer, no amendment, modification or supplement to the Merger Agreement shall decrease the amount of consideration to be received in exchange for any Shares and after approval of the Merger Agreement by the stockholders of Razorfish no such amendment, modification or supplement shall be made which by law requires the further approval of Razorfish's stockholders, without obtaining the further approval of such stockholders. If SBI's designees are elected to Razorfish's board, after the acceptance for payment of Shares pursuant to the offer and prior to the effective time, the affirmative vote of a majority of the directors who are not Razorfish's officers or designees, stockholders, affiliates or associates of SBI shall be required to (a) amend or terminate the Merger Agreement on behalf of Razorfish, (b) exercise or waive any of Razorfish's rights, benefits or remedies hereunder, or (c) take any other action under or in connection with the Merger Agreement that in any matter adversely affects the holders of Razorfish Shares.

     DELISTING OF RAZORFISH SHARES FOLLOWING THE MERGER

     Following the merger, the holders of Shares (other than SBI and its affiliates) will cease to participate in future earnings or growth, if any, of Razorfish or benefit from any increases, if any, in the value of Razorfish, and they no longer will bear the risk of any decreases in the value of Razorfish. Because the Shares of Class A common stock will be canceled as a result of the merger, the Shares Class A common stock will be delisted from the Nasdaq SmallCap Market System.

     The shares of Class A common stock are currently registered under the Exchange Act. Registration of the shares of Class A common stock under the Exchange Act will be terminated and Razorfish will be relieved of the obligation to comply with the public reporting requirements of the Exchange Act, including the obligation to comply with the proxy rules of Regulation 14A and 14C under the Exchange Act.

     REGULATORY APPROVALS

     Razorfish believes that there are no material regulatory or governmental approvals required in order for the merger to be consummated (other than the filing of the Certificate of Merger with the Secretary of State of the State of Delaware).

     FINANCING OF THE MERGER

     The total amount of funds required by SBI and the Purchaser to consummate the merger and to pay related fees and expenses is estimated to be approximately $[--] million. These funds will be paid primarily from the proceeds of a loan from Madeleine L.L.C. to SBI Holdings Inc., the corporate parent of SBI ("SBI Holdings"), which will make such proceeds available to SBI. This loan was funded December 31, 2002.

                   INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Certain members of Razorfish's management and Razorfish's board (as well as other employees of Razorfish) have certain interests in the merger that are described below that are in addition to their interests as stockholders generally. Razorfish's board took these interests into account in approving and adopting the Merger Agreement and the transactions contemplated thereby.

     Stock options and warrants

     Upon the earlier to occur of (a) the consummation of the tender offer, provided that more than 80% of the Razorfish Shares have been validly tendered and not withdrawn prior to the final expiration of the offer and (b) the effective time of the merger, each option to purchase Shares outstanding under any stock option or compensation plan or arrangement of Razorfish will fully vest and become exercisable. The Merger Agreement provides that SBI would pay to the holder of each such option and each holder of a warrant an amount for each Share subject to such option or warrant an amount (net of applicable withholding tax) in cash equal to the difference between $1.70 and the per Share exercise price of such option or warrant, to the extent $1.70 is greater than the per Share exercise price of such option or warrant.

     At $1.70 per Share, a total of $142,450 will be paid to directors and executive officers with respect to outstanding options to purchase shares of Class A common stock held by the following directors and executive officers in the amounts indicated: $60,662 to Mr. Jean-Philippe Maheu, Chief Executive Officer; $28,000 to Mr. John Roberts, Chief Financial Officer; $28,000 to Mr. Robert Lord, Chief Operating Officer, $3,734 to Mr. Christopher Sissons, General Counsel; $7,350 to Mr. Carter Bales, Director; $7,350 to Mr. Peter Lund, Director; and $7,350 to Mr. Bo Dimert, Director. No director or executive officer owns any warrants.

     Employment Agreement with Mr. Maheu

     Razorfish has entered into an employment agreement with Mr. Maheu, dated July 1, 2000. His annual base salary is $400,000; however, Mr. Maheu voluntarily reduced his salary to $300,000 effective May 1, 2001. His salary may be further changed in accordance with the terms of the agreement. The initial term of Mr. Maheu's employment agreement expires on December 31, 2004. Upon the expiration of the initial term, the agreement remains in effect and may be terminated by either party upon six months' prior written notice. If Mr. Maheu's employment is terminated by Razorfish other than for "Cause" (as defined in the employment agreement) or a notice of non-renewal, of if Mr. Maheu terminates his employment for "Good Reason" (as defined in the employment agreement), then Mr. Maheu is entitled to the following payments:

     o an amount equal to the monthly portion of his "Minimum Annual Compensation" (as defined in the employment agreement) as in effect on the date of such termination for the greater of 24 months or the number of months remaining in the scheduled term of the employment agreement, plus a lump sum payout in respect of accrued, but unused, vacation days; and

     o a bonus in an amount equal to the greater of (1) his actual bonus earned in the year preceding the termination and (2) his target bonus for the year of such termination, multiplied by two.

     In addition Mr. Maheu will be entitled to continue his participation in various Razorfish health benefit plans for up to the period he is continued to be paid his Minimum Annual Compensation and all his outstanding stock options will accelerate and become immediately exercisable and remain exercisable pursuant to the terms of the applicable stock plan. Under the employment agreement, "Good Reason" includes the occurrence of a "Change in Control" (which, if the merger is consummated, would be deemed to have occurred as such term is defined in the employment agreement), provided that Mr. Maheu remains employed with Razorfish for six months thereafter. Mr. Maheu was not paid a cash bonus for the year ended 2001 but, in lieu thereof, received options to purchase 13,333 shares of Class A common stock (on a post reverse split basis) with a per share exercise price equal to its fair market value.

     The agreement contains customary provisions relating to non-competition, the protection of confidential information and non-solicitation of Razorfish's employees or clients upon Mr. Maheu's termination of employment.

     Employment Agreement with Mr. Roberts

     Razorfish has entered into an employment agreement with Mr. Roberts, dated August 1, 2000, pursuant to which Mr. Roberts serves as Chief Financial Officer. Mr. Roberts receives an annual base salary of $300,000 per annum. His salary may be further changed in accordance with the terms of the agreement. The initial term of Mr. Roberts' employment agreement expires on December 31, 2004. Upon the expiration of the initial term, the agreement remains in effect and may be terminated by either party upon six months' prior written notice. If Mr. Roberts' employment is terminated by Razorfish other than for "Cause" (as defined in the employment agreement) or a notice of non-renewal, of if Mr. Roberts terminates his employment for "Good Reason" (as defined in the employment agreement), then Mr. Roberts is entitled to the following payments:

     o an amount equal to the monthly portion of his "Minimum Annual Compensation" (as defined in the employment agreement) as in effect on the date of such termination for the greater of 24 months or the number of months remaining in the scheduled term of the employment agreement, plus a lump sum payout in respect of accrued, but unused, vacation days; and

     o a bonus in an amount equal to the greater of (1) his actual bonus earned in the year preceding the termination and (2) his target bonus for the year of such termination, multiplied by two.

     In addition Mr. Roberts will be entitled to continue his participation in various Razorfish health benefit plans for up to the period he is continued to be paid his Minimum Annual Compensation and all his outstanding stock options will accelerate and become immediately exercisable and remain exercisable pursuant to the terms of the applicable stock plan (but in no event for a period of less than two years). Under the employment agreement, "Good Reason" includes the occurrence of a "Change in Control" (which, if the merger is consummated, would be deemed to have occurred as such term is defined in the employment agreement), provided that Mr. Roberts remains employed with Razorfish for six months thereafter. Mr. Roberts was not paid a cash bonus for the year ended 2001 but, in lieu thereof, received options to purchase 13,333 shares of Class A common stock (on a post reverse split basis) with a per share exercise price equal to its fair market value.

     The agreement contains customary provisions relating to non-competition, the protection of confidential information and non-solicitation of Razorfish's employees or clients upon Mr. Roberts termination of employment.

     Letter from Razorfish to Mr. Lord

     In a letter dated January 25, 2002, Razorfish stated that Mr. Lord will be entitled to a payment of an amount equal to 12 times his monthly base salary if either of the following occur: (1) if Mr. Lord's employment is terminated by Razorfish other than for cause or (2) in the event of an occurrence of a "Change in Control" (which, upon the consummation of the offer, was deemed to have occurred as such term is defined in the Letter), provided that Mr. Lord remains employed with Razorfish for six months thereafter. Mr. Lord was also granted 16,667 (on a post reverse split basis) options at an exercise price of $0.30 (on a post reverse split basis) which will become immediately exercisable as a result of a Change in Control.

     According to the terms of existing employment agreements as described above, the following executives would be entitled to receive severance or change in control payments in the amounts indicated: $1,600,000 to Mr. Jean Philippe Maheu, $1,200,000 to Mr. John Roberts and $300,000 to Mr. Robert Lord.

     Indemnification and Insurance of Razorfish's directors and officers

     The Merger Agreement provides that the Bylaws of Razorfish will contain provisions no less favorable with respect to indemnification than are set forth in Article VI of the Bylaws of Razorfish, which provisions will not be amended, repealed or otherwise modified for a period of six years from the effective time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the effective time, were directors, officers, employees, fiduciaries or agents of Razorfish, unless such modification will be required by law.

     The Merger Agreement requires SBI to cause Razorfish, to the fullest extent permitted under applicable law, to indemnify, defend and hold harmless, each present and former director, officer or employee of Razorfish or any Subsidiary (as defined in the Merger Agreement) against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, (x) arising out of or pertaining to the transactions contemplated herein or (y) otherwise with respect to any acts or omissions occurring at or prior to the effective time, to the same extent as provided in Razorfish's Organizational Documents (as defined in the Merger Agreement) or any applicable contract or agreement as in effect on the date of the Merger Agreement, in each case for a period of six years after the date of the Merger Agreement.

     The Merger Agreement also requires Razorfish to maintain in effect for six years from the effective time the current directors' and officers' liability insurance policies maintained by Razorfish (provided that Razorfish may substitute therefor policies of at least the same coverage containing terms and conditions that are substantially similar) with respect to matters occurring prior to the effective time up to a maximum cost of $1,500,000 for such insurance.

              CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The summary of federal income tax consequences set forth below is for general information only and is based on the Internal Revenue Code of 1986, as amended (the "Code"), regulations issued thereunder, judicial decisions and administrative rulings, all of which are subject to change, possibly with retroactive effect. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to particular stockholders in light of their individual circumstances or to stockholders who are subject to special rules, such as: non-U.S. persons; financial institutions; tax-exempt organizations; insurance companies; persons with a "functional currency" other than the U.S. dollar; dealers or brokers in securities; stockholders who acquired their Shares upon the exercise of employee stock options or otherwise as compensation; investors in pass-through entities; or stockholders who hold their Shares as part of a hedge, straddle, synthetic security, conversion transaction, integrated investment or other risk-reduction transaction.

     ALL STOCKHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES OF THE MERGER TO THEM, INCLUDING THE APPLICABILITY AND EFFECT OF THE ALTERNATIVE MINIMUM TAX AND ANY STATE, LOCAL OR FOREIGN INCOME AND OTHER TAX LAWS AND CHANGES IN SUCH TAX LAWS.

     The receipt of cash for Shares pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes under the Code and may also be a taxable transaction under applicable state, local and foreign income tax laws. In general, for U.S. federal income tax purposes, a stockholder will recognize gain or loss equal to the difference between the stockholder's adjusted tax basis of such stockholder's Shares and the amount of cash received in exchange therefor. Gain or loss will be calculated separately for each block of Shares converted into cash in the merger. For U.S. federal income tax purposes, such gain or loss will be capital gain or loss if the Shares are capital assets in the hands of the stockholder and will be long-term gain or loss if the holding period for the Shares is more than one year as of the date of the sale of such Shares. Long term capital gain of an individual stockholder is generally subject to maximum U.S. federal income tax rate of 20%. Stockholders are urged to consult with their own tax advisors concerning the limitations on the deductibility of capital losses.

     The receipt of cash, if any, pursuant to the exercise by a stockholder of appraisal rights under the Delaware General Corporation Law, will be a taxable transaction. We encourage any stockholder considering the exercise of any appraisal rights to consult a tax advisor to determine the tax consequence of exercising such appraisal rights.

     A stockholder that receives cash for Shares may be subject to backup withholding unless the stockholder provides its taxpayer identification number and certifies that such number is correct or properly certifies that it is awaiting a taxpayer identification number, or unless an exemption applies. A stockholder who does not furnish its taxpayer identification number may be subject to a penalty imposed by the Internal Revenue Service.

     If backup withholding applies to a stockholder, the Paying Agent is required to withhold 30% from payments to such stockholder. Backup withholding is not an additional tax. Rather, the amount of the backup withholding can be credited against the Federal income tax liability of the person subject to the backup withholding, provided that the required information is given to the Internal Revenue Service. If backup withholding results in an overpayment of tax, a refund can be obtained by the stockholder upon filing an appropriate U.S. federal income tax return.

                                APPRAISAL RIGHTS

     Stockholders of Razorfish are entitled to appraisal rights under Section 262 of the General Corporation Law of the State of Delaware as to Shares owned by them. Set forth below is a summary description of Section 262. Section 262 is reprinted in its entirety as Annex B to this Information Statement. All references in Section 262 and in this summary to a "stockholder" are to the record holder of the Shares as to which appraisal rights are asserted. A person having a beneficial interest in Shares that are held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect whatever appraisal rights the beneficial owner may have.

     FOR MORE DETAIL REGARDING APPRAISAL RIGHTS, SEE ANNEX B. THIS SUMMARY AND ANNEX B SHOULD BE REVIEWED CAREFULLY BY ANY HOLDER WHO WISHES TO EXERCISE STATUTORY APPRAISAL RIGHTS OR WHO WISHES TO PRESERVE THE RIGHT TO DO SO BECAUSE FAILURE TO COMPLY STRICTLY WITH THE PROCEDURES SET FORTH HEREIN AND THEREIN WILL RESULT IN THE LOSS OF APPRAISAL RIGHTS.

     Under Section 262 of the General Corporation Law of the State of Delaware, where a proposed merger has been consented to by a majority of the stockholders, as in the case of the action taken by written consent in lieu of a meeting of Razorfish stockholders described in this Information Statement, the corporation must notify each of its stockholders entitled to appraisal rights that such appraisal rights are available and include in such notice a copy of Section 262. This Information Statement constitutes such notice to the holders of Razorfish common stock, and the applicable statutory provisions of the General Corporation Law of the State of Delaware are attached to this Information Statement as Annex
B. Any stockholder who wishes to exercise such appraisal rights or who wishes to preserve the right to do so should review carefully the following discussion and Annex B to this Information Statement, because failure to comply with the procedures specified in Section 262 timely and properly will result in the loss of appraisal rights. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of the common stock, Razorfish believes that stockholders who consider exercising such rights should seek the advice of counsel.

     Any holder of common stock wishing to demand appraisal under Section 262 of the General Corporation Law of the State of Delaware must satisfy each of the following conditions:

     o Such stockholder must deliver to Razorfish a written demand for appraisal of such stockholder's Shares within twenty (20) days after the date of mailing of this Information Statement, which demand will be sufficient if it reasonably informs Razorfish of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's Shares.

     o    Such stockholder must not have consented to the Merger Agreement.

     o Such stockholder must continuously hold such Shares from the date of making the demand through the effective time of the Merger. Accordingly, a stockholder who is the record holder of Shares on the date the written demand for appraisal is made but who thereafter transfers such Shares prior to the effective time of the merger will lose any right to appraisal in respect of those Shares.

     Not consenting to the adoption of the Merger Agreement and the approval of the merger will not constitute a written demand for appraisal within the meaning of Section 262. The written demand for appraisal must be in addition to and separate from any action (or inaction) relating the vote.

     Only a holder of record of Shares issued and outstanding immediately prior to the effective time of the merger is entitled to assert appraisal rights for the Shares registered in that holder's name. A demand for appraisal should be executed by or on behalf of the stockholder of record, fully and correctly, as such stockholder's name appears on such stock certificates or on a security position listing of the Depository Trust Company as nominee for one or more beneficial owners, should specify the stockholder's name and mailing address and the number of Shares owned and should state that such stockholder intends thereby to demand appraisal of such stockholder's common stock.

     If the Shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity. If the Shares are owned of record by more than one person as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a stockholder; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is acting as agent for such owner or owners.

     A record holder such as a broker who holds Shares as nominee for several beneficial owners may exercise appraisal rights with respect to the Shares held for one or more beneficial owners while not exercising such rights with respect to the Shares held for one or more other beneficial owners; in such case, the written demand should set forth the number of Shares as to which appraisal is sought, and where no number of Shares is expressly mentioned, the demand will be presumed to cover all Shares held in the name of the record owner. Stockholders who hold their Shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.

     A stockholder who elects to exercise appraisal rights pursuant to Section 262 should mail or deliver a written demand to Razorfish, Inc. at 11 Beach Street, New York, New York 10013, Attention: Chief Financial Officer.

     Within 120 days after the effective time, but not thereafter, either Razorfish or any holder of dissenting Shares who has complied with the requirements of Section 262 may file a petition in the Delaware Chancery Court demanding a determination of the value of all dissenting Shares held by dissenting stockholders. Razorfish is under no obligation to and has no present intent to file a petition for appraisal, and stockholders seeking to exercise appraisal rights should not assume that Razorfish will file such a petition or that Razorfish will initiate any negotiations with respect to the fair value of such Shares. Accordingly, stockholders who desire to have their Shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262. Inasmuch as Razorfish has no obligation to file such a petition, the failure of a stockholder to do so within the period specified could nullify such stockholder's previous written demand for appraisal.

     Within 120 days after the effective time of the merger, any stockholder who has complied with the provisions of Section 262 to that point in time will be entitled to receive from Razorfish, upon written request, a statement setting forth the aggregate number of Shares not voted in favor of the Merger Agreement and the merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such

Shares. Razorfish must mail such statement to the stockholder within 10 days of receipt of such request or within 10 days after expiration of the period for delivery of demands for appraisals under Section 262, whichever is later.

     A stockholder timely filing a petition for appraisal with the Delaware Court of Chancery must deliver a copy to Razorfish, which will then be obligated within 20 days to provide the Delaware Court of Chancery with a duly verified list containing the names and addresses of all stockholders who have demanded appraisal of their Shares. After notice to such stockholders, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine which stockholders are entitled to appraisal rights. The Delaware Court of Chancery may require stockholders who have demanded an appraisal for their Shares and who hold stock represented by certificates to submit their certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any stockholder fails to comply with the requirement, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

     After determining the stockholders entitled to an appraisal, the Delaware Court of Chancery will appraise the "fair value" of their Shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. The costs of the action may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable. Upon application of a holder of dissenting Shares, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all of the Shares entitled to appraisal. STOCKHOLDERS CONSIDERING SEEKING APPRAISAL SHOULD BE AWARE THAT THE FAIR VALUE OF THEIR SHARES AS DETERMINED UNDER SECTION 262 COULD BE MORE THAN, THE SAME AS OR LESS THAN THE $1.70 PER SHARE THEY WOULD RECEIVE PURSUANT TO THE MERGER AGREEMENT IF THEY DID NOT SEEK APPRAISAL OF THEIR SHARES. STOCKHOLDERS SHOULD ALSO BE AWARE THAT INVESTMENT BANKING OPINIONS ARE NOT OPINIONS AS TO FAIR VALUE UNDER SECTION 262.

     In determining fair value and, if applicable, a fair rate of interest, the Delaware Court of Chancery is to take into account all relevant factors. Any stockholder who has duly demanded an appraisal in compliance with Section 262 will not, after the effective time of the merger, be entitled to vote the Shares subject to such demand for any purpose or to receive payment of dividends or other distributions on those Shares (except dividends or other distributions payable to holders of record of Shares as of a record date prior to the effective time of the merger).

     Any stockholder may withdraw its demand for appraisal and accept the terms offered in the Merger Agreement by delivering to Razorfish a written withdrawal of such stockholder's demand for appraisal, except that (1) any such attempt to withdraw made more than 60 days after the effective time of the merger will require written approval of Razorfish and (2) no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and such approval may be conditioned on such terms as the Delaware Court of Chancery deems just. If Razorfish does not approve a stockholder's request to withdraw a demand for appraisal when such approval is required or if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the stockholder would be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be more than, the same as or less than the value of the merger consideration of $1.70 per Share, in cash, without interest thereon.

     FAILURE TO COMPLY STRICTLY WITH ALL OF THE PROCEDURES SET FORTH IN SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE WILL RESULT IN THE LOSS OF A STOCKHOLDER'S STATUTORY APPRAISAL RIGHTS. CONSEQUENTLY, ANY STOCKHOLDER WISHING TO EXERCISE APPRAISAL RIGHTS IS URGED TO CONSULT LEGAL COUNSEL BEFORE ATTEMPTING TO EXERCISE THOSE RIGHTS.

             CERTAIN INFORMATION CONCERNING RAZORFISH AND THE SHARES

GENERAL

     Razorfish is a Delaware corporation with its principal executive offices located at 11 Beach Street, New York, New York, 10013. The telephone number of Razorfish's executive offices is (212) 966-5960.

     Founded in 1995, Razorfish is an IT consulting firm that designs and builds web applications for e-commerce, customer and partner relationship management, employee self-service, and enterprise measurement. Following a user-centered design approach, Razorfish's applications are designed to help increase customer adoption and productivity with the goal of maximizing business results and returns on IT investments. Razorfish's multi-disciplinary teams combine business strategists, information architects and designers, as well as technology architects and software engineers. Razorfish is headquartered in New York and has offices in Boston, Los Angeles, San Francisco, and Silicon Valley.

PRICE RANGE OF SHARES; DIVIDENDS

     The shares of Class A common stock are authorized for quotation on the Nasdaq SmallCap Market under the symbol "RAZF."

     The following table sets forth for the periods indicated the high and low bid prices per share as reported on the Nasdaq National and SmallCap Market, as reported in published financial sources.

     The following table sets forth the highest and lowest last sales prices of the Class A common stock as reported by Nasdaq, for each of the calendar quarters indicated:

     Quarter Ended                      High*             Low*
     -------------                      -----             ----

     December 29, 2000                  $   296.280       $ 31.893
     March 30, 2001                     $    76.898       $ 13.141
     June 29, 2001                      $    48.305       $ 10.321
     September 28, 2001                 $    17.402       $  4.50
     December 31, 2001                  $    12.601       $  5.101
     March 28, 2002                     $     7.501       $  3.90
     June 28, 2002                      $    14.371       $  3.90
     September 30, 2002                 $     5.401       $  1.18
     December 31, 2002                  $     1.88        $  1.11
     January 1, 2003 through
          January 22, 2003              $     1.70        $  1.67

*On July 16, 2002, Razorfish effected a 1-for-30 reverse stock split with respect to the Class A common stock. Accordingly, the prices for the periods prior to July 16, 2002, have been adjusted to post-split prices.

     Razorfish did not pay dividends during the periods set forth in the table above.

     On November 21, 2002, the last trading day prior to the announcement of the Merger Agreement, the last reported sale price of the Class A common stock on Nasdaq was $1.88 per share. During the thirty trading days preceding the announcement of the transaction, the average last sale price of the Class A common stock as reported by Nasdaq, was approximately $1.56 per share. On January 27, 2003, the last trading day before the date of this Information Statement, the last reported sale price of the Class A common stock on Nasdaq was $[-.--] per share.

              CERTAIN INFORMATION CONCERNING SBI AND THE PURCHASER

     SBI's wholly-owned subsidiary, SBI Purchase Corp., is a Delaware corporation incorporated and formed for the purpose of completing this transaction. The principal executive offices of SBI Purchase Corp. are located at 2825 East Cottonwood Parkway, Suite 480, Salt Lake City, Utah 84121. The business telephone number is (801) 733-3200.

     SBI and Company is a Utah corporation and a wholly-owned subsidiary of SBI Holdings Inc., a Utah corporation. SBI is an industry-focused, business-driven professional services firm. The company serves clients across their entire value chain to deliver measurable business value by leveraging technology and user-centric design. SBI's customer-, employee-, supplier-, and enterprise-facing solutions enable clients to acquire, retain and extend customer relationships, improve collaboration and coordination across their value chain, enhance operational productivity and efficiency, and gain more value from their enterprise systems. SBI and Company has offices in major cities across the U.S. and a European base of operations in London. The principal executive offices of SBI and Company are located at 2825 East Cottonwood Parkway, Suite 480, Salt Lake City, Utah 84121. The business telephone number is
(801) 733-3200.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     As of January 27, 2003, there were [--------------] Shares outstanding. The following table sets forth certain information regarding the beneficial ownership of Class A Common Stock as of January 27, 2003 by:

     (1) each person (or group within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) known by the Company to own beneficially 5% or more of the Class A Common Stock;

     (2) The Company's directors and Named Executive Officers (as defined below); and

     (3)  all directors and executive officers of the Company as a group.

     As used in this table, "beneficial ownership" means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of any security. A person is deemed to be the beneficial owner of securities that can be acquired within sixty days from January 27, 2003 through the exercise of any option, warrant or right. The Company intends to fully vest all employee stock options immediately prior to the earlier to occur of (a) the consummation of the Offer provided that more than 80% of the Shares have been validly tendered and not withdrawn or (b) the merger. Accordingly, the table below includes all options granted to each individual, whether or not currently vested. Shares of Class A common stock subject to options, warrants or rights which are currently exercisable or exercisable within sixty days are deemed outstanding for computing the ownership percentage of the person holding such options, warrants or rights, but are not deemed outstanding for computing the ownership percentage of any other person. The amounts and percentages are based upon [--------] shares of Class A common stock outstanding as of January 27, 2003.

                                                                                    Beneficial Ownership
                           Name and address of                                  ------------------------------
                          beneficial owner (1)                                     Number            Percent
-------------------------------------------------------------------------       ------------        ----------
SBI & Company..........................................................            [---]              [----]
2825 East Cottonwood Parkway, Suite 480,
Salt Lake City, Utah 84121
Jean-Philippe Maheu....................................................           77,806 (2)          [----]
John J. Roberts........................................................           51,666 (3)          [----]
Robert W. Lord.........................................................           40,000 (4)          [----]
Christopher Sissons....................................................            3,972 (5)          [----]
Carter F. Bales........................................................           14,250 (6)          [----]
Bo Dimert..............................................................           13,084 (7)          [----]
Peter A. Lund..........................................................           13,084 (7)          [----]
Directors and executive officers as a group............................          213,862              [----]

Former officers and executive officers:
Jeffrey A. Dachis......................................................           95,667 (8)          [----]
Craig M. Kanarick......................................................           40,847 (9)          [----]
Hilary A. Fenner (10)                                                                  0                0

--------------------------------------------------------------------------------

o    Less than 1%
(1) Unless otherwise noted, the address of each of the persons listed is 11 Beach Street, New York, New York 10013.
(2) Includes 77,806 shares of Class A Common Stock subject to options held by Mr. Maheu, of which 43,333 have an exercise price of $1.70 or less.
(3) Includes 51,666 shares of Class A Common Stock subject to options held by Mr. Roberts, of which 20,000 have an exercise price of $1.70 or less.
(4) Includes 40,000 shares of Class A Common Stock subject to options held by Mr. Lord, of which 20,000 have an exercise price of $1.70 or less.
(5) Includes 3,972 shares of Class A Common Stock subject to options held by Mr. Sissons, of which 2,667 have an exercise price of $1.70 or less.
(6) Includes 14,250 shares of Class A Common Stock subject to options held by Mr. Bales, of which 5,250 have an exercise price of $1.70 or less.
(7) Includes 13,084 shares of Class A Common Stock subject to options held by each of Mr. Dimert and Mr. Lund, of each of which 5,250 have an exercise price of $1.70 or less.
(8) Includes 95,667 shares of Class A Common Stock subject to options held by Mr. Dachis, none of which have an exercise price of $1.70 or less. The address for Jeffrey Dachis is 14 Prince Street, #6, New York, New York 10012.
(9) Includes 40,847 shares of Class A Common Stock subject to options held by Mr. Kanarick, none of which have an exercise price of $1.70 or less. The address for Craig M. Kanarick is 259 W. 15th Street, New York, New York 10011.
(10) The named executive left the Company in July 2002. The address for Hilary
     A. Fenner is 2845 Green Street, San Francisco, CA 94123.

        DELIVERY OF DOCUMENTS TO MULTIPLE STOCKHOLDERS SHARING AN ADDRESS

     One Information Statement will be delivered to multiple stockholders sharing an address unless Razorfish receives contrary instructions from one or more of the stockholders. Upon receipt of such notice, Razorfish will undertake to deliver promptly a separate copy of the Information Statement to the stockholder at a shared address to which a single copy of the documents was delivered and provide instructions as to how the stockholder can notify Razorfish that the stockholder wishes to receive a separate copy of the Information Statement. In the event a stockholder desires to provide such notice to Razorfish, such notice may be given verbally by telephoning Razorfish's offices at (212) 966-5960 or by mail to 11 Beach Street, New York, New York, 10013.

                       WHERE YOU CAN FIND MORE INFORMATION

     Razorfish is subject to the informational filing requirements of the Exchange Act and, in accordance therewith, is required to file periodic reports, proxy statements and other information with the SEC relating to its business, financial condition and other matters. You can read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information about the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information we file electronically with the SEC, which you can access over the Internet at HTTP://WWW.SEC.GOV. Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION ON BEHALF OF RAZORFISH, SBI OR THE PURCHASER NOT CONTAINED HEREIN OR IN THE LETTER OF TRANSMITTAL AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED.

                   FORWARD-LOOKING STATEMENTS AND INFORMATION

     This document and the documents incorporated herein by reference include forward-looking statements.

These statements involve known and unknown risks, uncertainties, and other factors that may cause actual results or events to differ materially from those anticipated in our forward-looking statements. These factors include, among others, those listed under "Risk Factors" and "Factors Affecting Future Operating Results" in Razorfish's public filings, including annual and quarterly reports.

     In some cases, you can identify forward-looking statements by our use of words such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative or other variations of these words, or other comparable words or phrases.

     These forward-looking statements are based on certain assumptions and are subject to a number of risks and uncertainties. Such uncertainties include, but are not limited to:

     o the risk of unanticipated trends and conditions in Razorfish's industry;

     o there is a risk that Razorfish will not have sufficient capital to maintain and/or expand its operations;

     o there is a risk that Razorfish will not be able to keep pace with the changing communications technologies;

     o the risk that Razorfish will not be able to maintain its reputation and expand its name recognition;

     o the risk that Razorfish will be unable to address or resolve financial, operational, and managerial challenges arising from Razorfish's restructuring efforts;

     o Razorfish is involved in litigation, including class action lawsuits and a stockholder's derivative action, that has been costly and time-consuming;

     o    there has been substantial turnover in Razorfish's management team;

     o the general adverse market conditions in the industry in which Razorfish is active have had a significant impact on Razorfish's financial condition and results of operations;

     o    intense competition in Razorfish's industry; and

     o other risks, including those detailed from time to time in Razorfish's annual and periodic reports to stockholders as filed with the SEC.

     These forward-looking statements are based on management's expectations as of the date of this document, or if incorporated by reference from a document as of an earlier date, the earlier date. Actual future performance and results could differ materially from those contained in or suggested by these forward-looking statements as a result of the factors described above and elsewhere in this document. You are cautioned not to place undue reliance on these projections, forecasts and forward-looking statements.

                                  OTHER MATTERS

     We do not intend to hold a 2003 annual meeting prior to the scheduled consummation of the merger. If the merger is not consummated and we do hold a 2003 annual meeting, we will notify you of such meeting, including the date by which stockholder proposals must be received at Razorfish's executive offices in order to be considered for inclusion in the proxy materials relating to such meeting.

                                                                         Annex A


                                                               November 21, 2002


Board of Directors
Razorfish, Inc.
11 Beach Street
New York, NY  10013

Gentlemen:

            Razorfish, Inc. (the "Company"), SBI and Company (the "Acquiror") and SBI Purchase Corp., a wholly-owned subsidiary of the Acquiror (the "Purchaser") propose to enter into an Acquisition Agreement and Agreement and Plan of Merger (the "Agreement") pursuant to which the Purchaser will make a tender offer (the "Offer") for all of the Company's outstanding shares of class A common stock and class B common stock (together, the "Company Common Stock") for $1.70 per share net to the seller in cash (the "Per Share Consideration"). The Agreement also provides that, following consummation of the Offer, the Company will be merged with the Purchaser in a merger transaction (the "Merger" and, together with the Offer, the "Transaction") in which each share of Company Common Stock will be converted into the right to receive the Per Share Consideration.

            You have asked us whether or not, in our opinion, the proposed Per Share Consideration to be received by the holders of Company Common Stock (other than the Purchaser and its affiliates) pursuant to the Transaction is fair to those stockholders from a financial point of view.

            In arriving at the opinion set forth below, we have, among other things:

      1. Reviewed the Company's Annual Reports on Form 10-K or 10-K/A and related publicly-available financial information for the two fiscal years ended December 31, 2001 and the Company's Quarterly Report on Form 10-Q and the related publicly-available unaudited financial information for the nine months ended September 30, 2002;

      2. Reviewed certain financial and operating information relating to the business, earnings, cash flow, assets and prospects of the Company, furnished to us by the Company;

      3. Reviewed financial projections through the end of the fiscal year ended December 31, 2002 prepared by the management of the Company;

      4. Conducted discussions with members of senior management of the Company concerning its operations, financial condition and prospects;

      5. Reviewed the historical market prices and trading activity for shares of the Company Common Stock and compared them with those of certain publicly-traded companies which we deemed to be reasonably similar to the Company;

      6. Compared the financial performance of the Company with that of certain companies which we deemed to be reasonably similar to the Company;

      7. Compared the proposed financial terms of the Transaction with the financial terms of certain other mergers and acquisitions which we deemed to be relevant;

      8. Reviewed a draft of the Agreement, dated November 20, 2002, including the disclosure schedules; and

      9. Reviewed such other financial studies, performed such other analyses and investigations and took into account such other matters as we deemed appropriate.

            In preparing our opinion, we have relied on the accuracy and completeness of all information reviewed by us, and we have not independently verified such information or undertaken an independent valuation or appraisal of the assets of the Company, nor have we been furnished with any such valuation or appraisal. With respect to the financial projections supplied to us, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of senior management of the Company of the future competitive, operating and regulatory environments and related financial performance of the Company. We express no opinion with respect to those projections or the assumptions on which they are based. Furthermore, we have neither reviewed the books and records of the Company nor conducted a physical inspection of the properties or facilities of the Company. We have assumed that the executed version of the Agreement will not differ in any material respect from the last draft we reviewed, and that the Transaction will be consummated on the terms set forth in the Agreement, without waiver or modification of any material terms. Our opinion is necessarily based on economic, market and other conditions and circumstances as they exist and can be evaluated on, and the information made available to us as of, the date of this opinion letter.

            This opinion does not address the relative merits of the Transaction or any other transactions or business strategies discussed by the Board of Directors of the Company as alternatives to the Transaction or the decision of the Board of Directors of the Company to proceed with the Transaction. Our opinion addresses only the fairness from a financial point of the proposed Per Share Consideration, and we do not express any views on any other terms of the Transaction.

            It is understood that this opinion letter is for the information of the Board of Directors of the Company and, except for inclusion of this opinion letter in its entirety in a proxy or information statement or tender offer recommendation statement on Schedule 14D-9 of the Company relating to the Transaction, may not be used or quoted for any other purpose without our prior written consent.

            In rendering this opinion, we have not been engaged to act as an agent or fiduciary of the holders of Company Common Stock or any other third party. We have acted as financial advisor to the Board of Directors of the Company in connection with the transaction described in this opinion letter and we will receive a fee for our services.

            On the basis of, and subject to the foregoing, we are of the opinion that, as of the date of this opinion letter, the proposed Per Share Consideration to be received by the holders of Company Common Stock (other than the Purchaser and its affiliates) pursuant to the Transaction is fair to those stockholders from a financial point of view.

                              Very truly yours,

                              GERARD KLAUER MATTISON & CO., INC.


                              By:    /s/  Dominic Petito
                                   -------------------------------------
                                   Name:  Dominic Petito
                                   Title: Senior Managing Director

                                                                         Annex B

                                  DELAWARE CODE
                Copyright (C) 1975-2002 by The State of Delaware
                              All rights reserved.

                              TITLE 8. CORPORATIONS

                       CHAPTER 1. GENERAL CORPORATION LAW

               SUBCHAPTER IX. MERGER, CONSOLIDATION OR CONVERSION

                          8 Del. C. Section 262 (2001)

Section  262. Appraisal rights

   (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

   (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251(g) of this title), Section 252, Section 254, Section 257, Section 258, Section 263 or Section 264 of this title:

      (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

      (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

         a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

         b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

         c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

         d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

      (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

   (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

      (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

      (2) If the merger or consolidation was approved pursuant to Section 228 or
Section 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

   (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

   (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

   (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

   (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

   (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

   (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

   (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

   (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                                                         Annex C

                            ACQUISITION AGREEMENT AND
                          AGREEMENT AND PLAN OF MERGER

                                      among

                                 SBI AND COMPANY
                          a Utah corporation ("Parent")

                                       and

                               SBI PURCHASE CORP.
                    a Delaware corporation and a wholly-owned
                       Subsidiary of Parent ("Purchaser")

                                       and

                                 RAZORFISH INC.
                      a Delaware corporation ("Razorfish")

                                   DATED AS OF

                                November 21, 2002

                            ACQUISITION AGREEMENT AND
                          AGREEMENT AND PLAN OF MERGER

ACQUISITION AGREEMENT AND AGREEMENT AND PLAN OF MERGER (the "Agreement") dated as of November 21, 2002 by and among SBI AND COMPANY, a Utah corporation ("Parent"), SBI PURCHASE CORP., a Delaware corporation and a wholly-owned subsidiary of Parent ("Purchaser"), and RAZORFISH INC., a Delaware corporation ("Razorfish", and together with Purchaser, the "Constituent Corporations"). Reference is made to Article XI for the definitions of certain terms used in this Agreement.

                                   BACKGROUND

This Agreement provides for the Parent to acquire Razorfish by (i) causing the Purchaser to make a tender offer for all Class A Shares and Class B Shares of Razorfish for $1.70 per share, in cash, and (ii) as promptly as practicable after the closing of such tender offer, causing the Purchaser to merge with and into Razorfish, with each then issued and outstanding Class A Share and Class B Share being converted into the same amount of cash per share as paid in the tender offer, upon the terms and conditions set forth herein.

The Boards of Directors of each of Razorfish, the Parent and the Purchaser accordingly have duly adopted resolutions approving this Agreement and the transactions contemplated hereby.

NOW, THEREFORE, in consideration of the mutual agreements contained in this Agreement, and for other good and valuable consideration, the value, receipt and sufficiency of which are acknowledged, the parties agree as follows:

                                    ARTICLE I
                                THE TENDER OFFER

1.1      The Offer.

         1.1.1 Offer. Provided that this Agreement has not been terminated pursuant to Section 9.1 hereof, as promptly as reasonably practicable, but in any event within ten (10) "business days" (as defined in Rule 14d-1(g) under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act")) following the date hereof, the Purchaser will, and the Parent will cause the Purchaser to, commence (within the meaning of Rule 14d-2 under the Exchange Act) a tender offer (as it may be amended from time to time as permitted by this Agreement, the "Offer") to purchase all of the Razorfish Shares at a price of U.S. $1.70 per share, in cash (such price, or the highest price per Razorfish Share as may be paid in the Offer, being referred to herein as the "Offer Price"). The obligation of the Purchaser to accept for payment and pay for Razorfish Shares tendered pursuant to the Offer will be subject only to the following conditions: (i) that there will be validly tendered and not withdrawn prior to the final expiration of the Offer that number of Razorfish Shares, together with Razorfish Shares then owned by the Parent, the Purchaser and their respective Subsidiaries that represents at least a majority of Razorfish Shares outstanding on a Fully Diluted Basis (as defined below) (the "Minimum Condition") and (ii) the satisfaction or waiver by the Purchaser as permitted hereunder of the other conditions set forth in Annex I hereto. For purposes of this Agreement, "Fully Diluted Basis" means the number of Razorfish Shares issued and outstanding at the time of determination, after taking into account all Razorfish Shares issuable upon conversion or exercise of outstanding options, warrants or rights to purchase Razorfish Shares. The Offer will be made by means of an offer to purchase (the "Offer to Purchase") and a related letter of transmittal, each in form reasonably satisfactory to Razorfish, containing the terms set forth in this Agreement and the conditions set forth in Annex I. Without limiting the foregoing, effective upon the first acceptance for payment of Razorfish Shares by the Purchaser pursuant to the Offer, the holder of such Razorfish Shares will sell and assign to the Purchaser all right, title and interest in and to all of Razorfish Shares tendered (including, but not limited to, such holder's right to any and all dividends and distributions with a record date before, and a payment date after, the scheduled or extended expiration date) (such time being referred to as the "Consummation of the Offer").

         1.1.2 Waiver; Extension of Offer. The Purchaser expressly reserves the right, subject to compliance with the Exchange Act, to waive any of the conditions to the Offer and to make any change in the terms of or conditions to the Offer, provided that (i) the Minimum Condition may not be waived or changed without the prior written consent of Razorfish and (ii) no change may be made that changes the form of consideration to be paid, decreases the Offer Price, decreases the number of Razorfish Shares sought in the Offer, adds additional conditions to the Offer, modifies any of the conditions to the Offer in a manner adverse to holders of Razorfish Shares, makes any other change in the terms of the Offer that is in any manner adverse to the holders of Razorfish Shares or (except as provided in the next sentence and in Section 1.1.3) extends the Offer beyond the date that is twenty (20) business days after commencement of the Offer (the "Initial Expiration Date"), without the prior written consent of Razorfish. Notwithstanding the foregoing, the Purchaser may, without the consent of Razorfish, and will, at Razorfish's request (x) from time to time, extend the Offer beyond the then current expiration date if at such date, or if applicable any extension thereof, any of the conditions to the Offer set forth in clauses
(i) through (v) of Annex I will not be satisfied or waived, until such time as such conditions are satisfied or waived; provided that if any of the conditions to the Offer set forth in clause (ii) of Annex I will not be satisfied or waived, the Purchaser may, but will not be required to, extend the expiration date of the Offer beyond the then current expiration date; provided further, that if all conditions other than the Minimum Condition are satisfied or waived, the Purchaser may on one occasion for a period not to exceed twenty (20) business days, extend the Offer beyond the then current expiration date, and (y) extend the Offer for any period required by any rule, regulation, interpretation or position of the Securities and Exchange Commission or the staff thereof (the "SEC") applicable to the Offer; provided, however, that the Offer, as it may be extended from time to time, may not be so extended beyond February 28, 2003 (the "Outside Date").

         1.1.3 Payment; Subsequent Offering Period. As soon as practicable after the expiration date of the Offer, assuming the prior satisfaction or waiver of the Minimum Condition and the other conditions of the Offer set forth in Annex I as contemplated hereby, the Purchaser will accept for payment and pay for all Razorfish Shares that have been validly tendered and not withdrawn pursuant to the Offer. The Parent will provide or cause to be provided to the Purchaser on a timely basis the funds necessary to purchase all Razorfish Shares that the Purchaser becomes obligated to purchase pursuant to the Offer, and will be liable on a direct and primary basis for the performance by the Purchaser of its obligations under this Agreement. If, on the expiration date of the Offer, the Minimum Condition has been satisfied or, with the consent of Razorfish, waived, and all other conditions to the Offer have been satisfied or waived, but less than 90 percent (90%) of Razorfish Shares then issued and outstanding, together with Razorfish Shares beneficially owned by the Parent, the Purchaser and their Subsidiaries, have been validly tendered and not withdrawn, the Purchaser may extend the Offer for a further period of time, after it has accepted and paid for (in accordance with the first sentence of this section) all of Razorfish Shares tendered in the Offer, by means of a "subsequent offering period" of at least three (3) but no more than twenty (20) business days in accordance with Rule 14d-11 under the Exchange Act to meet the objective (which is not a condition to the Offer) that there be tendered prior to the expiration date of the Offer (as so extended) and not withdrawn a number of Razorfish Shares that, together with Razorfish Shares beneficially owned by the Parent, the Purchaser and their Subsidiaries, represents at least ninety percent (90%) of the then issued and outstanding Razorfish Shares. During the subsequent offering period, the Purchaser will immediately accept for payment and promptly pay for all Razorfish Shares as they are tendered pursuant to the Offer in accordance with Rule 14d-11 under the Exchange Act.

         1.1.4 Joint Press Release. No later than the first business day following execution of this Agreement and subject to the conditions of this Agreement, the Parent will issue a joint press release with Razorfish (the "Joint Press Release") regarding this Agreement and Parent and Purchaser's intent to make the Offer, and will file with the SEC the Joint Press Release, under cover of Schedule TO, indicating on the front of such Schedule TO that such filing contains pre-commencement communications.

         1.1.5 Schedule TO. On the date of commencement of the Offer, the Parent and the Purchaser will file with the SEC a Tender Offer Statement on Schedule TO (together with all amendments, supplements, and exhibits thereto, the "Schedule TO") with respect to the Offer. The Schedule TO will include the summary term sheet required thereby, and as exhibits thereto, the Offer to Purchase and forms of the letter of transmittal, summary advertisement and all other ancillary offer documents (the Schedule TO and the other documents pursuant to which the Offer is made, together with any supplements, amendments or exhibits thereto, are referred to as the "Offer Documents"). The Parent and the Purchaser will take all steps necessary to cause the Offer Documents to be disseminated to holders of Razorfish Shares to the extent required by applicable federal securities laws. Razorfish, the Parent and the Purchaser each agree promptly to correct any information provided by it for use in the Offer Documents if and to the extent that such information becomes false or misleading in any Material respect. The Parent and the Purchaser agree to take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and to be disseminated to holders of Razorfish Shares, in each case as and to the extent required by applicable federal securities Law. Razorfish and its counsel will be given a reasonable opportunity to review and comment on the Offer Documents prior to their being filed with the SEC or disseminated to the holders of Razorfish Shares. The Parent and the Purchaser also agree to provide Razorfish and its counsel in writing with any comments the Parent, the Purchaser or their counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments, and will consult with and provide Razorfish and its counsel a reasonable opportunity to review and comment on the response of the Parent and the Purchaser to such comments prior to responding.

         1.1.6 Terminate Offer. If this Agreement has been terminated pursuant to Section 9.1 hereof, the Purchaser will promptly terminate the Offer without accepting any Razorfish Shares for payment.

1.2      Actions by Razorfish.

         1.2.1 Provide Information. Razorfish was advised at its November 21, 2002 Board of Directors meeting that all of its directors and Executive Officers who own Razorfish Shares intend to tender their Razorfish Shares pursuant to the Offer so long as such action would not result in liability under Section 16(b) of the Exchange Act. In connection with the Offer, Razorfish will, or will cause its transfer agent to, promptly furnish the Purchaser with a list of its stockholders, mailing labels and any available listing or computer file containing the names and addresses of all record holders of Razorfish Shares and lists in Razorfish's possession or control of securities positions of Razorfish Shares held in stock depositories, in each case as of a recent date, and will provide to the Purchaser such additional information (including updated lists of stockholders, mailing labels and lists of securities positions) and such other assistance as the Purchaser may reasonably request in connection with the Offer and Purchaser will be subject to the provisions of the confidentiality agreement between Razorfish and the Parent dated as of August 6, 2001 (the "Confidentiality Agreement"); provided that the provisions of the Confidentiality Agreement shall not be deemed to limit or restrict the information to be included in the Offer Documents pursuant to applicable securities laws. The information provided pursuant to the preceding sentence will be used only by the Parent and the Purchaser solely in connection with the Offer and the Merger; provided, that the Parent and the Purchaser may take such actions as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Offer and the transactions contemplated by this Agreement.

         1.2.2 Joint Press Release. No later than the first business day following execution of this Agreement, and subject to the conditions of this Agreement, Razorfish will issue the Joint Press Release with the Parent and the Purchaser and file with the SEC the Joint Press Release, under cover of Schedule 14D-9, indicating on the front of such Schedule 14D-9 that such filing contains pre-commencement communications.

         1.2.3 Schedule 14D-9. On the day that the Offer is commenced, Razorfish will file with the SEC and disseminate to holders of Razorfish Shares, in each case as and to the extent required by applicable federal securities Law, a Solicitation/Recommendation Statement on Schedule 14D-9 (together with any amendments or supplements thereto, the "Schedule 14D-9") that will reflect the recommendations of Razorfish's Board of Directors with respect to the Offer and the Merger; provided that such recommendation need not be made or, if previously made, may be withdrawn, modified or amended to the extent Razorfish's Board of Directors has determined that the failure to take such action would be inconsistent with their fiduciary duties under applicable Laws in accordance with Section 6.1.5. Razorfish, the Parent and the Purchaser each agree promptly to correct any information provided by it for use in the Schedule 14D-9 if and to the extent that it will have become false or misleading in any Material respect. Razorfish agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to holders of Razorfish Shares, in each case as and to the extent required by applicable federal securities Law. The Purchaser and its counsel will be given a reasonable opportunity to review and comment on the Schedule 14D-9 prior to its being filed with the SEC or disseminated to holders of Razorfish Shares. Razorfish also agrees to provide the Purchaser and its counsel in writing with any comments Razorfish or its counsel may receive from the SEC with respect to the Schedule 14D-9 promptly after the receipt of such comments, and will consult with and provide the Purchaser and its counsel a reasonable opportunity to review and comment on the response of Razorfish to such comments prior to responding.

1.3      Directors.

         1.3.1 Designation; Independent Directors. Promptly upon the purchase of and payment for Razorfish Shares by the Parent or the Purchaser representing at least a majority of Razorfish Shares on a Fully Diluted Basis, the Purchaser will be entitled to designate for appointment or election to Razorfish's then existing Board of Directors, upon written notice to Razorfish, such number of directors, rounded up to the next whole number, on the Board of Directors such that the percentage of its designees on the Board will equal the percentage of the outstanding Razorfish Shares on a Fully Diluted Basis owned of record by the Parent and its direct or indirect Subsidiaries. In furtherance thereof, Razorfish will, upon request of the Purchaser, use commercially reasonable efforts promptly to cause the Purchaser's designees (and any replacement designees in the event that any designee will no longer be on the Board of Directors) to be so elected to Razorfish's Board of Directors, and, to the extent necessary, use commercially reasonable efforts to obtain the resignation of such number of its current directors as is necessary to give effect to the foregoing provision. At such time, Razorfish will also, upon the request of the Purchaser and in accordance with applicable Laws, use commercially reasonable efforts to cause the Persons designated by the Purchaser to constitute at least the same percentage (rounded up to the next whole number) as is on Razorfish's Board of Directors of (i) each committee of Razorfish's Board of Directors, (ii) each board of directors (or similar body) of each Subsidiary of Razorfish and
(iii) each committee (or similar body) of each such board. Notwithstanding the foregoing, until the Effective Time, the Board of Directors of Razorfish will have at least three directors who are directors of Razorfish on the date of this Agreement and who are not officers of Razorfish or any of its Subsidiaries (the "Independent Directors"); provided, however, that (x) notwithstanding the foregoing, in no event will the requirement to have at least three Independent Directors result in the Purchaser's designees constituting less than a majority of Razorfish's Board of Directors unless the Purchaser will have failed to designate a sufficient number of Persons to constitute at least a majority and
(y) if the number of Independent Directors is reduced below three for any reason whatsoever (or if immediately following Consummation of the Offer there are not at least three then-existing directors of Razorfish who (1) are Qualified Persons (as defined below) and (2) are willing to serve as Independent Directors), then the number of Independent Directors required hereunder will be one, unless the remaining Independent Director is able to identify a person, who is not an officer or Affiliate of Razorfish, the Parent or any of their respective Subsidiaries and who is reasonably acceptable to the Parent (any such person being referred to herein as a "Qualified Person"), willing to serve as an Independent Director, in which case such remaining Independent Director will be entitled to designate any such Qualified Person or Persons to fill such vacancies, and such designated Qualified Person will be deemed to be an Independent Director for purposes of this Agreement, or if no Independent Directors then remain, the other Directors will be required to designate three Qualified Persons to fill such vacancies, and such persons will be deemed to be Independent Directors for purposes of this Agreement.

         1.3.2 Compliance with Exchange Act. Razorfish's obligations to appoint the Purchaser's designees to Razorfish's Board of Directors will be subject to compliance with Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. Razorfish will promptly take all actions required pursuant to
Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder in order to fulfill its obligations pursuant to Section 1.3.1, including mailing to stockholders the information required by such Section 14(f) and Rule 14f-1 (which Razorfish will mail together with the Schedule 14D-9 if it receives from the Parent and the Purchaser the information below on a timely basis to permit such mailing) as is necessary to fulfill Razorfish's obligations pursuant to
Section 1.3.1. The Parent or the Purchaser will supply Razorfish in writing any information with respect to either of them and their nominees, officers, directors and Affiliates required by such Section 14(f) and Rule 14f-1 as is necessary in connection with the appointment of any of the Purchaser's designees pursuant to Section 1.3.1. The provisions of Section 1.3.1 are in addition to and will not limit any rights that the Parent, the Purchaser or any of their Affiliates may have as a holder or beneficial owner of Razorfish Shares as a matter of Law with respect to the election of directors or otherwise.

         1.3.3 Action by Independent Directors. Following the election or appointment of the Purchaser's designees as set forth above, the approval by affirmative vote or written consent of all of the Independent Directors then in office (or, if there is only one Independent Director then in office, the Independent Director) will be required to authorize (and such authorization will constitute the authorization of Razorfish's Board of Directors and no other action on the part of Razorfish, including any action by any committee thereof or any other director of Razorfish, will, unless otherwise required by Law, be required or permitted to authorize) (i) any amendment or termination of this Agreement by Razorfish, (ii) any other action of Razorfish's Board of Directors under or in connection with this Agreement that in any manner adversely affects the holders of Razorfish Shares, as determined by any of the Independent Directors, or (iii) any waiver or exercise of any of Razorfish's rights under this Agreement. The Independent Directors will have the authority to retain such counsel and other advisors at the expense of Razorfish as reasonably deemed appropriate by the Independent Directors. In addition, the Independent Directors will have the authority to institute any action, on behalf of Razorfish, to enforce performance of this Agreement.

                                   ARTICLE II
                                   THE MERGER

2.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time the Purchaser will be merged with and into Razorfish (the "Merger") in accordance with the provisions of the General Corporation Law of the State of Delaware (the "Delaware Act"). Following the Merger, Razorfish will continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of the Purchaser will cease. Razorfish and the Purchaser are sometimes referred to collectively as the "Constituent Corporations."

2.2 The Closing. Unless this Agreement has been terminated pursuant to Section 9.1, the closing of the Merger contemplated by this Agreement (the "Closing") will take place at 10:00 a.m., local time, on a date to be specified by the parties that is no later than the third business day following satisfaction or waiver of the conditions set forth in Section 8.1 (the "Closing Date"), at the offices of Morrison & Foerster LLP, 1290 6th Avenue, 40th Floor, New York, NY, unless another date, time or place is agreed to in writing by the parties.

2.3 Effective Time. Upon the terms and subject to the conditions of this Agreement, on the Closing Date (or on such other date as the parties may agree) Razorfish will file with the Delaware Secretary of State an appropriate certificate of merger (or certificate of ownership and merger, as the case may be) (the "Certificate of Merger") and make all other filings or recordings required by the Delaware Act in connection with the Merger. The Merger will be consummated on the later of the date on which the Certificate of Merger has been filed with the Delaware Secretary of State or such time as is agreed upon by the parties and specified in such Certificate of Merger. The time the Merger becomes effective in accordance with the Delaware Act is referred to in this Agreement as the "Effective Time."

2.4 Effects of the Merger. The Merger will have the effects set forth in this Agreement and Section 259 of the Delaware Act. Without limiting the generality of the foregoing, as of the Effective Time the Surviving Corporation will succeed to all the properties, rights, privileges, powers, franchises and assets of the Constituent Corporations, and all debts, liabilities and duties of the Constituent Corporations will become debts, liabilities and duties of the Surviving Corporation.

2.5 Organizational Documents. At the Effective Time, the certificate of incorporation and bylaws of the Purchaser (as in effect immediately prior to the Effective Time), will become the certificate of incorporation and bylaws of the Surviving Corporation until thereafter amended in accordance with their respective terms and the Delaware Act.

2.6 Directors and Officers. The directors and the officers of the Purchaser at the Effective Time will be the initial directors and officers of the Surviving Corporation and will hold office from the Effective Time in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

2.7 Merger Without Meeting of Razorfish Stockholders. If following the Consummation of the Offer or any subsequent offering period, the Purchaser owns at least ninety percent (90%) of the outstanding Razorfish Shares, each of the parties hereto will take all necessary and appropriate action to cause the Merger to become effective as soon as reasonably practicable after such acquisition, without a Razorfish Stockholders Meeting, in accordance with
Section 253 of the Delaware Act.

2.8 Conversion of Shares. As of the Effective Time, by virtue of the Merger and without any action on the part of Razorfish, the Parent or the Purchaser or their respective stockholders:

         2.8.1 Right to Receive Merger Consideration. Each Razorfish Share (other than shares to be canceled in accordance with Section 2.8.2 and any Dissenting Shares) issued and outstanding immediately prior to the Effective Time will be converted into the right to receive the Offer Price in cash, payable to the holder thereof, without interest (the "Merger Consideration"), upon surrender of the Certificate formerly representing such Razorfish Share in the manner provided in Section 3.2. All such Razorfish Shares, when so converted, will no longer be outstanding and will automatically be canceled and will cease to exist, and each holder of a Certificate will cease to have any rights with respect to such Razorfish Shares, except the right to receive the Merger Consideration, without interest, upon the surrender of such Certificate in accordance with Section 3.2.

         2.8.2 Cancellation of Razorfish Shares Held by Parent and Purchaser. Each Razorfish Share owned immediately prior to the Effective Time by Razorfish, the Parent, the Purchaser or any of their respective Subsidiaries, including without limitation, any such shares held as treasury stock of Razorfish, will be canceled and extinguished and no consideration will be delivered in exchange therefor. For purposes of this section, Razorfish Shares owned beneficially or held of record by any plan, program or arrangement sponsored or maintained for the benefit of any current or former employee of Razorfish, the Parent, the Purchaser or any of their respective Subsidiaries, will not be deemed to be held by Razorfish, the Parent, the Purchaser or any such Subsidiary, regardless of whether Razorfish, the Parent, the Purchaser or any such Subsidiary has the power, directly or indirectly, to vote or control the disposition of such shares.

         2.8.3 Conversion of Purchaser Shares. Each Purchaser Share issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one Class A Share of the Surviving Corporation.

         2.8.4 Cancellation of Razorfish Options. Each Razorfish Option that is unexercised and outstanding immediately prior to the Effective Time will, by virtue of the Merger and without any action on the part of the holder thereof, fully vest, be canceled, and represent only the right to receive an amount in cash equal to the excess, if any, of the Merger Consideration less the exercise price for each Razorfish Share purchasable pursuant to such Razorfish Option immediately prior to the Effective Time, less any amounts as are required to be deducted and withheld under the Code or any provision of state, local or foreign tax law in connection with such payment (such net amount, the "Option Spread Payment"), and all other rights of a holder associated with the Razorfish Options shall be terminated and canceled.

                                   ARTICLE III
                                     PAYMENT

3.1 Surrender of Certificates. From and after the Effective Time, each holder of a certificate that immediately prior to the Effective Time represented an outstanding Razorfish Share (a "Certificate") will be entitled to receive in exchange therefor, upon surrender thereof to the Paying Agent), the Merger Consideration into which the Razorfish Shares evidenced by such Certificate were converted pursuant to the Merger. No interest will be payable on the Merger Consideration to be paid to any holder of a Certificate irrespective of the time at which such Certificate is surrendered for exchange.

3.2 Paying Agent; Certificate Surrender Procedures.

         3.2.1 Paying Agent. On or prior to the Effective Time, the Parent will designate (with the approval of Razorfish, not to be unreasonably withheld) and enter into an agreement with an institution or trust company to act as paying agent for the Merger Consideration (the "Paying Agent").

         3.2.2 Payment Fund. As soon as reasonably practicable after the Effective Time, the Parent will deposit, or cause to be deposited, with the Paying Agent, an amount in cash sufficient to provide all funds necessary for the Paying Agent to make payment of the Merger Consideration (the "Payment Fund"). Pending payment of such funds to the holders of Certificates, the Payment Fund will be held and may be invested by the Paying Agent as the Parent directs (so long as such directions do not impair the rights of holders of Razorfish Shares) in: (i) the direct obligations of the United States for which the full faith and credit of the United States is pledged to provide for the payment of principal and interest; (ii) commercial paper maturing not more than 270 days after the date of issue and rated P-1 by Moody's Investors Services, Inc. or A-1 by Standard & Poor's Corporation, (iii) certificates of deposit maturing not more than 270 days after the date of issue issued by, or in money market or demand deposit accounts maintained at, a commercial banking institution, which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000; (iv) money market accounts maintained with mutual funds having assets in excess of $2,500,000,000; and (v) tax exempt securities rated A or better by Moody's or A+ or better by Standard & Poor's. Any net profit resulting from, or interest or income produced by, such investments will be payable to the Parent or its designee, in the Parent's sole discretion. The Parent will promptly replace any monies lost through any investment made pursuant to this Section 3.2.2.

         3.2.3 Transmittals. As soon as reasonably practicable after the Effective Time, the Parent will instruct the Paying Agent to mail to each record holder of a Certificate (i) a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to such Certificates will pass, only upon delivery of the Certificate to the Paying Agent and will be in such form and have such other provisions as the Parent will reasonably specify) and (ii) instructions for use in effecting the surrender of Certificates for the Merger Consideration. Upon the surrender to the Paying Agent of such Certificates together with a duly executed and completed letter of transmittal and all other documents and other materials required by the Paying Agent to be delivered in connection therewith, the holder will be entitled to receive the Merger Consideration into which the Certificates so surrendered have been converted in accordance with the provisions of this Agreement. Until so surrendered, each outstanding Certificate will be deemed from and after the Effective Time, for all corporate purposes, to evidence the right to receive the Merger Consideration into which the Razorfish Shares represented by such Certificate have been converted in accordance with the provisions of this Agreement.

3.3 Transfer Books. The stock transfer books of Razorfish will be closed at the Effective Time, and no transfer of any Razorfish Shares will thereafter be recorded on any of the stock transfer books. In the event of a transfer of ownership of any Razorfish Shares prior to the Effective Time that is not registered in the stock transfer records of Razorfish at the Effective Time, the Merger Consideration into which such Razorfish Shares has been converted in the Merger will be paid to the transferee in accordance with the provisions of
Section 3.2 only if the Certificate is surrendered as provided in Section 3.2 and accompanied by all documents required to evidence and effect such transfer (including evidence of payment of any applicable stock transfer taxes).

3.4 Termination of Payment Fund. Any portion of the Payment Fund that remains undistributed one hundred eighty (180) days after the Effective Time will be delivered to the Parent upon demand, and each holder of Razorfish Shares who has not previously surrendered Certificates in accordance with the provisions of this article will thereafter look only to the Parent for satisfaction of such holder's claims for the Merger Consideration.

3.5 Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, Razorfish Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has complied with all of the relevant provisions of
Section 262 of the Delaware Act regarding appraisal for such shares ("Dissenting Shares"), will not be converted into a right to receive the Merger Consideration, unless such holder fails to perfect or withdraws or otherwise loses its right to appraisal. Razorfish will give the Parent prompt written notice of any and all demands for appraisal rights, withdrawal of such demands and any other communications delivered to Razorfish pursuant to Section 262 of the Delaware Act, and Razorfish will give the Parent the opportunity, to the extent permitted by applicable Law, to participate in all negotiations and proceedings with respect to such demands. Except with the prior written consent of the Parent, Razorfish will not voluntarily make any payment with respect to any demand for appraisal rights and will not settle or offer to settle any such demand. Each holder of Dissenting Shares who becomes entitled to payment for such Dissenting Shares under the provisions of Section 262 of the Delaware Act, will receive payment thereof from the Surviving Corporation and such Dissenting Shares will no longer be outstanding and will automatically be canceled and retired and will cease to exist.

3.6 Lost Certificates. If any Certificate has been lost, stolen or destroyed, upon the making of an affidavit (in form and substance reasonably acceptable to the Parent) of that fact by the person making such a claim, and, if required by the Parent, the posting by such person of a bond in such reasonable amount as the Parent may direct as indemnity against any claim that may be made against or with respect to such Certificate, the Paying Agent will deliver in exchange for such lost, stolen or destroyed Certificate the Merger Consideration pursuant to
Section 3.2.

3.7 No Rights as Stockholder. From and after the Effective Time, the holders of Certificates will cease to have any rights as a stockholder of the Surviving Corporation except as otherwise expressly provided in this Agreement or by applicable Laws, and the Parent will be entitled to treat each Certificate that has not yet been surrendered for exchange solely as evidence of the right to receive the Merger Consideration into which the Razorfish Shares evidenced by such Certificate have been converted pursuant to the Merger.

3.8 Withholding. The Parent will be entitled to deduct and withhold from the Merger Consideration otherwise payable to any former holder of Razorfish Shares all amounts required by Law to be deducted or withheld therefrom. To the extent that amounts are so deducted and withheld and paid to the appropriate Governmental Entity, such amounts will be treated for all purposes of this Agreement as having been paid to the holder of the Razorfish Shares in respect of which such deduction and withholding was made by the Parent or the Purchaser.

3.9 Escheat. Neither the Parent, the Purchaser nor Razorfish will be liable to any former holder of Razorfish Shares for any portion of the Merger Consideration delivered to any public official pursuant to any applicable abandoned property, escheat or similar Law. In the event any Certificate has not been surrendered for the Merger Consideration prior to the sixth anniversary of the Closing Date, or prior to such earlier date as of which such Certificate or the Merger Consideration payable upon the surrender thereof would otherwise escheat to or become the property of any governmental entity, then the Merger Consideration otherwise payable upon the surrender of such Certificate will, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all rights, interests and adverse claims of any person.

                                   ARTICLE IV
             REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

        Parent and the Purchaser hereby represent and warrant jointly and severally to Razorfish as follows:

4.1 Corporate Organization. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah and has full corporate power and authority to carry on its business as now conducted. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to carry on its business as now conducted. Parent directly owns and has power to vote all of the outstanding capital stock of Purchaser. Each of Parent and Purchaser is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except for where the failure to be so qualified would not, taken together, have a Material Adverse Effect. Purchaser was formed for the purpose of effecting the Offer and the Merger and has not conducted, and will not conduct, any business prior to the Effective Time other than that which is necessary to effectuate the Offer and the Merger. True and complete copies of the certificate of incorporation and the bylaws of each of Parent and Purchaser have been provided to Razorfish.

4.2      Authority Relative to this Agreement; No Violation.

         4.2.1 Authority. Parent and Purchaser each has the corporate power to enter into this Agreement, to carry out its obligations hereunder, to perform and comply with all the terms and conditions hereof to be performed and complied with by it, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance and compliance with all the terms and conditions hereof to be performed and complied with, and the consummation of the transactions contemplated hereby, by Parent and Purchaser have been duly authorized by all requisite corporate action on the part of each of Parent and Purchaser. This Agreement has been duly and validly executed and delivered by each of Parent and Purchaser and is the legal, valid and binding obligation of each of Parent and Purchaser enforceable against each of them in accordance with its terms, except as such enforceability may be limited by (i) laws of general application relating to bankruptcy, insolvency, reorganization, moratorium and the relief of debtors, and similar laws affecting creditors' rights and remedies generally, and

(ii) the availability of specific performance, injunctive relief and other equitable remedies, regardless of whether enforcement is sought in a proceeding at law or in equity.

         4.2.2 Compliance with Charter and Laws. Neither the execution and delivery of this Agreement by Parent and Purchaser, the performance and compliance by Parent and Purchaser of and with the terms and conditions hereof to be performed and complied with by Parent and Purchaser, nor the consummation by Parent and Purchaser of the transactions contemplated hereby will (i) violate, conflict with or result in a breach of, any provision of the Organizational Documents of Parent or Purchaser or (ii) assuming that the approvals referred to in Section 4.3 are obtained, (A) violate, conflict with or result in a breach of any Law applicable to Parent or Purchaser or any of the respective properties or assets of Parent or Purchaser, which violation, conflict or breach is Material to Parent or Purchaser or could prevent or materially delay Parent or Purchaser from consummating the transactions contemplated hereby or (B) except as set forth in Schedule 4.2.2 attached hereto, violate, conflict with, result in a breach of, result in the impairment of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, result in the creation or imposition of any Lien upon any of the respective properties or assets of Parent or Purchaser, or require any consent, approval, waiver, exemption, amendment, authorization, notice or filing under, any of the terms, conditions or provisions of any agreement or other instrument or obligation to which Parent or Purchaser is a party or by which any of their respective properties or assets may be bound or affected, which agreement or other instrument is Material to Parent or Purchaser, as the case may be, or any two or more such agreements, instruments or obligations which, taken together, are Material to Parent or Purchaser, as the case may be.

4.3 Consents and Approvals. There are no consents, approvals or authorizations of or designations, declarations or filings with any Governmental Entities on the part of Parent or Purchaser required for the validity of the execution and delivery by each of Parent and Purchaser of this Agreement or the performance and compliance by either of them of and with the terms and conditions of this Agreement or the consummation of the transactions contemplated hereby, except for the filings referred to in Section 1.1 and the filing and in connection with the Merger, recordation of the Certificate of Merger or the Certificate of Ownership and Merger as the case may be, as required by the Delaware Act.

4.4 Capitalization. All of the outstanding shares of capital stock of Purchaser have been or shall be prior to the Effective Time validly issued, fully paid and nonassessable. There are no options, warrants, or other derivative securities of Purchaser outstanding.

4.5 Broker's Fees. Neither Parent nor Purchaser nor any of their respective officers or directors or affiliates has employed any broker, finder or investment banker or incurred any liability for any broker's fees, investment banker's or finder's fees in connection with any of the transactions contemplated by this Agreement for which Razorfish or any of the Subsidiaries or any of their respective officers, directors or stockholders shall be liable.

4.6 No Capital Ownership in Razorfish. Neither the Parent nor any of its Subsidiaries owns any Razorfish Shares.

4.7 Absence of Defaults. Neither Parent nor Purchaser are in default under or in violation of any provision of its Organizational Documents, or in default or violation of any Material contract and, to the Knowledge of Parent or Purchaser, no event has occurred which, with notice, lapse of time and/or action by a third party, would constitute or result in such a default or violation, except where such default or violation would not have a Material Adverse Effect.

4.8 Litigation. Except as set forth in Schedule 4.8 hereto, there are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental agency or authority or arbitration tribunal by which Parent or Purchaser is bound, or to which any of either Parent or Purchaser's assets, properties, securities or businesses are subject that, taken together, shall have a Material Adverse Effect or that would prevent the consummation by Parent or Purchaser of the transactions contemplated hereby. Except as set forth in
Schedule 4.8 hereto, as of the date hereof there are no actions, suits, claims, legal, administrative or arbitral proceedings or investigations, pending or, to the Knowledge of Parent or Purchaser threatened against Parent or Purchaser or any of either Parent or Purchaser's assets or properties.

4.9 Financial Ability. The Parent has adequate resources for obtaining and providing the aggregate Offer and Merger Consideration in cash in the amount and at the times required under this Agreement.

4.10 Authorizations; Compliance with Laws. Parent holds all authorizations, permits, licenses, variances, exemptions, orders and approvals required by Governmental Entities for the lawful conduct of its business taken as a whole, to own or hold under lease the properties and assets it owns or holds under lease and to perform all of its obligations under the agreements to which it is a party (the "Parent Permits"), except for such authorizations, permits, licenses, variances, exemptions, orders and approvals which the failure to hold, taken together, would not have a Material Adverse Effect. Parent is in compliance with the terms of the Parent Permits except where the failure to be in such compliance will not, taken together, have a Material Adverse Effect. Since January 1, 1999, Parent has not been and is not in violation of or default under any Law of any Governmental Entity, except for any such violation or default which will not have a Material Adverse Effect. To Parent's Knowledge, as of the date of this Agreement, no investigation or reviews by any Governmental Entity with respect to Parent is pending nor has any Governmental Entity notified Parent of an intention to conduct the same nor do any facts exist which may give rise to such an investigation or review.

                                    ARTICLE V
                   REPRESENTATIONS AND WARRANTIES OF RAZORFISH

In this Article V and in Articles VI, VII and VIII hereof, references to "Razorfish" shall be deemed to include the Subsidiaries unless the context in which it is being used would reasonably require otherwise. Except as set forth on the Disclosure Schedule, Razorfish hereby represents and warrants to Parent and Purchaser as follows:

5.1 Organization and Qualification. Razorfish is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to carry on its business as now being conducted. Razorfish is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction wherein the character of its properties owned or leased or the nature of its activities makes such qualification legally required, except where the failure to be so qualified would not, taken together, have a Material Adverse Effect. Set forth in Section 5.1 of the Disclosure Schedule is a list of all of the jurisdictions in which Razorfish is qualified as a foreign corporation to do business. Copies of the Razorfish Organizational Documents, as in effect on the date hereof, including all amendments thereto, have been previously delivered by Razorfish to Parent.

5.2      Capitalization.

         5.2.1 Capital Stock. There are 200,000,000 duly authorized Class A Shares, 50 duly authorized Class B Shares, and 10,000,000 duly authorized shares of Preferred Stock, $.01 par value, of Razorfish (the "Preferred Shares"). As of November 19, 2002, there were 4,834,974 Class A Shares issued and outstanding, 50 Class B Shares issued and outstanding, and no Preferred Shares issued and outstanding. All of the issued and outstanding Razorfish Shares have been duly authorized and are validly issued, fully paid, and nonassessable. Except as set forth in Section 5.2.2 below, Razorfish does not have any outstanding securities convertible into or exchangeable for any shares of capital stock. Razorfish has 2,453 shares of treasury stock. The number of Razorfish Shares outstanding on a Fully Diluted Basis required to be validly tendered to satisfy the Minimum Condition, calculated as of November 19, 2002, is 2,783,599.

         5.2.2 Outstanding Options. Except as to Razorfish Options (as defined in Section 7.6.2) and Warrants (as defined in Article XI), there are no other options, warrants, calls, stock appreciation rights or other rights, or convertible debt or security, or any share reserved for issuance or any arrangement, subscription agreement, plan, or commitment, relating to the issued (including treasury stock) or unissued capital stock or other securities of Razorfish granted or made by Razorfish or to which Razorfish is a party. Section
5.2.2 of the Disclosure Schedule sets forth the Razorfish Options and the Warrants held by each Option Holder and Warrant Holder and their exercise prices and expiration dates.

5.3      Subsidiaries.

         5.3.1 Subsidiaries; Organization; Capital Stock; Authority. Section
5.3.1 of the Disclosure Schedule contains a complete and accurate list for each Subsidiary of its name, its jurisdiction of incorporation, other jurisdictions in which it is authorized to do business, and its capitalization (including the identity of each stockholder and the number of shares held by each). Except as set forth in Section 5.3.1 of the Disclosure Schedule, each Subsidiary is a direct or indirect subsidiary of Razorfish. Each Subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization or incorporation, with full corporate power and authority to conduct its business as it is now being conducted and to own or use the properties and assets that it purports to own or use, and to perform all its obligations under its contracts. Each Subsidiary is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except for where the failure to be so qualified would not have a Material Adverse Effect. Razorfish has delivered to Parent copies of the Organizational Documents of each Subsidiary, as currently in effect.

         5.3.2 Outstanding Options. There is no outstanding option, call, warrant or other right, convertible debt or security, or arrangement, subscription, agreement, plan or commitment, relating to the issued (including treasury stock) or unissued capital stock of, or other interests in, any Subsidiary to which Razorfish or any Subsidiary is a party. Except as set forth in Section 5.3.2 of the Disclosure Schedules, there is no agreement, arrangement, commitment or plan restricting voting or dividend rights with respect to any shares of capital stock or other securities of any Subsidiary to which Razorfish is a party. Razorfish does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, limited liability company, joint venture or other business association or entity except for any of its Subsidiaries and except as set forth in Section 5.3.2 of the Disclosure Schedule.

5.4      Authority Relative to this Agreement; No Violation.

         5.4.1 Authority; Approval; Due Execution. Razorfish has the corporate power to enter into this Agreement, to carry out its obligations hereunder, to perform and comply with all the terms and conditions hereof to be performed and complied with by it, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Razorfish, the performance and compliance with all the terms and conditions hereof to be performed and complied with by Razorfish, and the consummation by Razorfish of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Razorfish subject, in the case of the Merger, to approval by the holders of a majority of the Class A Shares and Class B Shares, voting together as a single class. The approval by the holders of a majority of the Class A Shares and Class B Shares, voting together as a single class, at the Razorfish special meeting to be held to consider and vote upon the Merger will be sufficient to approve the Merger in accordance with the requirements of the Delaware Act and Razorfish's Organizational Documents. The Board of Directors of Razorfish at a meeting held on November 21, 2002 (i) determined that this Agreement, the Merger and the transactions contemplated thereby are advisable and in the best interests of the Razorfish Stockholders, and (ii) resolved to recommend to the Razorfish Stockholders that the Razorfish Stockholders approve and adopt the Merger and this Agreement. This Agreement has been duly and validly executed and delivered by Razorfish and is a legal, valid and binding obligation of Razorfish enforceable against Razorfish in accordance with its terms. Any reference in this Article V to an agreement being "enforceable" shall be deemed to be qualified to the extent such enforceability is subject to (i) laws of general application relating to bankruptcy, insolvency, reorganization, moratorium and the relief of debtors, and similar laws affecting creditors' rights and remedies generally, and (ii) the availability of specific performance, injunctive relief and other equitable remedies, regardless of whether enforcement is sought in a proceeding at law or in equity.

         5.4.2 Compliance with Charter and Laws. Except as disclosed in Section
5.4.2 of the Disclosure Schedule, neither the execution and delivery of this Agreement by Razorfish, the performance and compliance by Razorfish of and with the terms and conditions hereof to be performed and complied with by it, nor the consummation by Razorfish of the transactions contemplated hereby will: (i) violate, conflict with or result in a breach of, any provision of the Organizational Documents of Razorfish or any of its Subsidiaries; or (ii) assuming that the approvals referred to in Section 5.6 are obtained, (A) violate, conflict with or result in a breach of any Law applicable to Razorfish or any of the properties or assets of Razorfish, which violation, conflict or breach is Material to Razorfish or could prevent Razorfish from consummating the transactions hereby or (B) violate, conflict with, result in a breach of, result in the impairment of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, result in the creation or imposition of any Lien upon any of the properties or assets of Razorfish under, or require any consent, approval, waiver, exemption, amendment, authorization, notice or filing under, any of the terms, conditions or provisions of, any Material agreement or other Material instrument or Material obligation to which Razorfish is a party or by which any of its properties or assets may be bound or affected, except, in the case of clauses (ii)(A) and
(ii)(B) above, (1) for violations, conflicts, breaches, impairments, defaults, terminations, accelerations, or Liens as would not, taken together, have a Material Adverse Effect or (2) for Liens created by or through Parent or the Purchaser.

5.5      Financial Statements and Books and Records of Razorfish.

         5.5.1 Financial Statements. Razorfish has delivered to Purchaser the following financial statements as filed with the SEC (collectively the "Financial Statements"): (i) the audited consolidated balance sheet of Razorfish and Subsidiaries and the related consolidated statement of operations, stockholders' equity and cash flows as of and for the year ended December 31, 2001 (the "Audited Financial Statements"); (ii) the unaudited consolidated balance sheet of Razorfish and Subsidiaries, (the "Most Recent Balance Sheet"), and the related consolidated statement of operations and cash flows as of and for the nine months ending September 30, 2002 (collectively, the "Most Recent Financial Statements"). The Financial Statements have been prepared in conformity with GAAP applied on a consistent basis (except for changes, if any, required by GAAP and disclosed therein), and the statements of income present fairly in all Material respects the results of operations of Razorfish and the subsidiaries included therein for the respective periods covered and the balance sheets present fairly in all Material respects the consolidated financial condition of Razorfish and the subsidiaries included therein as of their respective dates; provided however that the Most Recent Financial Statements are subject to year-end adjustments which will not be Material.

         5.5.2 Books and Records. The books of account, minute books, stock record books, and other records of Razorfish are complete and correct in all Material respects and Razorfish has an adequate system of internal controls. The minute books of Razorfish contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, Boards of Directors, and committees of the Board of Directors of Razorfish, and no meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Effective Time, all of those books and records will be in the possession of the Surviving Corporation.

5.6 No Consents. There are no consents, approvals or authorizations of or designations, declarations or filings with any Governmental Entities or any other person on the part of

Razorfish required for the validity of the execution and delivery by Razorfish of this Agreement or the performance and compliance by it of and with the terms and conditions of this Agreement to be performed and complied with by it or the consummation of the transactions contemplated hereby, other than as set forth in
Section 5.6 of the Disclosure Schedule, or as provided for in Section 4.3 of this Agreement.

5.7 Absence of Certain Changes or Events. Except as disclosed in Section 5.7 of the Disclosure Schedule, since the date of the Most Recent Balance Sheet Razorfish has conducted its business only in the ordinary course (subject to matters related to this Agreement and similar activities relating to a possible sale of Razorfish), and since the date of the Most Recent Balance Sheet, there has been no Material Adverse Effect on Razorfish's business. Without limiting the generality of the foregoing, except as set forth in Section 5.7 of the Disclosure Schedule, there has not been since the date of the Most Recent Balance Sheet, any (i) transaction entered into by Razorfish not in the ordinary course of business, which is Material; (ii) sale, transfer or other disposition or subjection to any Lien of any of the assets or properties of Razorfish (including the factoring or selling of accounts receivable), except for the sale of services and assets in the ordinary course of business; (iii) Material deviation from historical accounting and other practices in connection with the maintenance of Razorfish's books and records, except as may be required by law, regulation or GAAP; (iv) physical damage, casualty, destruction or loss to property or assets of Razorfish, whether or not covered by insurance, which has had or can reasonably be expected to have a Material Adverse Effect; (v) declaration, setting aside or payment of any dividend or other distribution on or with respect to the shares of capital stock of Razorfish, or any direct or indirect redemption, purchase or other acquisition of any of such shares or any split, combination or reclassification of shares of capital stock declared or made by Razorfish; (vi) increase in, prepayment or delay of, or any other Material change in, any payroll or payroll tax payment practices with respect to the compensation (including benefits) payable or to become payable by Razorfish to any of its directors, officers, employees or agents, or the making of any bonus payment or similar arrangement to or with any of them; (vii) cancellation of indebtedness due to Razorfish from others except for the write-off of accounts receivable in the ordinary course of business consistent with past practice; (viii) Material obligation or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due) created or incurred, or any transaction, contract or commitment entered into, by Razorfish, other than such items created or incurred in the ordinary course of business and consistent with past practice; (ix) Material change in the manner in which Razorfish collects accounts receivable, extends discounts or credits to customers or otherwise deals with customers; (x) waiver or release of any Material rights of Razorfish, except in the ordinary course of business and for fair value, or any lapse or other loss of a Material right of Razorfish to use its assets or conduct its businesses; (xi) commitments for or deferrals of any capital expenditures of Razorfish in excess of amounts budgeted; (xii) change in accounting policies by Razorfish, except as may be required by law, regulation or GAAP; (xiii) Material change in Razorfish's policies with respect to the payment of commission arrangements, accounts payable or other current liabilities and the collection of accounts receivable, including, without limitation, any acceleration or deferral of the payment or collection thereof, as applicable (including, without limitation, any payment advances); (xiv) Material changes in the payment terms (including, without limitation, any advances) between Razorfish and any of its Material vendors; (xv) Material change in any marketing or advertising plans of Razorfish or any deferral of any costs or expenditures with respect to such plans; (xvi) price discounts on Razorfish's services or products outside the ordinary course of business and consistent with past practice; or
(xvii) any commitment or agreement to do any of the foregoing.

5.8      Taxes and Tax Returns.

         5.8.1 Taxes; Returns. Except as set forth in Section 5.8.1 of the Disclosure Schedule, Razorfish and, with respect to periods during which they were included in any consolidated or combined return in which Razorfish has been included, each other corporation which has been so included, has (i) duly filed all Material Returns in a timely manner, including extensions granted for such filing, consistent with applicable laws, as required to be filed by it (all such Returns being accurate and complete in all Material respects) and has paid all Taxes shown thereon to be due, and (ii) duly paid all Taxes required to be paid by any of them through the date hereof, whether or not shown on a Return, other than Taxes that are being contested in good faith and by appropriate proceedings and as to which Razorfish has set aside on its books adequate reserves in accordance with GAAP. Except as set forth in Section 5.8.1 of the Disclosure Schedule, all Taxes attributable to all taxable periods ended on or before the Closing Date, to the extent not required to have been previously paid will be fully and adequately reserved for on Razorfish's financial statements in accordance with GAAP. The amounts recorded as reserves for Taxes on the Most Recent Balance Sheet are sufficient in the aggregate for the payment by Razorfish of all unpaid Taxes (including any interest or penalties thereon) whether or not disputed or accrued, for all periods ended on or prior to the date of such statement. There are no Liens for Taxes upon the assets of Razorfish, other than Liens for current Taxes not yet due and payable and Liens for Taxes that are being contested in good faith by appropriate proceedings. Since January 1, 2001, to the Knowledge of Razorfish, no claim has ever been made by an authority in a jurisdiction where Razorfish does not file Returns that it is or may be subject to taxation by that jurisdiction. Except as set forth in Section 5.8.1 of the Disclosure Schedule, the Returns of Razorfish have not been audited by the IRS or other appropriate tax authority. Except as set forth in Section 5.8.1 of the Disclosure Schedule, since January 1, 2001, to the Knowledge of Razorfish, (i) there are no deficiencies or claims asserted for Taxes against Razorfish in the aggregate amount of $50,000, (ii) Razorfish has not given any currently effective waivers extending the statutory period of limitation applicable to any Return for any period, (iii) Razorfish does not have in effect any power of attorney or authorization to anyone to represent it with respect to any Taxes and (iv) Razorfish has not received written notification of a Tax audit and, to the Knowledge of Razorfish there are no Tax audits in progress of any Returns of Razorfish. Razorfish is not, and has not been, a party to any tax allocation agreement or arrangement pursuant to which it has any contingent or outstanding liability for Taxes to anyone other than Razorfish. Razorfish has not filed a consent under Section 341(f) of the Code. Razorfish has provided to Parent or its representatives complete and correct copies of its Returns which have been filed on or subsequent to December 31, 2000 and all examination reports, if any, relating to the audit of such Returns by the IRS or other tax authority. Except as set forth in Section 5.8.1 of the Disclosure Schedule, Razorfish (i) has not agreed to, or is not required to, make any adjustments under Section 481(a) of the Code (or any corresponding provision of state, local or foreign Laws) by reason of a change in accounting method or otherwise; (ii) is not, was not, or will not be at any time during the five-year period ending on the date on which the Effective Time occurs, a "United States real property holding corporation" within the meaning of Section 897(c) of the

Code; (iii) has not filed or been required to file any reports under Section 999 of the Code; (iv) has not failed to disclose on its federal income tax returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code; (v) other than the consolidated group of which Razorfish is now the common parent, has not ever been a member of an Affiliated Group filing a consolidated federal income tax Return; (vi) is not a party to any joint venture, partnership, limited liability company or other arrangement or contract which should be treated as a partnership for federal income Tax purposes; or (vii) has not entered into any gain recognition agreements under Section 367 of the Code and the Treasury Regulations promulgated thereunder.

         5.8.2 Tax Withholding. Except as disclosed in Section 5.8.1 of the Disclosure Schedule, all monies required to be withheld by Razorfish from employees, creditors, stockholders or other third parties for Taxes have either been withheld or collected and paid, when due, to the appropriate governmental authority, or an adequate reserve has been established and Razorfish has otherwise complied in all Material respects with applicable laws, rules, and regulations relating to Tax withholding and remittance.

         5.8.3 Parachute Payments. Except as set forth in Section 5.8.3 of the Disclosure Schedule, Razorfish has not made any payments, is not obligated to make any payments, or is not a party to any agreement that under certain circumstances could obligate it, Parent or Purchaser, to make any payment that would constitute a "parachute payment" under Section 280G of the Code.

5.9      Employees.

         5.9.1 Agreements; Benefit Plans. Section 5.9.1 of the Disclosure Schedule contains a list of each compensation, consulting, employment, termination or collective bargaining agreement, and each stock option, stock purchase, stock appreciation right, recognition and retention, life, health, accident or other insurance, bonus, deferred or incentive compensation, severance or separation plan, fringe benefit plan or any agreement providing any payment or benefit resulting from a change in control, profit sharing, retirement, or other employee benefit plan, practice, policy or arrangement of any kind, oral or written, covering employees, former employees, directors or former directors of Razorfish or their beneficiaries, including, but not limited to, any employee benefit plans within the meaning of Section 3(3) of ERISA, which Razorfish maintains, to which Razorfish contributes, or under which any employee, former employee, director or former director of Razorfish is covered or has benefit rights and pursuant to which any liability of Razorfish exists or is reasonably likely to occur (the "Benefit Plans"). Except as set forth in
Section 5.9.1 of the Disclosure Schedule, Razorfish neither maintains nor has entered into any Benefit Plan or other document, plan or agreement which contains any change in control provisions which would cause an increase or acceleration of benefits or benefit entitlements to employees or former employees of Razorfish or their beneficiaries, or other provisions which would cause an increase in the liability to Razorfish or to Parent as a result of the transactions contemplated by this Agreement or any related action thereafter including, but not limited to, termination of employment or directorship (a "Change in Control Benefit"). Except as provided in Section 5.9.1 of the Disclosure Schedule, the execution of this Agreement does not constitute a "change in control" for purposes of any Benefit Plan or any Change in

Control Benefits. The term "Benefit Plans" as used herein refers to all plans contemplated under the preceding sentences of this Section 5.9.1, provided that the term "plan" or "plans" is used in this Agreement for convenience only and does not constitute an acknowledgment that a particular arrangement is an employee benefit plan within the meaning of Section 3(3) of ERISA. Copies of the Benefit Plans have been previously made available to Parent. There is no liability under the Benefit Plan for employees of subsidiaries previously sold or otherwise disposed of by Razorfish.

         5.9.2 Documents Delivered to Parent. Razorfish has delivered to Parent true and complete copies of the following documents, as they may have been amended to the date hereof, relating to the Benefit Plans, other than any multiemployer plan: (i) each of the Benefit Plans listed in Section 5.9.1 of the Disclosure Schedule if in writing, including all amendments thereto, any related trust agreements, group annuity contracts, insurance policies or other funding agreements or arrangements; (ii) the most recent determination letter from the Internal Revenue Service with respect to each Benefit Plan intended to be qualified under Section 401(a) of the Code; (iii) the actuarial valuation prepared for the most recent plan year for any Benefit Plan which is a "defined benefit plan" (as defined in Section 3(35) of ERISA); (iv) the current summary plan description for each Benefit Plan; and (v) the complete Form 5500, 5500-C or 5500-R filings, for each of the Benefit Plan for the three (3) most recent plan years.

         5.9.3 Certain Representations Regarding Benefit Plans. Except as disclosed in Section 5.9.3 of the Disclosure Schedule:

                  5.9.3.1 the written terms of each of the Benefit Plans and any related trust agreement, group annuity contract, insurance policy or other funding arrangement are in compliance with ERISA and the Code where applicable and each of such Benefit Plans has been administered in all Material respects in compliance with such requirements and in accordance with the provisions of any applicable collective bargaining agreement, if any;

                  5.9.3.2 each of the Benefit Plans that is intended to be a pension, profit sharing, stock bonus, thrift, savings or employee stock ownership plan that is qualified under Section 401(a) of the Code (the "Qualified Plans") has been determined by the IRS to qualify under
         Section 401(a) of the Code, an application for determination of such qualification has been timely made to the IRS prior to the end of the applicable remedial amendment period under Section 401(b) of the Code (a copy of each such determination letter or pending application has been provided to Parent by Razorfish), or is entitled to rely on an IRS notification or opinion letter issued to the sponsor of an approved M&P or volume submitter plan document, and to the Knowledge of Razorfish there exist no circumstances that may adversely affect the qualified status of any such Qualified Plan. All such Qualified Plans established or maintained by Razorfish or to which Razorfish contributes are in all Material respects in compliance with all applicable requirements of ERISA, and are in all Material respects in compliance with all applicable requirements (including qualification and nondiscrimination requirements in effect as of the Effective Time) of the Code for obtaining the tax benefits the Code thereupon permits with respect to such Qualified Plans. All accrued contributions and other payments required to be made by Razorfish to any Benefit Plan have been made or reserves adequate for such purposes have been set aside therefor and reflected in the Most Recent Balance Sheet. Razorfish is not in default in performing any of its contractual obligations under any of the Benefit Plans or any related trust agreement or insurance contract in each case, which could result in any Material liability, and there are no Material outstanding liabilities of any such Plan other than liabilities for benefits to be paid to participants in such plan and their beneficiaries in accordance with the terms of such Plan;

                  5.9.3.3 Razorfish or its ERISA Affiliates have neither made nor agreed to make, nor is it or they required to make (in order to bring any of the Benefit Plans into substantial compliance with ERISA or the Code), any change in benefits that would Materially increase the costs of maintaining any of the Benefit Plans;

                  5.9.3.4 neither Razorfish nor its ERISA Affiliates, nor, to the Knowledge of Razorfish, any other "disqualified person" or "party in interest" (as defined in Section 4975 of the Code and Section 3(14) of ERISA, respectively) with respect to a Benefit Plan has breached the fiduciary rules of ERISA or engaged in any prohibited transaction which could subject Razorfish or its ERISA Affiliates to any Material tax or penalty imposed under Section 4975 of the Code or Sections 502(i) or
         (l) of ERISA;

                  5.9.3.5 there are no actions, suits, disputes, arbitration or claims pending (other than routine claims for benefits) or legal, administrative or other proceedings or governmental investigations pending or, to the Knowledge of Razorfish, threatened against any Benefit Plan or against the assets of any Benefit Plan;

                  5.9.3.6 all bond coverage requirements and all reporting and disclosure obligations under ERISA and the Code have been complied with on a timely basis with respect to each of the Benefit Plans and the related trust, group annuity contract, insurance policy or other funding arrangement except for any instances of non-compliance that could not reasonably be expected to result in Material liability for Razorfish or, following the Closing Date, for Parent or Purchaser;

                  5.9.3.7 each Benefit Plan which is a "group health plan" (as defined in Section 5000 of the Code) has been maintained in all Material respects in compliance with Section 4980B of the Code and Title I, Subtitle B, Part 6 of ERISA and no tax payable on account of
         Section 4980B of the Code has been or is expected to be incurred;

                  5.9.3.8 no benefit payable or which may become payable by Razorfish or its ERISA Affiliates pursuant to any Benefit Plan could reasonably be expected to constitute an "excess parachute payment" (within the meaning of Section 280G of the Code) which is subject to the imposition of an excise tax under Section 4999 of the Code or which would not be deductible by reason of Section 280G of the Code;

                  5.9.3.9 no Benefit Plan currently or previously maintained by Razorfish or its ERISA Affiliates provides any post-retirement health or life insurance benefits, and neither Razorfish nor its ERISA Affiliates maintains any obligations to provide any post-retirement benefits in the future (other than rights under Section 4980B of the Code or Section 601 of ERISA); and

                  5.9.3.10 none of the Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is a multiemployer plan, as defined in Section 3(37) of ERISA, a defined benefit plan, as defined in Section 3(35) of ERISA, or a plan subject to the minimum funding standards set forth in Section 302 of ERISA and Section 412 of the Code. Neither Razorfish nor any ERISA Affiliate has ever sponsored, maintained or contributed to, been obligated to contribute to, or incurred any Material liability in connection with any such plans.

         5.9.4 Employees; Compensation. Razorfish has furnished to Parent a true and correct list of each employee of Razorfish together with such employee's annual rate of compensation (excluding bonus). Except as set forth in Section
5.9.4 of the Disclosure Schedule: (i) as of the date of this Agreement, no officer or employee of Razorfish has obtained any binding and effective commitment of Razorfish to pay to him or her in respect of any future year aggregate remuneration in excess of the rate of compensation set forth in such list, (ii) Razorfish is not obligated to provide health or welfare benefits to retirees or other former employees, directors or their dependents (other than rights under Section 4980B of the Code or Section 601 of ERISA), (iii) except as set forth in Section 5.9.4 of the Disclosure Schedule, no officer or director of Razorfish is eligible to receive a Change in Control Benefit, (iv) Razorfish is not a party to (A) any management, employment, deferred compensation, severance, bonus or other contract for personal services with any officer, director or employee, (B) any consulting contract with any consultant who prior to becoming a consultant was a director or officer of Razorfish or (C) any plan, agreement, arrangement or understanding similar to any of the foregoing, (v) Razorfish is not a party to any agreement to loan any amount to or guarantee a loan of any amount to any employee, (vi) Razorfish has not been or is not a party to any Plan, contract or arrangement providing for insurance or for any indemnification of any officer, director or employee of Razorfish, (vii) Razorfish is not a party to any collective bargaining agreement or other labor agreement with any union or labor organization or to any conciliation agreement with the Department of Labor, the Equal Employment Opportunity Commission or any federal, state or local agency which requires equal employment opportunities or affirmative action in employment, (viii) there is no unfair labor practice or other complaint against Razorfish pending or, to the Knowledge of Razorfish, threatened, before the National Labor Relations Board, or any complaint before the Equal Employment Opportunity Commission, or any state, local or foreign agency similar to either thereof, (ix) there is no strike, dispute, slowdown, work stoppage or lockout pending, or to the Knowledge of Razorfish, threatened against or involving Razorfish, and (x) there is no legal, administrative, arbitral or other proceeding, claim, suit, action or governmental investigation of any nature pending or, to the Knowledge of Razorfish, threatened in respect of which any director, officer, employee or agent of Razorfish is or may be entitled to claim indemnification from Razorfish.

5.10 Broker's Fees. Except as set forth in Section 5.10 of the Disclosure Schedule, neither Razorfish nor any of its officers or directors has employed any broker, finder or investment banker or incurred any liability for any broker's fees, financial advisory fees, investment banker's or finder's fees in connection with any of the transactions contemplated by this Agreement.

5.11 Litigation. Except as set forth in Section 5.11 of the Disclosure Schedule, there are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental agency or authority or arbitration tribunal by which Razorfish is bound, or to which any of its assets, properties, securities or businesses is subject that individually require the payment by Razorfish of the sum of $50,000 or more. Except as set forth in Section 5.11 of the Disclosure Schedule, as of the date hereof there are no Material actions, suits, claims, legal, administrative or arbitral proceedings or investigations, pending or, to the Knowledge of Razorfish threatened against Razorfish or any of its assets or properties.

5.12 Authorizations; Compliance with Laws. Razorfish holds all authorizations, permits, licenses, variances, exemptions, orders and approvals required by Governmental Entities for the lawful conduct of its business taken as a whole, to own or hold under lease the properties and assets it owns or holds under lease and to perform all of its obligations under the agreements to which it is a party (the "Razorfish Permits"), except for such authorizations, permits, licenses, variances, exemptions, orders and approvals which the failure to hold, taken together, would not have a Material Adverse Effect. Razorfish is in compliance with the terms of the Razorfish Permits except where the failure to be in such compliance will not, taken together, have a Material Adverse Effect. Except as set forth in Section 5.12 of the Disclosure Schedule, since January 1, 1999, Razorfish has not been and is not in violation of or default under any Law of any Governmental Entity, except for any such violation or default which will not have a Material Adverse Effect. To Razorfish's Knowledge, except as set forth in Section 5.12 of the Disclosure Schedule, as of the date of this Agreement, no investigation or reviews by any Governmental Entity with respect to Razorfish is pending nor has any Governmental Entity notified Razorfish of an intention to conduct the same nor do any facts exist which may give rise to such an investigation or review.

5.13 Environmental Matters. Except as set forth in Section 5.13 of the Disclosure Schedule, and except for such violations, notices and Releases as would not, taken together, have a Material Adverse Effect: (a) Razorfish is not in violation of any applicable Environmental Law; (b) no Hazardous Material has been disposed of or Released by Razorfish in violation of applicable Environmental Law; and (c) Razorfish has not received any notice from any governmental body alleging that Razorfish is in violation of, or liable for investigation or cleanup of any Release of Hazardous Material under, any Environmental Law

5.14 Absence of Defaults. Razorfish is not in default under or in violation of any provision of its Charter or Bylaws, or in Material default or violation of any Material Contract and, to the Knowledge of Razorfish, no event has occurred which, with notice, lapse of time and/or action by a third party, would constitute or result in such a default or violation, except where such default or violation would not have a Material Adverse Effect.

5.15     Material Contracts; Insurance.

         5.15.1 Material Contracts. Section 5.15.2 of the Disclosure Schedule lists all Material Contracts as of the date of this Agreement. True copies of such Material Contracts, including all amendments and supplements thereto, have been delivered to Parent.

         5.15.2 List of Material Contracts. Except as set forth in Section
5.15.2 of the Disclosure Schedule, as of the date of this Agreement, Razorfish is not a party to any of the following (the "Material Contracts"):

                  5.15.2.1 any contract or agreement with any current or former officer, director, or principal stockholder, or any partnership, corporation, limited liability company, joint venture, or other entity with which any such person is an Affiliate requiring payments in excess of $100,000 over the remaining term of the contract;

                  5.15.2.2 any contract or agreement with any labor union or association representing any employee;

                  5.15.2.3 any indenture, mortgage, promissory note, loan agreement or other agreement or commitment for the borrowing of money or for a line of credit;

                  5.15.2.4 any lease, sublease or other agreement pursuant to which it is a lessee of or holds or operates any real or personal property owned by any third party requiring payments in excess of $100,000 over the remaining term of the contract;

                  5.15.2.5 any option or other executory agreement or other agreement with remaining obligations thereunder to purchase or acquire any interest in assets or property other than in the ordinary course of business;

                  5.15.2.6 any option or other executory agreement or other agreement with remaining obligations thereunder to sell or dispose of any interest in assets or property other than in the ordinary course of business;

                  5.15.2.7 any contract or agreement relating to joint ventures or similar arrangements by which the assets, properties, rights, or business is affected;

                  5.15.2.8 any guaranty, keepwell, makewhole or similar agreement of or with respect to the obligations of third parties;

                  5.15.2.9 any agreement which restricts Razorfish from doing business anywhere in the world or limits the business in which it may engage;

                  5.15.2.10 any agreement or arrangement under which Razorfish agrees to indemnify any person or to share Tax liability of any person ;

                  5.15.2.11 any license of Material rights (including use of the name Razorfish or any similar name) of or by Razorfish other than in the ordinary course of business.

                  5.15.2.12 any contract or agreement which could reasonably be expected to result in a payment by Razorfish of $100,000 or more;

                  5.15.2.13 any contract or agreement under which Razorfish has the obligation to issue or sell any security; and

                  5.15.2.14 any Material contract or agreement under which Razorfish provides services or sells or distributes products to others.

         5.15.3 Insurance Policies. True copies of the insurance policies now in effect with respect to the owned and leased real properties, businesses, employees, officers and directors of Razorfish and with respect to any Benefit Plan or a fiduciary thereof and the amounts and types of casualties and contingencies insured against thereunder, including all amendments and supplements thereto, have been delivered to Parent.

5.16 Intellectual Property Rights. Section 5.16 of the Disclosure Schedule sets forth all Material trade names, patents, trademark registrations, service mark registrations, copyright registrations and all pending applications for and registrations of any of the foregoing, owned by Razorfish identified by country in which they have been filed or registered with applicable serial or registration numbers (the "Intellectual Property"). Other than as set forth in
Section 5.16 of the Disclosure Schedule Razorfish is the owner of all right, title and interest in and to the Intellectual Property. Other than as set forth in Section 5.16 of the Disclosure Schedule Razorfish has, and will continue to have after the Merger, the exclusive right to use such Intellectual Property (which, subject to the disclosures in Section 5.16 of the Disclosure Schedule, constitutes all Material Intellectual Property rights necessary for the conduct of its business) and, to Razorfish's Knowledge, the use thereof by Razorfish does not violate or infringe the rights of any other person, and to Razorfish's Knowledge the transfer to the Surviving Corporation pursuant to the Merger, will not violate or infringe the rights of any other person. To the Knowledge of Razorfish, no other person is infringing the right of Razorfish in any such Intellectual Property. To Razorfish's Knowledge, Razorfish is not in default (nor with the giving of notice or lapse of time or both would be in default) under any license to use such Intellectual Property.

5.17 Fairness Opinion. Razorfish has received an opinion from Gerard Klauer Mattison & Co., Inc. to the effect that the Offer Price is fair from a financial point of view to the Razorfish Stockholders (the "Fairness Opinion").

5.18 Customers. Section 5.18 of the Disclosure Schedule sets forth a list of the 20 largest customers of Razorfish and the amount of business transacted with such customers during the year ended December 31, 2001 and the nine months ended September 30, 2002. Except as provided in Section 5.18 of the Disclosure Schedule, since December 31, 2001 to the date hereof, there has been no termination, cancellation or curtailment of the business relationship of Razorfish with any customer or group of affiliated customers, and Razorfish has not received written notice of any such termination, cancellation or curtailment that would have a Material Adverse Effect; provided, that completion or termination of work on a project in accordance with a statement of work or similar agreement will not be considered as a termination, cancellation or curtailment of the business relationship by a customer or group of affiliated customers.

5.19 Accounts Receivable. All of the receivables (the "Accounts Receivable") including accounts receivable, loans receivable and advances of Razorfish which are reflected in the Most Recent Balance Sheet and all such Accounts Receivable which have arisen since the Most Recent Balance Sheet, have arisen only from bona fide transactions in the ordinary course of business. Section 5.19 of the Disclosure Schedule hereto accurately lists as of September 30, 2002, all Accounts Receivable, the amount owing and the aging of such receivable, the name and last known address for the party from whom such receivable is owing, and any security in favor of Razorfish for the repayment of such receivable which Razorfish purports to have. Subject to the reserves shown on the Most Recent Balance Sheet with respect to the Accounts Receivable which have been established in accordance with GAAP and in a manner consistent with the prior practice of Razorfish, the Accounts Receivable as of September 30, 2002 are collectible in accordance with their terms. Except as disclosed in Section 5.19 of the Disclosure Schedule, there are no contests, claims, warranty claims, failure of performance claims, or other asserted claims or rights of set-off under agreements with obligors of the Accounts Receivable as of September 30, 2002 relating to the amount or validity of such Accounts Receivable in excess of $50,000 in the aggregate.

5.20 Capitalized Lease Obligations. Razorfish has no Capitalized Lease Obligations.

5.21 Razorfish SEC Documents. Razorfish has filed all Material forms, reports and documents with the SEC required to be filed by it after January 1, 2000 and prior to the date of this Agreement (together with the amendments and supplements to such filings filed prior to the date of this Agreement, the "Razorfish SEC Documents"). Each Razorfish SEC Document, as of its filing date (or if amended, as of the date of its last amendment) complied as to form in all Material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be. No Razorfish SEC Document filed pursuant to the Exchange Act, as of its filing date (or if amended, as of the date of its last amendment), contains any untrue statement of a Material fact or omitted to state any Material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Razorfish SEC Document filed pursuant to the Securities Act, as of the date such document or amendment became effective (or if amended or supplemented, as of the date of its last amendment or supplement), contained any untrue statement of a Material fact or omitted to state any Material fact required to be stated therein or necessary to make the statements therein not misleading. No Subsidiary of Razorfish is required to file any forms, reports, or other documents pursuant to the Securities Act or the Exchange Act.

                                   ARTICLE VI
                     CONDUCT OF BUSINESS PENDING THE MERGER

6.1 Conduct of Business by Razorfish Pending the Merger. Razorfish covenants and agrees that from the date of this Agreement to the earlier of the Effective Time or the termination of this Agreement, unless Parent otherwise agrees in writing or as otherwise contemplated by this Agreement, Razorfish will cause its business to be conducted only in the ordinary course of business. Without limiting the generality of the foregoing, Razorfish covenants and agrees that from the date of this Agreement to the earlier of the Effective Time or the termination of this Agreement:

         6.1.1 Business Relations. Razorfish will use its commercially reasonable best efforts to (i) preserve intact the business and organization of Razorfish; (ii) keep available to itself and Parent the present services of the employees of Razorfish; (iii) preserve to itself and Parent the goodwill of the customers and clients of Razorfish and others with whom business relationships exist; and (iv) maintain in full force and effect at the same levels of coverage all the currently existing insurance.

         6.1.2 Capitalization. Razorfish will not (i) sell or pledge or otherwise encumber any stock owned by it in the Subsidiaries, (ii) amend its, or permit the amendment of the Subsidiaries' Organizational Documents, (iii) split, combine or reclassify any shares of its capital stock; (iv) declare, set aside, make or pay any dividend or other distribution payable in cash, stock or property or any combination thereof with respect to its capital stock, or (v) enter into any agreement, commitment or arrangement with respect to any of the foregoing.

         6.1.3 Sell or Purchase Capital Stock; Mergers; Joint Ventures. Razorfish shall not (i) issue, authorize the issuance of or sell any additional shares of, or issue, reissue or grant any option, warrant, call, commitment, subscription, stock appreciation right, right to purchase or agreement of any character to acquire any shares of, its capital stock, except for the vesting of Razorfish Options and the exercise of vested Razorfish Options and vested Warrants; (ii) redeem, purchase or otherwise acquire or offer to acquire, directly or indirectly, any of its capital stock; (iii) use commercially reasonable efforts to avoid any Material amendment or termination of any Material contract, agreement or license to which it is a party other than in the ordinary course of business; (iv) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division or substantial part thereof; (v) sell or otherwise dispose of any of its assets other than in the ordinary course of business, excluding the sale of immaterial assets of Razorfish that in the good faith belief of Razorfish are not necessary to the operation of its business; (vi) enter into any joint venture or partnership or acquire majority ownership of any business entity which involves an investment by Razorfish in the aggregate in excess of $75,000; (vii) incur any indebtedness for borrowed money or guarantee any obligation of a third party other than trade payables in the ordinary course of business; (viii) issue any debt securities; or (ix) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing.

         6.1.4 Compensation. Except in the ordinary course of business and except as required by existing agreements, Razorfish shall not grant any increase in compensation or pay or agree to pay or accrue any bonus or like benefit to or for the credit of any director, officer or employee, except as set forth in Section 6.1.4 of the Disclosure Schedule or grant any severance or termination pay (other than pursuant to policies or agreements of Razorfish in effect on the date hereof and previously disclosed in the Disclosure Schedule) or pay any "parachute payment" within the meaning of Section 280G of the Code to, or enter into any Material employment, consulting, compensation, severance, termination or other form of agreement with, any executive officer, director, employee or independent consultant or advisor, whether past, present or future, for Razorfish. Razorfish shall not Materially increase benefits payable under, or broaden eligibility for, its current severance or termination pay policies, and except as required by applicable Law, regulations or court order Razorfish shall not adopt, enter into or amend to increase the benefits payable under, or broaden eligibility for, any Benefit Plan.

         6.1.5    Alternative Transaction.

                  6.1.5.1 Razorfish and the Subsidiaries and the respective directors, officers, agents, representatives, affiliates, stockholders and any other persons acting on any of their behalf shall not directly or indirectly, (a) solicit offers, inquiries or proposals for, or entertain any offer, inquiry or proposal to enter into, any transaction that has as a purpose a business combination or merger, a sale of all or a substantial portion of the assets of Razorfish or any Subsidiary, an issuance or sale of all or a substantial portion of debt or equity of Razorfish or any Subsidiary or a transaction comparable to or similar to the Merger or one that would prevent or materially impede the Merger (any of the foregoing, an "Alternative Transaction"), (b) provide information to any other Person regarding Razorfish or any Subsidiary (except in the ordinary course of business), except as required by Law, regulation or court order, (c) conduct any discussions or negotiations regarding, or enter into any agreement, arrangement or understanding regarding, or approve, recommend or propose publicly to approve or recommend, an Alternative Transaction, or (d) agree to do any of the foregoing. Razorfish shall promptly notify Parent if it receives any offer, inquiry or proposal relating to an Alternative Transaction and the details thereof, and shall keep Parent fully informed with respect to each such offer, inquiry or proposal. Razorfish shall provide Parent with copies of all such offers, inquiries or proposals that are in writing. Razorfish and its Board of Directors shall not enter into any agreement with respect to, or otherwise approve or recommend, any Alternative Transaction, unless
         Section 6.1.5.4 of this Agreement has been complied with.

                  6.1.5.2 Notwithstanding Section 6.1.5.1, in response to an unsolicited offer, inquiry or proposal from any Person with respect to an Alternative Transaction, Razorfish (and its directors, officers, agents, representatives, affiliates, stockholders and other persons acting on its behalf) may furnish information to or participate in discussions with such Person if Razorfish's Board of Directors determines after consultation with counsel, that to fail to provide such information and/or participate in discussions with such person would constitute a breach of its fiduciary duties; provided, however, that Razorfish shall, prior to providing such information or participating in such discussions, advise Purchaser that Razorfish will do so.

                  6.1.5.3 Razorfish shall immediately cease and cause to be terminated any existing discussions or negotiations with any Person (other than Parent) conducted heretofore with respect to any of the foregoing. Razorfish agrees not to release any third party from the confidentiality and standstill provisions of any agreement to which Razorfish is a party, other than agreements with Razorfish's customers and suppliers entered into in the ordinary course of business.

                  6.1.5.4 If Razorfish proposes to enter into a definitive agreement in connection with an Alternative Transaction, it shall first provide Parent with the details thereof (including a copy of all written agreements, correspondence and other documents relating thereto) and a reasonable period of time (which shall not be less than two (2) business days) during which Parent may propose changes to the transaction provided for by this Agreement that if superior or substantially similar to the Alternative Transaction shall be recommended to Razorfish Stockholders by the Board of Directors of Razorfish unless the Board of Directors determines, after consultation with counsel, that such recommendation would constitute a breach of its fiduciary duties. If Razorfish does enter into a definitive agreement in connection with an Alternative Transaction, it shall concurrently with the execution and delivery of such agreement, pay or cause to be paid to Parent the fees required by Section 9.4 hereof.

                  6.1.5.5 Razorfish shall ensure that the officers and directors of Razorfish and its Subsidiaries, and any investment banker, attorney or other advisor or representative retained by Razorfish or any Subsidiary, or providing services to Razorfish or any Subsidiary, in connection with the transactions contemplated hereby are aware of the restrictions described in this Section 6.1.5. It is understood that any violation of the restrictions set forth in this Section 6.1.5 by any of such Persons shall be deemed to be a breach of this Section 6.1.5 by Razorfish.

                  6.1.5.6 Razorfish shall use all commercially reasonable efforts to complete the Merger on an expeditious basis notwithstanding the activities contemplated by this Section 6.1.5.

         6.1.6 Violation of Law. Razorfish shall not take any action which violates any statute, code, ordinance, rule, regulation, judgment, order, writ, arbitral award, injunction or decree of any court, governmental agency or body or arbitrator, domestic or foreign, having jurisdiction over its properties which would have a Material Adverse Effect.

         6.1.7 Books and Records. Razorfish shall maintain its books, accounts and records in accordance with GAAP applied on a basis consistent with the Most Recent Balance Sheet. Razorfish shall not make any change in any method of accounting or accounting practice, or any change in the method used in allocating income, charging costs or accounting for income, except as may be required by law, regulation or GAAP.

         6.1.8 Taxes. Razorfish will not (i) incur, pay or be subject to any obligation to make any payment of, or in respect of, any Tax on or before the Effective Time, except in the ordinary course of business or (ii) agree to extend or waive any statute of limitations on the assessment or collection of any Tax.

         6.1.9 Payment of Liabilities. Razorfish shall pay or discharge its current liabilities and accounts payable and properly accrue or provide for deferred liabilities in the ordinary course of business consistent with past practice, except for such liabilities as may be subject to a good faith dispute or counterclaim and for which adequate reserves have been established.

         6.1.10 Collection of Accounts Receivable. Razorfish shall collect its accounts receivable in the ordinary course of business consistent with past practice. Razorfish shall not factor or sell or agree to factor or sell its accounts receivable or any portion thereof.

         6.1.11 Vendors and Suppliers. Razorfish shall not change or agree to change any Material terms with any of its vendors or suppliers except in the ordinary course of business. Razorfish shall pay all liabilities to vendors and suppliers in the ordinary course of business consistent with past practice.

         6.1.12 Payroll. Razorfish shall not make any Material change in its payroll and payroll tax payment practices.

         6.1.13 Capital Expenditures. Razorfish shall not make any capital expenditures in excess of $50,000 in the aggregate per calendar quarter.

         6.1.14 Additional Expenditures. Razorfish shall not make expenditures or incur obligations with respect to the matters referenced in this Section
6.1.14 prior to the Consummation of the Offer (i) in excess of the aggregate amounts set forth in Section 6.1.14A of the Disclosure Schedule for (A) the fees of the Broker referred to in Section 5.10, (B) the fees for the Fairness Opinion referred to in Section 5.17, (C) the legal, accounting and similar fees and expenses in connection with the Consummation of the Offer (provided, however, that this Section 6.1.14 shall not apply to limit any reasonable legal fees that result from any shareholder or similar litigation that arises subsequent to the Commencement of the Offer and that is a result of the Offer), and (D) the insurance referred to in Section 7.5.3; and (ii) in excess of the aggregate amounts set forth in Section 6.1.14B of the Disclosure Schedule for employee, officer and director severance or termination payments with respect to the employee categories identified in, and as specifically provided in Section 6.1.14B of the Disclosure Schedule. A breach or violation of this Section 6.1.14 shall be deemed to be Material and to be a Material Adverse Effect.

6.2      Razorfish Stockholders Meeting; Certain Filings.

         6.2.1 Razorfish Stockholders Meeting. If, after the Consummation of the Offer the Merger cannot be consummated under Section 253 of the Delaware Act in accordance with Section 2.7, Razorfish will:

                  6.2.1.1 duly call, give notice of, convene and hold a special meeting of its stockholders (the "Razorfish Stockholders Meeting") for the purpose of obtaining Razorfish Stockholder Approval;

                  6.2.1.2 prepare and file with the SEC a preliminary proxy or information statement in accordance with the Exchange Act relating to the Merger and this Agreement, and use commercially reasonable efforts to obtain and furnish the information required to be included therein by the Exchange Act and the SEC and, after consultation with the Parent, respond promptly to any comments made by the SEC with respect thereto, and to cause a definitive proxy or information statement (including any amendment or supplement thereto, the "Proxy Statement"), to be mailed to its stockholders, provided that no amendment or supplement to the Proxy Statement will be made by Razorfish without consultation with the Parent and its counsel. The Proxy Statement will include the recommendation of Razorfish's Board of Directors that the Razorfish Stockholders approve and adopt this Agreement and the Merger (the "Razorfish Recommendation"); and

                  6.2.1.3 use commercially reasonable efforts to secure Razorfish Stockholder Approval, including, if necessary, using commercially reasonable efforts to solicit proxies from its stockholders.

         6.2.2 Proxy Statement. In the event a Razorfish Stockholders Meeting is required under applicable Law in order to consummate the Merger, the Parent will provide Razorfish with the information concerning the Parent and the Purchaser required to be included in the Proxy Statement, and will vote or cause to be voted all Razorfish Shares held by the Parent or its Subsidiaries in favor of the adoption and approval of this Agreement and the transactions contemplated hereby. In addition, each of the Parent and the Purchaser agrees that from (and including) the Consummation of the Offer through the Effective Time, it will not sell, transfer, pledge, assign, exchange or otherwise dispose of any Razorfish Shares, including those purchased in the Offer.

         6.2.3 Information Provided by Razorfish. The information that is supplied by Razorfish expressly for inclusion or incorporation by reference in the Offer Documents, the Schedule 14D-9 or the Proxy Statement will not contain any untrue statement of a Material fact or omit to state any Material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, at, (i) with respect to the Offer Documents, the time the Offer Documents are filed with the SEC, (ii) with respect to the Schedule 14D-9, the time the Schedule 14D-9 is filed with the SEC, and (iii) with respect to any Proxy Statement, the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the Razorfish Stockholders, the time of the Razorfish Stockholders Meeting and the Effective Time.

         6.2.4 Information Provided by Parent. The information that is supplied by the Parent or Purchaser expressly for inclusion or incorporation by reference in the Offer Documents, the Schedule 14D-9 or the Proxy Statement will not contain any untrue statement of a Material fact or omit to state any Material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, at, (i) with respect to the Offer Documents, the time the Offer Documents are filed with the SEC, (ii) with respect to the Schedule 14D-9, the time the Schedule 14D-9 is filed with the SEC, and (iii) with respect to any Proxy Statement, the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the Razorfish Stockholders, the time of the Razorfish Stockholders Meeting and the Effective Time.

         6.2.5 Supplemental Information. If at any time prior to the Effective Time, Razorfish or the Parent discovers any information relating to either party or any of their respective officers or directors that should be set forth in an amendment or supplement to the Offer Documents, the Schedule 14D-9 or the Proxy Statement, so that such document would not include any misstatement of a Material fact or omit to state any Material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information will promptly provide written notice to the other parties hereto and the parties will jointly prepare an appropriate amendment or supplement describing such information that will be promptly filed with the SEC and, to the extent required by Law, disseminated to the Razorfish Stockholders.

                                   ARTICLE VII
                              ADDITIONAL AGREEMENTS

7.1 Access and Information. Razorfish hereby covenants and agrees that it will afford to Parent and its representatives full access during normal business hours throughout the period prior to the Effective Time to all of its properties upon reasonable prior notice and shall use reasonable efforts to make its directors, management, other employees and authorized representatives (including counsel and independent public accountants) available to confer with Parent and its authorized representatives (provided that Parent shall give the Chief Executive Officer of Razorfish reasonable notice) and, during such period, Razorfish will (i) make available all papers and records of Razorfish relating to the assets, properties, operations, obligations and liabilities of Razorfish, including but not limited to, all books of account (including the general ledger), tax records and returns, minute books of directors', committees' and stockholders' meetings, Organizational Documents, Material Contracts, filings with and communications from any regulatory authority, accountants' work papers, litigation files, plans affecting employees, and any other business activities or prospects as Parent may from time to time reasonably request and that Razorfish has, and (ii) promptly furnish to Parent all other information concerning its business, properties and personnel as Parent may reasonably request provided that the provision of such Materials does not require the expenditure of a Material amount of money by Razorfish or the Subsidiaries. Throughout the period prior to the Effective Time, Razorfish will cause one or more of its designated representatives to be available to confer on a regular and frequent basis with representatives of Parent and to report the general status of the ongoing operations of Razorfish.

7.2 Regulatory Approvals. Parent, Purchaser and Razorfish shall make all filings and requests for approval with any and all Governmental Entities as may be necessary to permit or give effect to the transactions contemplated by this Agreement.

7.3 Additional Agreements; Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use commercially reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable on the part of such party, to consummate and make effective the transactions contemplated by this Agreement at the earliest practicable date, including using its commercially reasonable best efforts to obtain all required consents, approvals, waivers, exemptions, amendments and authorizations, give all notices, and make or effect all filings, registrations, applications, designations and declarations; and each party shall cooperate fully with the other (including by providing any necessary information) with respect to the foregoing. Razorfish and Parent each will make commercially reasonable efforts to conduct its business so that its representations and warranties shall be true and correct at the Effective Time (except those representations and warranties which are expressly limited to some other date, except those affected by actions contemplated or permitted hereby and except those waived pursuant to

Section 7.5) with the same force and effect as if such representations and warranties were made anew at and as of the Effective Time. In the event any claim, action, suit, investigation or other proceeding by any Governmental Entity or other person is commenced which questions the validity or legality of the Merger or any of the other transactions contemplated hereby or seeks damages in connection therewith, the parties agree to cooperate and use commercially reasonable efforts to defend against such claim, action, suit, investigation or other proceeding and, if an injunction or other order is issued in any such action, suit, or other proceeding, to use all reasonable efforts to have such injunction or other order lifted, and to cooperate reasonably regarding any other impediment to the consummation of the transactions contemplated by this Agreement. Each party shall give prompt written notice to the other of (i) the occurrence or failure to occur of any event which occurrence or failure has caused or could reasonably be expected to cause any representation or warranty of Razorfish or Parent as the case may be, contained in this Agreement to be untrue or inaccurate at any time from the date hereof to the Effective Time or that will result in the failure to satisfy any of the conditions specified in
Article VI and (ii) any failure of Razorfish or Parent as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

7.4 Publicity. Subject to compliance with applicable Laws, so long as this Agreement is in effect, neither Razorfish nor Parent will, prior to the Effective Time, issue, or permit to be issued any press release or other announcement or public disclosure of matters related to this Agreement or the transactions contemplated hereby without the prior written consent of the other party, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with The Nasdaq SmallCap Market.

7.5      Directors and Officers Indemnification and Insurance.

         7.5.1 Bylaws Indemnification Provision. The Bylaws of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification than are set forth in Article VI of the Bylaws of Razorfish, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were directors, officers, employees, fiduciaries or agents of Razorfish, unless such modification shall be required by law.

         7.5.2 Indemnification. Except for the matters set forth in Section
7.5.2 of the Disclosure Schedule, Parent shall cause the Surviving Corporation, to the fullest extent permitted under applicable law to indemnify, defend and hold harmless, each present and former director, officer or employee of Razorfish or any Subsidiary (collectively, the "Indemnified Parties") against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, (x) arising out of or pertaining to the transactions contemplated herein or (y) otherwise with respect to any acts or omissions occurring at or prior to the Effective Time, to the same extent as provided in the Razorfish Organizational Documents or any applicable contract or agreement as in effect on the date hereof, in each case for a period of six years after the date hereof. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time) and subject to the specific terms of any indemnification contract, (i) any counsel retained by the Indemnified Parties for any period after the Effective Time shall be reasonably satisfactory to the Surviving Corporation, (ii) after the Effective Time, the Surviving Corporation shall pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received and (iii) the Surviving Corporation will cooperate in the defense of any such matter; provided, however, that the Surviving Corporation shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld or delayed); and provided, further, that, in the event that any claim or claims for indemnification are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until the disposition of any and all such claims. The Indemnified Parties as a group may retain only one law firm (plus local counsel, if applicable) to represent them with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties, in which case each Indemnified Person with respect to whom such a conflict exists (or group of such Indemnified Persons who among them have no such conflict) may retain one separate law firm.

         7.5.3 Insurance. The Surviving Corporation shall maintain in effect for six years from the Effective Time the current directors' and officers' liability insurance policies maintained by Razorfish (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions that are substantially similar) with respect to matters occurring prior to the Effective Time; provided, however, that in no event shall the Surviving Corporation be required to expend pursuant to this
Section 7.5.3 more than $1,500,000 for such insurance.

         7.5.4 Successors. In the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation, or at Parent's option, Parent, shall assume the obligations set forth in this Section 7.5.

7.6      Razorfish Options.

         7.6.1 Section 16(b) Exemption. As soon as practicable following the date of this Agreement, Razorfish's Board of Directors or any committee administering Razorfish's Amended and Restated 1997 Stock Option and Incentive Plan, 1999 Stock Incentive Plan, 2000 Non-Officer Stock Incentive Plan and 2002 Stock Incentive Plan (collectively, the "Razorfish Option Plans") will adopt such resolutions or take such other actions as may be required or appropriate in the sole discretion of Razorfish to effect the provisions of this section and to cause the transactions contemplated by this section to be exempt from the provisions of Section 16(b) of the Exchange Act.

         7.6.2 Acceleration and Vesting. As soon as practicable following the date of this Agreement, the Board of Directors or any committee administering the Razorfish Option Plans will adopt such resolutions or take such other actions as may be required or appropriate in the sole discretion of Razorfish to provide that, immediately prior to the earlier to occur of (a) the Consummation of the Offer provided that more than 80% of the Razorfish Shares have been validly tendered and not withdrawn prior to the final expiration of the Offer and (b) the Effective Time, each unexercised and outstanding option to purchase Razorfish Shares under any Razorfish Option Plan (individually a "Razorfish Option" and collectively the "Razorfish Options") will fully vest and become exercisable.

         7.6.3 Razorfish Option Payments. Each unexercised and outstanding Razorfish Option shall be canceled without any action on the part of the holder thereof upon the earlier to occur of (a) the Consummation of the Offer provided that more than 80% of the Razorfish Shares have been validly tendered and not withdrawn prior to the final expiration of the Offer and (b) the Effective Time. The unexercised and outstanding Razorfish Options shall be identified immediately prior to the earlier to occur of the two events described in the preceding sentence.

The holder of each Razorfish Option so cancelled shall thereupon become entitled to receive an amount in cash equal to the Option Spread Payment, and each holder of a Warrant that has been duly exercised shall thereupon become entitled to receive an amount in cash equal to the excess, if any, of the Merger Consideration less the exercise price for each Razorfish Share purchasable pursuant to such cancelled Warrant, less any amounts as are required to be deducted and withheld under the Code or any provision of state, local or foreign tax law in connection with such payment (such net amount, the "Warrant Spread Payment"), and thereafter all rights of such holder associated with the Razorfish Option or Warrant shall be terminated and canceled. On or about the commencement of the Offer, Razorfish shall provide written notice to the holders of unexercised and outstanding Razorfish Options and unexercised and outstanding Warrants regarding the possible cancellation of the Razorfish Options (as a result of the Offer and Merger) and Warrants and the possible receipt of an Option Spread Payment or Warrant Spread Payment. The obligation of Razorfish to make the Option Spread Payment and Warrant Spread Payment shall be subject to the satisfaction of the Minimum Condition and the occurrence of the Effective Time. Razorfish will make any such payments promptly following the Effective Time.

         7.6.4 Termination of Razorfish Option Plans; Razorfish Options. As of the Effective Time, the Razorfish Option Plans will terminate. Razorfish will use its commercially reasonable efforts to ensure that, at and after the Effective Time, no person will have any right under Razorfish Options or Razorfish Option Plans with respect to equity securities of the Surviving Corporation or any Subsidiary thereof, except the right to receive the Option Spread Payment.

         7.6.5. Warrants. Razorfish will use its commercially reasonable efforts to terminate all outstanding and unexercised Warrants at and after the Effective Time.

                                  ARTICLE VIII
                                   CONDITIONS

8.1 Conditions to Each Party's Obligations to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the following conditions, except, to the extent permitted by applicable Law, as such condition may be waived in writing pursuant to Section 8.5 by the joint action of Parent and Razorfish:

         8.1.1 Approval of Razorfish Stockholders. Razorfish shall have obtained all approvals of holders of shares of capital stock of Razorfish necessary to approve the Merger, this

Agreement and all the transactions contemplated hereby to the extent required by The Delaware Act.

         8.1.2 Injunction; Compliance With Law. No preliminary or permanent injunction or other order by any foreign court having appropriate jurisdiction or of any federal or state court preventing consummation of the Merger having been issued and continuing in effect, and the Merger and the other transactions contemplated hereby not being prohibited under any applicable Law.

         8.1.3 Legal Proceedings. No Law or injunction shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restrains, enjoins or restricts the consummation of the Merger.

         8.1.4 Consummation of Offer. The Minimum Condition shall have been satisfied and the Consummation of the Offer shall have occurred.

                                   ARTICLE IX
                             TERMINATION AND WAIVER

9.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the Razorfish Stockholders:

         9.1.1 By Mutual Agreement. By mutual written agreement of the Parent and Razorfish, provided that any such agreement that occurs after the Consummation of the Offer must have been duly and unanimously authorized by all of the Independent Directors.

         9.1.2 By Parent or Razorfish. By either the Parent or Razorfish, if:

                  9.1.2.1 the Consummation of the Offer has not occurred by the Outside Date, provided that the party seeking to terminate this Agreement pursuant to this clause has not breached in any Material respect its obligations under this Agreement in any manner that has contributed to the failure of the Consummation of the Offer on or before the Outside Date;

                  9.1.2.2 there is any Law that prohibits or makes the Consummation of the Offer or the Merger illegal, or if an order, decree, ruling, judgment or injunction has been entered by a Governmental Entity of competent jurisdiction permanently restraining, enjoining or otherwise prohibiting the Offer or the Merger and such order, decree, ruling, judgment or injunction has become final and non-appealable; or

                  9.1.2.3 at the Razorfish Stockholders Meeting (including any adjournment or postponement thereof), Razorfish Stockholder Approval has not been obtained, if required by applicable Law, unless such failure to obtain Razorfish Stockholder Approval is the result of a Material breach of this Agreement by the party seeking to terminate this Agreement.

         9.1.3 By Razorfish. By Razorfish prior to the Consummation of the Offer if:

                  9.1.3.1 the Parent or the Purchaser (A) fails to commence the Offer within the period of time specified in Section 1.1.1 or (B) makes any change to the Offer in contravention of the provisions of this Agreement;

                  9.1.3.2 (A) the representations and warranties of the Parent and/or the Purchaser contained in Article IV of this Agreement fail to be true and correct in any Material respect either (x) as of the date referred to in any representation or warranty that addresses matters as of a particular date or (y) as to all other representations and warranties, as of the date of determination, or (B) the Parent or the Purchaser Materially breaches or Materially fails to perform its covenants and other agreements contained herein; provided that, in each of the foregoing clauses (A) and (B), such breach or failure cannot be or has not been cured in all Material respects within ten (10) days after Razorfish's written notice thereof to the Parent or the Purchaser; or

                  9.1.3.3 Razorfish's Board of Directors has withdrawn the Razorfish Recommendation or has recommended or entered into a definitive agreement with respect to an Alternative Proposal in accordance with Section 6.1.6.

          9.1.4 By Parent. By the Parent prior to the Consummation of the Offer, if:

                  9.1.4.1 (A) the representations and warranties of Razorfish contained in Article V of this Agreement fail to be true and correct in any Material respect (or if the representation or warranty already is qualified as to Materiality, shall fail to be true and correct as so qualified) either (x) as of the date referred to in any representation or warranty that addresses matters as of a particular date or (y) as to all other representations and warranties, as of the date of determination, or (B) Razorfish Materially breaches or Materially fails to perform its agreements that causes a failure of the conditions set forth in clause (ii) of Annex I, which breach or failure cannot be or has not been cured in all Material respects within ten (10) days after the Parent's written notice thereof to Razorfish; or

                  9.1.4.2 Razorfish's Board of Directors has withdrawn Razorfish Recommendation or has recommended or entered into a definitive agreement with respect to an Alternative Proposal.

9.2 Effect of Termination. If any party terminates this Agreement pursuant to
Section 9.1 above, all rights and obligations of the parties hereunder will terminate without any liability of any party to any other party, except for any liability of any party then in breach, provided that the provisions of this
Article IX and Article X will remain in full force and effect and survive any termination of this Agreement.

9.3 Fees and Expenses. Except as set forth in Section 9.4, all fees and expenses incurred in connection with the transactions contemplated hereby will be paid by the party incurring such expenses, whether or not the Merger is consummated.

9.4 Termination Fee and Expense Reimbursement. Notwithstanding any other provision of this Agreement:

         9.4.1 Termination Fee; Expense Reimbursement. If this Agreement is validly terminated pursuant to Section 9.1.3.3 or Section 9.1.4.2, then Razorfish shall (i) pay to the Parent a fee of $400,000 (the "Termination Fee"), and (ii) reimburse up to an aggregate of $500,000 for the Parent's documented out-of-pocket expenses in connection with the transactions contemplated by this Agreement (the "Expense Reimbursement") provided that such Alternative Proposal results in an Alternative Transaction within six months of termination of this Agreement. Notwithstanding the foregoing, if a court having jurisdiction of the matter should finally determine that either the Termination Fee or the Expense Reimbursement is not permissible, or is in excess of the amount permissible, under applicable law, then the full amount determined by the court to be permissible under applicable law shall be paid to the Parent.

         9.4.2 Alternative Proposal. If this Agreement is validly terminated pursuant to Section 9.1.4.1, then (i) Razorfish shall pay to the Parent the Expense Reimbursement, and, if (ii)(A) prior to such termination there exists an Alternative Proposal (whether or not such offer or proposal has been rejected or has been withdrawn prior to the time of such termination), and (B) within six
(6) months of such termination, Razorfish or any of its Subsidiaries accepts a written offer for, or otherwise enters into an agreement to consummate or consummates, that Alternative Proposal, then upon the signing of a definitive agreement relating to such Alternative Proposal, or, if no such agreement is signed, then upon consummation of any such Alternative Proposal, Razorfish shall pay to the Parent the Termination Fee.

9.5 Other Termination Fee and Expense Reimbursement Matters. Razorfish shall make all payments required by Section 9.4 promptly (and in any event within five
(5) business days of receipt by Razorfish of written notice from the Parent) by wire transfer of immediately available funds to an account designated by the Parent in writing. Razorfish acknowledges that the agreements regarding the Termination Fee and Expense Reimbursement contained in this Agreement are an integral part of the transactions contemplated hereby, and that in the absence of such agreements, the Parent and the Purchaser would not have entered into this Agreement. The parties hereby agree and acknowledge that, except in the event of a breach by Razorfish of Section 6.1.6 or a willful Material breach by Razorfish of any of the representations or warranties set forth in Article V or any of the other covenants set forth in Article VI, the amounts payable pursuant to Section 9.4 will constitute liquidated damages and not a penalty and will be the sole and exclusive remedy for any loss, liability, damage or claim arising out of or related to any termination of this Agreement on the bases specified in this Article IX.

9.6 Waiver. At any time, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (iii) except as prohibited by law, waive compliance with any of the agreements or conditions contained herein the benefit of which such party or its stockholders is entitled to. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

9.7 Confidentiality. All information obtained by Parent pursuant to this Agreement shall be kept confidential in accordance with the Confidentiality Agreement.

                                    ARTICLE X
                               GENERAL PROVISIONS

10.1 Notices. No notice or other communication shall be deemed given unless sent in any of the manners, and to the attention of the persons, specified in this
Section 10.1. All notices and other communications hereunder shall be in writing and shall be deemed given or delivered to any party (i) upon delivery to the address of such party specified below if delivered personally, (ii) one business day after being sent by reputable overnight courier (charges prepaid) or (iii) five business days after being sent by registered or certified mail (return receipt requested), in any case to the parties at the following addresses or telecopy numbers (followed promptly by personal, courier or certified or registered mail delivery) (or at such other addresses for a party as will be specified by like notice):

         10.1.1            To Parent or Purchaser:

                           SBI and Company
                           2825 E. Cottonwood Parkway, #480
                           Salt Lake City, Utah  84121
                           Attn:    Chief Financial Officer
                           Fax No.:  801-633-3201

                           with a copy to:

                           Kent W. Larsen
                           Parr Waddoups Brown Gee & Loveless
                           185 South State Street, #1300
                           Salt Lake City, Utah  84111-1537
                           Fax No.: 801-532-7750

         10.1.2            To Razorfish:

                           Razorfish Inc.
                           11 Beach Street
                           New York, New York  10013
                           Attn:  John J. Roberts, CFO
                           Fax No.:  212-798-8030

                           with a copy to:

                           John Hempill
                           Morrison & Foerster
                           1290 Avenue of the Americas
                           New York, New York 10104
                           Fax No.:212-468-7900

10.2 VENUE. EACH OF THE PARTIES SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN DELAWARE IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND AGREES THAT ALL CLAIMS IN RESPECT OF THE ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. EACH PARTY ALSO AGREES NOT TO BRING ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY OTHER COURT. EACH OF THE PARTIES WAIVES ANY DEFENSE OF INCONVENIENT FORUM TO THE MAINTENANCE OF ANY ACTION OR PROCEEDING SO BROUGHT AND WAIVES ANY BOND, SURETY, OR OTHER SECURITY THAT MIGHT BE REQUIRED OF ANY OTHER PARTY WITH RESPECT THERETO. ANY PARTY MAY MAKE SERVICE ON ANY OTHER PARTY BY SENDING OR DELIVERING A COPY OF THE PROCESS (I) TO THE PARTY TO BE SERVED AT THE ADDRESS AND IN THE MANNER PROVIDED FOR THE GIVING OF NOTICES IN
SECTION 10.1 OR THE GIVING OF NOTICES IN SECTION 10.1. EACH PARTY AGREES THAT A FINAL JUDGMENT IN ANY ACTION OR PROCEEDING SO BROUGHT SHALL BE CONCLUSIVE AND MAY BE ENFORCED BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW OR IN EQUITY.

10.3 Specific Performance and Other Remedies. The parties hereto acknowledge that the rights of each party to consummate the transactions contemplated hereby are special, unique and of extraordinary character, and that, in the event that any party violates or fails or refuses to perform any covenant or agreement made by it herein, the non-breaching party may be without an adequate remedy at law. The parties agree, therefore, that in the event that any party violates or fails or refuses to perform any covenant or agreement made by such party herein, the non-breaching party or parties may, subject to the terms of this Agreement and in addition to any remedies at law for damages or other relief, institute and prosecute an action in any court of competent jurisdiction to enforce specific performance of such covenant or agreement or seek any other equitable relief. The prevailing party in any such proceeding shall be entitled to reimbursement for all its costs and expenses (including reasonable attorneys' fees) relating to such proceeding from the non-prevailing party.

10.4 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

10.5 Miscellaneous. This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement between the parties hereto in respect of the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties hereto with respect to such subject matter, (ii) is not intended to confer upon any other person any rights or remedies hereunder, (iii) shall be governed in all respects, including validity, interpretation and effect, by the internal law, not the law of conflicts, of the State of Delaware and (iv) may not be amended, modified or supplemented except by written agreement of the parties hereto. This Agreement may be executed in two or more counterparts each of which shall be deemed an original but all of which together shall constitute but a single agreement. The term "person" as used herein shall mean any individual, partnership, corporation, limited liability company, trust or other entity.

10.6 Assignment. This Agreement (including the documents and instruments referred to herein) may not be assigned by any party. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their permitted successors and assigns, and any reference to a party hereto shall also be a reference to a permitted successor or assign.

10.7 Language. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any person.

10.8 Severability. Any provision hereof which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by law, the parties hereto waive any provision of law which renders any such provision prohibited or unenforceable in any respect.

10.9 Non-Survival of Representations and Warranties. All of the representations and warranties of the parties contained in this Agreement shall terminate as of the Effective Time.

                                   ARTICLE XI
                                   DEFINITIONS

As used in the Agreement, the terms below shall have the meanings set forth below.

"Accounts Receivable" is defined in Section 5.19.

"Affiliate" shall mean any person (i) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, an other person, (ii) that directly or beneficially owns or holds ten percent (10%) or more of any equity interest in the other person or (iii) ten percent (10%) or more of whose voting stock is owned directly or beneficially or held by the other person.

"Affiliated Group" shall have the meaning ascribed to it under Section 1504 of the Code.

"Alternative Transaction" is defined in Section 6.1.6.1.

"Audited Financial Statements" is defined in Section 5.5.1.

"Benefit Plans" is defined in Section 5.9.1.

"Capitalized Lease Obligations" shall mean all obligations or liabilities created or arising under any capitalized lease of real or personal property, or conditional sale or other title retention agreement, whether or not the rights and remedies of the lessor, seller or lender thereof are limited to repossession of the property giving rise to such obligations or liabilities.

"Certificate" is defined in Section 3.1.

"Certificate of Merger" is defined in Section 2.3.

"Class A Share" shall mean a share of the Class A Common Stock, par value $.01 per share, of Razorfish.

"Class B Share" shall mean a share of the Class B Common Stock, par value $.01 per share, of Razorfish.

"Closing" is defined in Section 2.2.

"Closing Date" is defined in Section 2.2.

"Code" shall mean the United States Internal Revenue Code of 1986, as amended.

"Constituent Corporations" is defined in Section 2.1.

"Consummation of the Offer" is defined in Section 1.1.1.

"Delaware Act" is defined in Section 2.1.

"Disclosure Schedule" shall mean the schedule delivered by Razorfish to Parent simultaneously with the execution and delivery of this Agreement.

"Dissenting Shares" is defined in Section 3.5.

"DOJ" shall mean the United States Department of Justice.

"Effective Time" is defined in Section 2.3.

"Environmental Law" shall mean any and all existing federal, international, state or local statutes, laws, regulations, ordinances, orders, policies, or decrees and the like, relating to public health or safety, pollution or protection of human health or the environment, including natural resources, including but not limited to the Clean Air Act, 42 U.S.C. ss. 7401 et seq., the Clean Water Act, 33 U.S.C. ss. 1251 et seq., the Resource Conservation Recovery Act ("RCRA"), 42 U.S.C. ss. 6901 et seq., the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq., and the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. ss. 9601 et seq. and any similar or implementing state or local law, or any common law, which governs:
(i) the existence, clean-up, removal and/or remedy of contamination or threat of contamination on or about real property; (ii) the emission, discharge or Release, of Hazardous Materials or contaminants into the environment; (iii) the control of Hazardous Materials or contaminants; or (iv) the use, generation, transport, treatment, storage, disposal, removal, recycling, handling or recovery of Hazardous Materials.

"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

"ERISA Affiliate" shall mean Razorfish or any person which is or was a member of the same controlled group of corporations as Razorfish or is or was under common control with Razorfish within the meaning of Sections 414(b) and (c) of the Code.

"Exchange Act" is defined in Section 1.1.1.

"Executive Officers" mean Jean-Philippe Maheu, John J. Roberts and Robert W.
Lord.

"Fairness Opinion" is defined in Section 5.17.

"Financial Statements" is defined in Section 5.5.1.

"Fully Diluted Basis" is defined in Section 1.1.1.

"GAAP" shall mean the United States generally accepted accounting principles.

"Governmental Entities" shall mean, collectively, any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any state, county, city or other political subdivision.

"Hazardous Materials" shall mean any material or substance: (i) which is now defined as a "hazardous substance", "pollutant", "contaminant", "hazardous material", "hazardous waste", "extremely hazardous waste", "restricted hazardous waste", "infectious waste", "toxic substance" or any other formulation intended to define, list or classify substances by reason of deleterious property, such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, or reproductive toxicity, under or pursuant to CERCLA, or other Environmental Law, and existing amendments thereto and regulations promulgated thereunder; (ii) containing gasoline, oil, diesel fuel or other petroleum products, or fractions thereof; (iii) which is defined as a "hazardous waste" pursuant to RCRA and existing amendments thereto and regulations promulgated thereunder; (iv) containing polychlorinated biphenyls; (v) containing asbestos in any form that is or could become friable; (vi) which is radioactive; (vii) which is biologically hazardous; or (viii) the presence of which is regulated by or subject to, or requires investigation or remediation under, any federal, international, state, or local statute, regulation, ordinance, policy or other Environmental Law.

"Indemnified Parties" is defined in Section 7.5.2.

"Independent Directors" is defined in Section 1.3.1.

"Initial Expiration Date" is defined in Section 1.1.2.

"Intellectual Property" is defined in Section 5.14.

"IRS" shall mean the United States Internal Revenue Service.

"Joint Press Release" is defined in Section 1.1.4.

"Knowledge" shall mean the actual knowledge of the officers and directors of a party.

"Laws" shall mean, collectively, any domestic (federal, state, or local) or foreign law, statute, ordinance, rule, regulation, judgment, decree, order, writ, permit or license of any Governmental Entity.

"Liens" shall mean all mortgages, liens, pledges, claims, charges, security interests or other encumbrances.

"Material" shall mean material to the business, assets, financial condition or results of operations of such party and its subsidiaries, taken as a whole.

"Material Adverse Effect" means any change, effect, occurrence or state of facts that is materially adverse to the business, financial condition, operations or results of operations of a Person and its Subsidiaries, taken as a whole; provided, however, that the following are excluded from the definition of "Material Adverse Effect" and from the determination of whether such a Material Adverse Effect has occurred: (i) changes in Laws (including without limitation, common law, rules and regulations or the interpretation thereof) or applicable accounting regulations and principles; (ii) any change in the relationship of a Person and its Subsidiaries with their respective employees, customers and suppliers, which change results from the announcement, pendency, or consummation of the transactions and actions contemplated in this Agreement; or (iii) receipt by the Person of any notice regarding the de-listing, or the actual de-listing, of the Person's shares from The Nasdaq SmallCap Market.

"Material Contract" is defined in Section 5.13 hereof.

"Merger" is defined in the Section 2.1.

"Merger Consideration" is defined in Section 2.8.1.

"Minimum Condition" is defined in Section 1.1.1.

"Most Recent Balance Sheet" is defined in Section 5.5.1.

"Most Recent Financial Statements" is defined in Section 5.5.1.

"Offer" is defined in Section 1.1.1.

"Offer Documents" is defined in Section 1.1.5.

"Offer Price" is defined in Section 1.1.1.

"Offer to Purchase" is defined in Section 1.1.1.

"Option Holder" shall mean the holder of a Razorfish Option.

"Option Spread Payment" is defined in Section 2.8.4.

"Organizational Documents" shall mean the articles or certificate of incorporation, articles or certificate of formation, bylaws, operating agreement, limited liability company agreement or other similar formation and/or governing documents.

"Outside Date" is defined in Section 1.1.2.

"Parent" is defined in the first page hereof.

"Parent Permits" is defined in Section 4.10.

"Paying Agent" is defined in Section 3.2.1.

"Payment Fund" is defined in Section 3.2.2.

"PBGC" shall mean the Pension Benefit Guaranty Corporation.

"Person" shall mean an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization.

"Preferred Shares" is defined in Section 5.2.1.

"Proxy Statement" is defined in Section 6.2.1.2.

"Purchaser" is defined in the first page hereof.

"Purchaser Shares" shall mean the issued and outstanding shares of the common stock, $.01 par value per share, of Purchaser.

"Qualified Person" is defined in Section 1.3.1.

"Qualified Plans" is defined in Section 5.9.2.2.

"Razorfish" is defined in the first page hereof.

"Razorfish Option" and "Razorfish Options" are defined in Section 7.6.2.

"Razorfish Option Plans" is defined in Section 7.6.1.

"Razorfish Share" shall mean a Class A Share or a Class B Share.

"Razorfish Stockholder" shall mean the holder of a Razorfish Share.

"Razorfish Stockholder Approval" shall mean the approval of the Merger, this Agreement and the transactions contemplated hereby by the Razorfish Stockholders in accordance with the Organizational Documents of Razorfish and the Delaware Act.

"Razorfish Stockholders Meeting" is defined in Section 6.2.1.1.

"Razorfish Stockholders Notice" shall mean the notice of a special meeting including the proxy card, letter of transmittal and information statement in the form to be delivered to the Razorfish Stockholders in connection with the approval of this Agreement and the Merger at a special meeting of the Razorfish Stockholders.

"Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, ejecting, injecting, escaping, leaching, migrating, dumping or disposing into the indoor or outdoor environment, including without limitation the abandonment or discarding or disposal of barrels, drums, containers, tanks and other receptacles containing or previously containing any Hazardous Materials.

"Returns" shall mean all federal, state, county, local and foreign returns, reports, declarations, claims for refund, information returns and statements with respect to Taxes including any schedule or attachment thereto, and including any amendment thereof.

"Schedule 14D-9" is defined in Section 1.2.3.

"Schedule TO" is defined in Section 1.1.5.

"SEC" is defined in Section 1.1.2.

 "Subsidiary" shall mean an entity that is controlled either directly or indirectly by the Person or in which the Person directly or indirectly owns or controls more than fifty percent of its equity.

"Surviving Corporation" is defined in Section 2.1.

"Taxes" shall mean (i) all federal, state, county, local, foreign and other taxes of any kind whatsoever (including, without limitation, income, profits, premium, estimated, excise, sales, use, occupancy, license, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, payroll, stamp, occupation, withholding, employment, unemployment, disability, social security, real property, personal property, transfer import duties and other governmental charges and assessments), whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax and penalties with respect thereto, whether disputed or not and (ii) any liability for the payment of any amount of the type described in the immediately preceding clause (iii) as a result of being (A) a "transferee" within the meaning of
Section 6901 of the Code (or any other applicable law) of another person, (B) a member of an affiliated or combined group or (C) pursuant to a tax sharing, tax allocation, or tax indemnity agreement.

"Warrant Holder" shall mean the holder of a Warrant.

"Warrant" shall mean a warrant, and "Warrants" shall mean the warrants, set forth on Exhibit 5.2.2(b) of the Disclosure Schedule.

"Warrant Spread Payment" is defined in Section 7.6.3.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, Razorfish, Parent and Purchaser have caused this Agreement to be signed as of the date first written above by their respective officers or representatives thereunto duly authorized.

                                 RAZORFISH INC.

                                 By: /s/ John J. Roberts
                                    --------------------
                                 Name: John J. Roberts
                                 Title: CFO

                                 SBI AND COMPANY

                                 By: /s/ L. Tim Pierce
                                    ------------------
                                 Name: L. Tim Pierce
                                 Title: EVP

                                 SBI PURCHASE CORP.

                                 By: /s/ L. Tim Pierce
                                    ------------------
                                 Name: L. Tim Pierce
                                 Title: EVP

                                     ANNEX I

                         CERTAIN CONDITIONS OF THE OFFER

     Notwithstanding any other provision of the Offer, the Purchaser will not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-l(c) promulgated under the Exchange Act (relating to the Purchaser's obligations to pay for or return tendered Razorfish Shares promptly after termination or withdrawal of the Offer), pay for any Razorfish Shares tendered pursuant to the Offer, and may (subject to Section 1.1 of the Agreement) terminate or amend the Offer in accordance with the Agreement; if immediately prior to any scheduled or extended expiration date of the Offer (a) the Minimum Condition will not have been satisfied, or (b) any of the following conditions exists as of the expiration date of the Offer or as of the Closing Date (as the case may be):

     (i) any order, decree, ruling, judgment, injunction, statute, rule or regulation has been promulgated, entered, enforced, enacted or issued by any Governmental Entity of competent jurisdiction, that has the effect of (A) prohibiting or Materially limiting the ownership or operation by Razorfish, the Parent, the Purchaser or any of their Subsidiaries of all or any Material portion of the business or assets of Razorfish or any of its Subsidiaries or compelling Razorfish, the Parent, the Purchaser or any of their Subsidiaries to dispose of or hold separate all or any Material portion of the business or assets of Razorfish, the Parent, the Purchaser or any of their Subsidiaries, (B) prohibiting or making illegal the Consummation of the Offer or consummation of the Merger or the other transactions contemplated by the Agreement, or (C) Materially limiting the rights of ownership of the Parent, the Purchaser or any other Affiliate of the Parent with respect to Razorfish Shares (and Parent shall have received a certificate duly executed on behalf of Razorfish to the effect that the conditions set forth in this clause have been satisfied);

     (ii) (A) the representations of Razorfish contained in Article V of the Agreement will not be true and correct in all Material respects (or if the representation already is qualified as to Materiality, shall fail to be true and correct as so qualified) as of the expiration date of the Offer or if such representations speak as of an earlier date, as of such earlier date, or (B) Razorfish will have failed to comply in all Material respects with its covenants and agreements contained in the Agreement, except, in either such case to the extent that the breach thereof would not reasonably be expected to have a Material Adverse Effect (and Parent shall have received a certificate duly executed on behalf of Razorfish to the effect that the conditions set forth in this clause have been satisfied);

     (iii)all Material consents, approvals and authorizations required to be obtained prior to the consummation of the Offer and the Merger, by the parties hereto from any Governmental Entity, will not have been obtained (and Parent shall have received a certificate duly executed on behalf of Razorfish to the effect that the conditions set forth in this clause have been satisfied);

     (iv) (A) any general suspension of, or limitation on prices for, trading in securities on the New York Stock Exchange or on the Nasdaq National Market, (B) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United

          States, (C) a commencement of or Material acceleration or worsening of a war, armed hostilities, acts of terrorism or other national or international crisis involving the United States, that taken together, has a Material Adverse Effect, or (D) a Material limitation (whether or not mandatory) by any Governmental Entity that Materially and adversely affects the extension of credit by banks or other lending institutions in the United States;

     (v) Razorfish shall not have entered into a payment plan with the Internal Revenue Service related to previously unremitted withholding tax in the amount of approximately $5,000,000 as of November 19, 2002 that provides for equal payments over a period of three years or more; or

     (vi) the Agreement will have been terminated in accordance with its terms;

which, in any such case, make it inadvisable, in the reasonable discretion of the Parent and the Purchaser, to proceed with such acceptance for payment of or payment for Razorfish Shares.

     Subject to the provisions of the Agreement, the foregoing conditions are for the sole benefit of the Parent and the Purchaser and may be asserted by the Purchaser or, subject to the terms of the Agreement, may be waived by the Parent or the Purchaser, in whole or in part at any time and from time to time in the reasonable discretion of the Parent or the Purchaser.

                                FIRST AMENDMENT
                            TO ACQUISITION AGREEMENT

     This FIRST AMENDMENT TO ACQUISITION AGREEMENT (this "Amendment") is dated as of January 6, 2003 and is made by and among SBI AND COMPANY, a Utah corporation ("Parent"), SBI PURCHASE CORP., a Delaware corporation and a wholly-owned subsidiary of SBI ("Purchaser") and RAZORFISH, INC., a Delaware corporation ("Razorfish"). Capitalized terms used herein and not otherwise defined shall be given the meaning ascribed to such terms in the Acquisition Agreement and Agreement and Plan of Merger, dated as of November 21, 2002, by and among Parent, Purchaser and Razorfish (the "Acquisition Agreement").

     WHEREAS, Parent, Purchaser and Razorfish desire to amend the Acquisition Agreement to permit Parent and Purchaser to further extend the offering period to the extent that the Minimum Condition is not met, so long as such extensions in the aggregate do not exceed 20 business days all in accordance with the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the legal sufficiency of which is hereby expressly acknowledged, the parties hereto agree as follows:

     1. AMENDMENT OF THE ACQUISITION AGREEMENT. Section 1.1.2 of the Acquisition Agreement is hereby deleted in its entirety and replaced with the following:

     SECTION 1.1.2 WAIVER; EXTENSION OF OFFER. The Purchaser expressly reserves the right, subject to compliance with the Exchange Act, to waive any of the conditions to the Offer and to make any change in the terms of or conditions to the Offer, provided that (i) the Minimum Condition may not be waived or changed without the prior written consent of Razorfish and (ii) no change may be made that changes the form of consideration to be paid, decreases the Offer Price, decreases the number of Razorfish Shares sought in the Offer, adds additional conditions to the Offer, modifies any of the conditions to the Offer in a manner adverse to holders of Razorfish Shares, makes any other change in the terms of the Offer that is in any manner adverse to the holders of Razorfish Shares or (except as provided in the next sentence and in Section 1.1.3) extends the Offer beyond the date that is twenty (20) business days after commencement of the Offer (the "Initial Expiration Date"), without the prior written consent of Razorfish. Notwithstanding the foregoing, the Purchaser may, without the consent of Razorfish, and will, at Razorfish's request (x) from time to time, extend the Offer beyond the then current expiration date if at such date, or if applicable any extension thereof, any of the conditions to the Offer set forth in clauses (i) through (v) of Annex I will not be satisfied or waived, until such time as such conditions are satisfied or waived; provided that if any of the conditions to the Offer set forth in clause
     (ii) of Annex I will not be satisfied or waived, the Purchaser may, but will not be required to, extend the expiration date of the Offer beyond the then current expiration date; provided further, that if all conditions other than the Minimum Condition are satisfied or waived, the Purchaser may on one or more occasions for an aggregate period not to exceed twenty (20) business days, extend the Offer beyond the Initial Expiration Date, and (y) extend the Offer for any period required by any rule, regulation, interpretation or position of the Securities and Exchange Commission or the staff thereof (the "SEC") applicable to the Offer; provided, however, that the Offer, as it may be extended from time to time, may not be so extended beyond February 28, 2003 (the "Outside Date").

     2. EFFECTIVE DATE OF AMENDMENT. This Amendment shall be effective as of the date first set forth above.

     3. EFFECT OF AMENDMENT. Except as modified by this Amendment, the

Agreement is ratified and affirmed and shall remain in full force and effect. This Amendment shall inure to the benefit of, and be binding upon, the parties to this Amendment and their respective successors and assigns. This Amendment shall be governed in all respects, including validity, interpretation and effect, by the internal law, not the law of conflicts, of the State of Delaware. This Amendment may be executed in any number of duplicate originals or counterparts, each of which when so executed shall constitute in the aggregate but one and the same document.

                   [SIGNATURE PAGE FOLLOWS ON NEXT FULL PAGE]

     IN WITNESS WHEREOF, Parent, Purchaser and Razorfish have caused this Amendment to be signed as of the date first written above by their respective officers or representatives thereunto duly authorized.

                                    SBI AND COMPANY

                                    By:    /s/ L. Tim Pierce
                                           -----------------
                                    Name:  L. Tim Pierce
                                           -------------
                                    Title: Executive Vice President
                                           ------------------------


                                    SBI PURCHASE CORP.

                                    By:    /s/ L. Tim Pierce
                                           -----------------
                                    Name:  L. Tim Pierce
                                           -------------
                                    Title: Executive Vice President
                                           ------------------------


                                    RAZORFISH, INC.

                                    By:     /s/ John J. Roberts
                                           -------------------
                                    Name:  John J. Roberts
                                           ---------------
                                    Title: Chief Financial Officer
                                           -----------------------

                                SECOND AMENDMENT
                            TO ACQUISITION AGREEMENT

      This SECOND AMENDMENT TO ACQUISITION AGREEMENT (this "Amendment") is dated as of January 14, 2003 and is made by and among SBI AND COMPANY, a Utah corporation ("Parent"), SBI PURCHASE CORP., a Delaware corporation and a wholly-owned subsidiary of SBI ("Purchaser") and RAZORFISH, INC., a Delaware corporation ("Razorfish"). Capitalized terms used herein and not otherwise defined shall be given the meaning ascribed to such terms in the Acquisition Agreement and Agreement and Plan of Merger, dated as of November 21, 2002, by and among Parent, Purchaser and Razorfish, as amended as of January 6, 2003 (the "Acquisition Agreement").

      WHEREAS, on January 6, 2003, Parent, Purchaser and Razorfish mutually agreed that the Minimum Condition shall be determine with respect to issued and outstanding Razorfish Shares; and

      WHEREAS, Parent, Purchaser and Razorfish desire to further amend the Acquisition Agreement (a) to reflect the prior agreement of the parties with respect to the Minimum Condition, (b) to make a conforming change to provide that the number of directors Parent is entitled to appoint on completion of the Offer is based on the number of Razorfish Shares so acquired compared to the outstanding number of Razorfish Shares and (c) to clarify that the Merger may be approved by written consent of the holders of a majority of the Razorfish Shares in lieu of the Razorfish Stockholders Meeting, all in accordance with the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the legal sufficiency of which is hereby expressly acknowledged, the parties hereto agree as follows:

      1. Amendment of the Acquisition Agreement. The following amendments are hereby made to the Acquisition Agreement:

      (a) The second sentence of Section 1.1.1 of the Acquisition Agreement is hereby deleted in its entirety and replaced with the following:

      The obligation of the Purchaser to accept for payment and pay for Razorfish Shares tendered pursuant to the Offer will be subject only to the following conditions: (i) that there will be validly tendered and not withdrawn prior to the final expiration of the Offer that number of Razorfish Shares, together with Razorfish Shares then owned by the Parent, the Purchaser and their respective Subsidiaries that represents at least a majority of Razorfish Shares outstanding (the "Minimum Condition") and
      (ii) the satisfaction or waiver by the Purchaser as permitted hereunder of the other conditions set forth in Annex I hereto.

      (b) The first sentence of Section 1.3.1 of the Acquisition Agreement is hereby deleted in its entirety and replaced with the following:

            1.3.1 Designation; Independent Directors. Promptly upon the purchase of and payment for Razorfish Shares by the Parent or the Purchaser representing at least a majority of the then issued and outstanding Razorfish Shares, the Purchaser will be entitled to designate for appointment or election to Razorfish's then existing Board of Directors, upon written notice to Razorfish, such number of directors, rounded up to the next whole number, on the Board of Directors such that the percentage of its designees on the Board will equal the percentage of the then issued and outstanding Razorfish Shares owned of record by the Parent and its direct or indirect Subsidiaries.

      (c) The following is hereby inserted as the last sentence in Section 2.7 of the Acquisition Agreement:

      If following the Consummation of the Offer or any subsequent offering period, the Purchaser owns at least fifty percent (50%) of the outstanding Razorfish Shares, each of the parties hereto will, at the Purchaser's request, take all necessary and appropriate action to cause the Merger to become effective as soon as reasonably practicable after such acquisition, without a Razorfish Stockholders Meeting, in accordance with Section 228 of the Delaware Act.

      (d) The last sentence of Section 5.2.1 of the Acquisition Agreement is hereby deleted in its entirety and replaced with the following:

      The number of Razorfish Shares outstanding required to be validly tendered to satisfy the Minimum Condition, calculated as of November 19, 2002, is 2,417,513.

      (e) Section 6.2 is hereby deleted in its entirety and replaced with the following:

      6.2 Razorfish Stockholders Meeting; Certain Filings.

            6.2.1 Razorfish Stockholders Meeting. If, after the Consummation of the Offer the Merger cannot be consummated under Section 253 of the Delaware Act in accordance with Section 2.7, Razorfish will:

                  6.2.1.1 prepare and file with the SEC a preliminary proxy or information statement in accordance with the Exchange Act relating to the Merger and this Agreement, and use commercially reasonable efforts to obtain and furnish the information required to be included therein by the Exchange Act and the SEC and, after consultation with the Parent, respond promptly to any comments made by the SEC with respect thereto, and to cause a definitive proxy or information statement (including any amendment or supplement thereto, the "Proxy Statement"), to be mailed to its stockholders, provided that no amendment or supplement to the Proxy Statement will be made by Razorfish without consultation with the Parent and its counsel. The Proxy Statement will include the recommendation of Razorfish's Board of Directors that the Razorfish Stockholders approve and adopt this Agreement and the Merger (the "Razorfish Recommendation"); and

                  6.2.1.2 if, after the Consummation of the Offer, the Merger cannot be consummated under Section 228 of the Delaware Act in accordance with Section 2.7, Razorfish will:

                        (a) duly call, give notice of, convene and hold a
                  special meeting of its stockholders (the "Razorfish Stockholders Meeting") for the purpose of obtaining Razorfish Stockholder Approval; and

                        (b) use commercially reasonable efforts to secure
                  Razorfish Stockholder Approval, including, if necessary, using commercially reasonable efforts to solicit proxies from its stockholders.

            6.2.2 Proxy Statement. In the event a Razorfish Stockholders Meeting is required under applicable Law in order to consummate the Merger or the Merger is to be consummated under Section 228 of the Delaware At in accordance with Section 2.7, the Parent will provide Razorfish with the information concerning the Parent and the Purchaser required to be included in the Proxy Statement, and will vote or cause to be voted (or, as applicable, provide written consent with respect to) all Razorfish Shares held by the Parent or its Subsidiaries in favor of the adoption and approval of this Agreement and the transactions contemplated hereby. In addition, each of the Parent and the Purchaser agrees that from (and including) the Consummation of the Offer through the Effective Time, it will not sell, transfer, pledge, assign, exchange or otherwise dispose of any Razorfish Shares, including those purchased in the Offer.

            6.2.3 Information Provided by Razorfish. The information that is supplied by Razorfish expressly for inclusion or incorporation by reference in the Offer Documents, the Schedule 14D-9 or the Proxy Statement will not contain any untrue statement of a Material fact or omit to state any Material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, at, (i) with respect to the Offer Documents, the time the Offer Documents are filed with the SEC, (ii) with respect to the Schedule 14D-9, the time the Schedule 14D-9 is filed with the SEC, and (iii) with respect to any Proxy Statement, the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the Razorfish Stockholders, the time of the Razorfish Stockholders Meeting, if any, and the Effective Time.

      (e) The definition of "Razorfish Stockholders Meeting" in Article XI of the Agreement is hereby deleted in its entirety and replaced with the following:

      "Razorfish Stockholders Meeting" is defined in Section 6.2.1.2.

      2. Effective Date of Amendment. This Amendment shall be effective as of the date first set forth above.

      3. Effect of Amendment. Except as modified by this Amendment, the Acquisition Agreement is ratified and affirmed and shall remain in full force and effect. This Amendment shall inure to the benefit of, and be binding upon, the parties to this Amendment and their respective successors and assigns. This Amendment shall be governed in all respects, including validity, interpretation and effect, by the internal law, not the law of conflicts, of the State of Delaware. This Amendment may be executed in any number of duplicate originals or counterparts, each of which when so executed shall constitute in the aggregate but one and the same document.

                   [Signature page follows on next full page]

      IN WITNESS WHEREOF, Parent, Purchaser and Razorfish have caused this Amendment to be signed as of the date first written above by their respective officers or representatives thereunto duly authorized.



                                      SBI AND COMPANY

                                      By:    /s/ L. Tim Pierce
                                             ----------------------------------
                                      Name:  L. Tim Pierce
                                             ----------------------------------
                                      Title: Chief Financial Officer
                                             ----------------------------------


                                      SBI PURCHASE CORP.

                                      By:    /s/ L. Tim Pierce
                                             ----------------------------------
                                      Name:  L. Tim Pierce
                                             ----------------------------------
                                      Title: Chief Financial Officer
                                             ----------------------------------


                                      RAZORFISH, INC.

                                      By:    /s/ John J. Roberts
                                             ----------------------------------
                                      Name:  John J. Roberts
                                             ----------------------------------
                                      Title: Chief Financial Officer
                                             ----------------------------------